As filed with the Securities and Exchange Commission on ^June 3, 1998
                           Registration No. ^333-44131


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            AMENDMENT NUMBER 1 TO THE

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                          PRIDE AUTOMOTIVE GROUP, INC.
               (Exact name of Registrant as specified in Charter)

          Delaware                              7510                                    98-0157860
         (State of                  (Primary standard industrial                        I.R.S. employer
         Incorporation)             classification code)                                Identification No.

                 Pride House, Watford Metro Centre, Tolpits Lane
                     Watford Hertfordshire, WD1 8SB England
                                 (800) 698-6590
          (Address and Telephone Number of Principal Executive Offices)

                            Alan Lubinsky, President
                 Pride House, Watford Metro Centre, Tolpits Lane
                     Watford Hertfordshire, WD1 8SB England
                                 (800) 698-6590
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies To:
    Mitchell Lampert, Esq.                      Jay M. Kaplowitz, Esq.
    Lampert & Lampert                           Gersten Savage Kaplowitz
    10 East 40th Street                         & Fredericks, LLP
    New York, New York 10016                    101 East 52nd Street, 9th Fl.
    (212) 889-7300                              New York, New York  10168
                                                (212) 752-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form SB-2 are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [x]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                        Maximum                   Maximum                  Amount of
  Title of Each Class           Amount Being         Offering Price              Aggregate               Registration
    of Securities                Registered           Per Security (1)         Offering Price (1)              Fee
   Being Registered
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, Par Value
$.001(2)...............       1,437,500                        $(3)                   $5,750,000                $1,982.60
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, Par Value
$.001 (4)......                 95,000                          7.50                     712,500                   245.67
-----------------------------------------------------------------------------------------------------------------------------------
Warrants (4).........          200,000                          0.15                      30,000                    10.34
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, Par Value
$.001 (4)......                200,000                          5.75                   1,150,000                   396.52
-----------------------------------------------------------------------------------------------------------------------------------
Underwriters Warrants to
Purchase Shares of
Common Stock
(5)............                125,000                          10.00                    nil                        nil(6)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, Par Value
$.001..........                125,000                         (7)                       600,000                   206.88
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                $8,242,500                $2,842.01(8)
===================================================================================================================================



     ^(1) Estimated solely for the purpose of determining the registration ^fee pursuant to Rule 457.

     (2) Includes (i) ^170,000 shares of Common Stock being sold by certain Selling Shareholders (the "Selling Shareholders"), and (ii) 187,500 shares of Common Stock, subject to sale upon exercise of the ^Over-allotment Option granted to the ^Underwriter by the Company.

     (3) For the purposes of calculating the ^registration fee, the Company has assumed an offering price of $4.00 per Share.

     ^(4) Represents the shares of Common Stock and Warrants being sold by the Selling Securityholder, not through the Underwriter in this Offering.

     (5) The Company has agreed to sell to the Underwriter, for aggregate consideration of $10, 125,000 shares of Common Stock (the "Underwriter's Warrants").

     (6) Pursuant to Rule 457(g), no fee is payable thereon.

     (7) For the purposes of calculating the registration fee, the Company has assumed an offering price of $4.00 per share of Common Stock and an exercise price of $4.80 per share of Common Stock for the Underwriter's Warrants.

     (8) A total fee of $2,474.14 was paid, therefore an additional $367.87 fee is required, with respect to the changes in the securities being registered.

                 Cross Reference Sheet Pursuant to Rule 404 (a)
                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2


         Item in Form SB-2                                             Prospectus Caption

 1.      Forepart of the Registration                                  Cover Page and Cover Page of Registration
         Statement and Outside Front                                   Statement
         Cover Page of Prospectus

 2.      Inside Front and Outside                                      Continued Cover Page, Table of Contents
         Back Cover Pages of
         Prospectus

 3.      Summary Information and                                       Prospectus, Summary, Risk Factors,
         Risk Factors                                                  Summary Financial Information


 4.      Use of Proceeds                                               Use of Proceeds

 5.      Determination of Offering                                     Cover Page, Underwriting, Risk Factors
         Price

 6.      Dilution                                                      Risk Factors, Dilution

 7.      Selling Securityholders                                       Principal and Selling Stockholders

 8.      Plan of Distribution                                          Cover Page, Underwriting

 9.      Legal Proceedings                                             Business

10.      Directors, Executive Officers                                 Management
         Promoters and Certain Control
         Persons


11.      Security Ownership of                                         Principal and Selling ^Shareholders
         Certain Beneficial Owners
         and Management




                                       iii


12.      Description of Securities                                     Description of Securities

13.      Interest of Named Experts                                     Legal Opinions, Experts
         and Counsel



14.      Disclosure of Commission Position                             Management and Item 24. Indemnification
         on Securities Act Liabilities                                 Officers and Directors

15.      Organization Within Five Years                                Prospectus Summary, Business, Principal and
                                                                       Selling Stockholders, Certain Relationships
                                                                       and Related Transactions, Risk Factors

16.      Description of Business                                       Business

17.      Management's Discussion                                       Management's Discussion and Analysis of
         and Analysis or Plan of Operation                             Financial Condition and Results of Operations


18.      Description of Property                                       Business

19.      Certain Relationships and Related                             Certain Relationships and Related
         Transactions                                                  Transactions

20.      Market for Common Equity                                      Not Applicable
         and Related Stockholder
         Matters

21.      Executive Compensation                                        Management

22.      Financial Statements                                          Financial Statements

23.      Changes in and Disagreements                                  Not Applicable
         with Accountants and Financial
         Disclosure

                Preliminary prospectus subject to completion, dated ^June , 1998


PROSPECTUS
                          PRIDE AUTOMOTIVE GROUP, INC.

                       ^ 1,250,000 Shares of Common Stock
                         ^ Offering Price: $ per Share

     This Prospectus relates to an offering of ^1,250,000 Shares of Common Stock, par value $.001 per share (the "Common ^Stock" or the "Shares") of Pride Automotive Group, Inc. (the ^"Company"). All of the 1,250,000 Shares will be offered and sold through Mason Hill & Co., Inc. ("Mason Hill"), as representative of the several underwriters (collectively referred to as the "Underwriters"). Of the 1,250,000 Shares being offered hereunder, 1,080,000 Shares will be sold by the Company, with the balance of the 170,000 Shares being sold by certain Selling Shareholders (the "Selling Shareholders"). This Registration Statement also relates to the offer and sale of an aggregate of ^95,000 shares of Common Stock and 200,000 Common Stock Purchase Warrants by certain Selling Securityholders (collectively the "Selling Securityholders' ^Securities"), which securities are issuable upon exercise of an underwriter's warrant which the Selling Securityholders received as partial compensation for acting as underwriters for the Company in its 1996 public offering of Securities. The Selling Securityholder ^Securities may be sold from time to time by the Selling Securityholders. The Company will not receive any proceeds from the sale of any securities sold by the Selling ^Securityholders or by the Selling Shareholders. The shares of Common Stock are sometimes referred to as the "Securities." See "Description of Securities" and "Principal and Selling Securityholders."


                  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH
                    DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL
                             DILUTION TO INVESTORS.
                       SEE "RISK FACTORS" AND "DILUTION."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==========================================================================================================================
                          Price to              Discounts and          Proceeds to the               Proceeds to
                           Public              Commission (1)            Company (2)               the Company (2)
--------------------------------------------------------------------------------------------------------------------------
Per                         (3)$                      $                       $                           $
Share..........
--------------------------------------------------------------------------------------------------------------------------
Total                         $                       $                       $                           $
(4)...........
==========================================================================================================================
                                                                                     (footnotes on following page)

                             MASON HILL & CO., INC.
                                 110 Wall Street
                               New York, NY 10005
              The date of this Prospectus is_______________, 1998.

(1) Does not include additional compensation to be received by the Underwriters, including (i) a non-accountable expense allowance equal to 3% of the gross proceeds of the Offering; (ii) warrants entitling the Underwriters to purchase from the Company ^125,000 shares of the Company's Common Stock (the "Underwriters' Warrants") at 120% of the public offering price, exercisable for a period of four years commencing one year from the date of the Prospectus; and (iii) a three year consulting fee of $36,000 per year, to be paid in advance at the closing of this Offering. The Company ^and the Selling Shareholders have also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."


(2) Before deduction of expenses of the Offering, all or which are payable by the Company, estimated at $400,000, which includes the Underwriters' non-accountable expenses allowance, the financial consulting fee as well as filing, legal, accounting, printing and other costs and expenses.


(3) It is currently anticipated that the offering price will be ^$4.00 per share. It is currently anticipated that the proceeds to the Company and the Selling Shareholders will be $3,888,000 and $612,000, respectively.

(4) The Company has granted the Underwriters an option, exercisable within forty-five days from the date of this Prospectus, to purchase up to an additional ^187,500 Shares, on the same terms set forth above, solely for the purpose of covering over-allotments. If such options are exercised in full, the total Price to the Public, Underwriting Discounts and ^Commission, Proceeds to Company and Proceeds to ^the Selling Shareholders will be $5,750,000, ^$575,000, $4,563,000, and $612,000 respectively. See
      "Underwriting".

         Prior to this Offering, there has been a limited public market for the Company's Common Stock and ^Warrants. The Company's Common Stock and Warrants are currently listed on the Nasdaq SmallCap Stock Market ("Nasdaq") under the symbols "LEAS" and "LEASW" and on the Boston Stock Exchange ("BSE") under the symbols "LES" and "LESW". Quotation on Nasdaq or BSE does not imply that a meaningful, sustained market for the Company's Securities will develop or if developed that it will be sustained for any period of time. In the event the Company's Securities do not continue to be listed on Nasdaq or the BSE, the Company's Securities will be available for trading only in the over-the-counter market on the OTC Electronic Bulletin Board. The offering price of the ^Shares has been determined in negotiations between the Company and the Underwriters on an arbitrary basis and bears no direct relationship to the assets, earnings or any other recognized criteria of value. Factors considered in determining such prices, in addition to prevailing market conditions, included the history of and the business prospects for the Company and an assessment of the net worth and financial condition of the Company, as well as such other factors as were deemed relevant, including an evaluation of management and the general economic climate. The prices should in no event, however, be regarded as an indication of any future market price of the Common Stock. See "Risk Factors."


         The Securities are being sold by the Company through Mason Hill & Co., Inc. as representative of the several underwriters (collectively referred to as the "Underwriters"), on a "firm commitment" basis subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and reject any order in whole or in part. It is expected that delivery of certificates representing the Securities being sold hereby will be made against payment therefor at the offices of Mason Hill & Co., Inc., 110 Wall Street, New York, New York on or about ____________, 1998.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMPANY'S SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY DISCONTINUE AT ANY TIME.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act, with respect to the shares of Common Stock to which this Prospectus relates. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be copied and inspected at the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C., 20549 or at its regional office at 7 World Trade Center, New York, New York or at its website, http://www.sec.gov/.

         The Company's fiscal year end is November 30. The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Commission. At present, the Company is current in its filings under the Exchange Act. In the event the Company's obligation to file such periodic reports, proxy statements and other information is suspended, the Company will voluntarily continue to file such information with the Commission. The Company distributes to its stockholders, annual reports containing audited financial statements, together with an opinion by its auditing accountants. In addition, the Company may, in its discretion, furnish quarterly reports to stockholders containing unaudited financial information for the first three quarters of each year.

                                     SUMMARY

     The following summary is intended to set forth certain pertinent facts and highlights from material contained in the body of this Prospectus. The summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus.


     This Prospectus contains forward looking statements that involve risks an uncertainties. The Company's actual results may differ significantly from the results discussed in these forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in "Risk Factors."


                                   THE COMPANY

      Pride Automotive Group, Inc., a Delaware corporation (the "Company") was formed by Pride, Inc. ("Pride"), in March 1995 for the purpose of acquiring all of the outstanding shares of common stock of Pride Management Services, Plc., an English corporation ("PMS"), in a transaction which was accounted for as a reorganization (the "Reorganization"). Prior to the Reorganization, PMS was a wholly owned subsidiary of Pride.

      These companies jointly engage in the business of leasing new automobiles to businesses, servicing such automobiles during the lease term and remarketing the automobiles upon the expiration of the lease term, which arrangement is described as a "contract hire." The Company's sales policy emphasizes leasing to financially sound clients and requires certain financial disclosures prior to executing any lease agreements. Customer accounts are targeted from profitable, growing, medium-sized corporate companies. The Company purchases each vehicle pursuant to its client's specifications, finances its purchase and pays for all the maintenance on the vehicle during the lease term. Typically, the term of the loan corresponds with the term of the lease, whereby, upon the completion of the lease term the automobiles are fully paid and owned by the Company.

     The following is a list of the PMS subsidiaries, their dates of formation and their business operations:

                                    Date of
      Name                          Formation        Business Operations

      Pride Vehicle Contracts
       Limited                      12/23/86         Conducts all administrative  functions for the Company,
                                                     including  paying salaries and all  operational  expenses of the Company.

      Baker Vehicle Contracts
       Limited                      02/22/89         Vehicle leasing,  primarily the business
                                                     operations  of  Baker  Hire  Contracts  Limited,
                                                     acquired  in May  1990,  which operations are primarily
                                                     in Wales and the south west region of England.

      Pride Vehicle Contracts       09/28/88         Vehicle leasing, acquired County Contract
                                                     Hire  Limited  and  Master  (UK)  Limited  Vehicle
                                                     Contracts  Limited in February 1992 and March 1994, respectively.


      Pride Leasing Limited         02/22/89         Vehicle leasing.  Owned property and a building in Croydon, England, which was sold in November 1997.


      Pride Vehicle Management      02/14/90         Operates the Company's fleet management services.
       Limited

      Pride  Vehicle  Deliveries    06/14/90         Provides  vehicle  distribution and collection services
                                                     for all the Limited Company's leasing operations.

     The Company has servicing agreements with automobile dealers and service centers, which specify pricing schedules for maintenance and repair work to be performed, all of which require the prior consent of the Company. The lessees monthly lease payment is determined by a computer program which takes into account estimated service costs, new vehicle pricing, manufacturer bonuses, rebates and options, potential residual value at lease end as well as other variable information including interest rates and other current and anticipated future economic variables. The monthly lease payments are usually sufficient to pay the financing costs and servicing costs on the vehicles during the lease term, with the bulk of the profits, if any, coming on the resale of the automobile. Upon the expiration of the lease, the Company remarkets the automobiles through various distribution channels including, but not limited to, used car wholesalers or used car retailers. The lessee is responsible for maintaining full comprehensive insurance on each vehicle, of which the Company is a beneficiary and payee in the event the vehicle is damaged.

     The Company also engages in fleet management services for certain of its clients who choose to own the vehicle(s) directly. Customarily, these clients purchase the automobiles through the Company in order to take advantage of the Company's bulk purchase discounts. The Company maintains these vehicles on such clients behalf pursuant to a monthly management fee, usually $15 per automobile and disposes of the vehicles thereafter on behalf of the client. These clients pay all costs associated with the purchase, maintenance and resale of the automobiles.


     In April 1996, the Company sold 950,000 shares of its common stock (inclusive of 440,000 shares sold by certain Selling Stockholders) to the public at a price of $5.00 per share and 2,000,000 redeemable common stock purchase warrants at a price of $.10 per warrant in a public offering underwritten by the Underwriter. The warrants are exercisable at a price of $5.75 per share, subject to adjustment, beginning April 24, 1997 and expiring April 23, 2001. Additionally, the Company sold 142,500 shares of its common stock (inclusive of 60,000 shares sold by certain Selling Stockholders) and 300,000 redeemable common stock purchase warrants pursuant to the exercise of an Over-allotment Option granted to the Underwriter by the Company and certain Selling Stockholders. The Company's securities are currently traded on the Nasdaq SmallCap Stock Market and the Boston Stock Exchange, Inc.

      In ^November  1996,  the Company's  then  majority  owned  subsidiary,  AC
Automotive  Group,  Inc.,  ("Automotive"),   a  Delaware  Company,  through  its
wholly-owned subsidiary, AC Car Group Limited ("AC"), a company incorporated under the laws of England and Wales, acquired all of the assets of AC Cars Limited ("AC Cars") and Autokraft Limited ("Autokraft") (the "Asset Purchase"), two companies incorporated under the laws of England and Wales, respectively. AC Cars and Autokraft are specialty automobile manufacturers that had been in administrative receivership since March 1996. AC Cars is the oldest automobile company in continuous existence in England and currently manufactures two automobiles, the Superblower (which is a continuation of the AC Cobra) and the Ace, a newly developed automobile of which less than 50 prototype cars have been sold to date. The Superblower has a current list price of (pound)69,000 ($115,575) and the Ace has a current list price of (pound)75,000 ($125,625).

      In order to finance the costs of such acquisition, the Company engaged in a private placement, whereby it issued an aggregate of ^$1,700,000 of promissory notes and ^170,000 shares of Common Stock. ^Mason Hill acted as placement agent in such private placement. Additionally, Mason Hill loaned the Company $100,000 of which $29,000 has been repaid. In connection with such private offering, AC sold an aggregate of 1,028,700 shares to ^Beth-Anne Kinsley, Victor and Marion Durchhalter and Bridget Staff, each of whom are associated persons of Mason Hill, for aggregate consideration of $1,030^, which at such time represented 30% of the issued and outstanding common stock of Automotive. Such persons currently own approximately 5% of the issued and outstanding common stock of Automotive. See "Use of Proceeds" and "Certain Relationships and Related Transactions".

      On February 12, 1998, the Board of Directors of Automotive authorized the issuance of 6,130,000 shares of its common stock to Erwood Holdings, Inc., a company affiliated with Alan Lubinsky, the President, Chief Executive Officer and a Director of the Company and Automotive, for aggregate consideration of $6,130. In addition, on such date Automotive authorized the issuance of 176,520, 176,520 and 88,260 shares of its common stock to Beth-Anne Kinsley, Victor and Marion Durchhalter and Bridget Staff, respectively, for consideration of $177, $177 and $89, respectively. After the foregoing issuances, there was a total of 10,000,000 shares of Automotive authorized, issued and outstanding. See "Risk Factors" and "Certain Relationships and Related Transactions."

     On March 24, 1998, the Board of Directors of Automotive authorized a one for four reverse split of its common stock and issued (1) 525,000 shares of its common stock to Durnover Ltd., an entity affiliated with Alan Lubinsky, for aggregate consideration of $526; (ii) 651,000 shares of its common stock to the Company for aggregate consideration of $2,248,460 which consideration was paid by the capitalization of debt of $2,248,460 owed by Automotive to the Company. On March 31, 1998, the Board of Directors of Automotive authorized the following issuances of its common stock (i) 2,352,000 shares of its common stock to Michael Hall for $2,352, (ii) 514,500 shares of its common stock to Kingsbury Company, Ltd. for $514.50, (iii) 367,500 shares of its common stock to ACL
(1996) Ltd. and a further 367,500 shares of its common stock to Autokraft for a total consideration of $1,675,000, which consideration was paid by the capitalization of debt of $1,675,000 owed by Automotive to ACL and Autokraft. In connection with such share issuances, Michael Hall and Kingsbury Company, Ltd. loaned the sum of (pound)1,000,000 and (pound)500,000 to AC, respectively. In October 1997, Alan Lubinsky loaned AC the sum of (pound)100,000, which note is payable on demand. During March and April 1998, Mr. Lubinsky further loaned AC (pound)21,750 of which (pound)9,400 was repaid in May 1998. See "Certain Relationships and Related Transactions".

     The foregoing issuance of shares reduced the ownership of AC Automotive Group, Inc. by the Company to under 50%. Accordingly, future financial statements of the Company will be issued on an unconsolidated basis.


         The Company's executive offices are located at Pride House, Watford Metro Centre, Tolpits Lane Watford, Hertfordshire, WD1 8SB England, phone number
(800) 698-6590.

                                 THE OFFERING(1)


Securities Offered (2):


                                                     1,^250,000 Shares of Common Stock


Price Per Share:                                     $(4)

Securities Outstanding Prior to the Offering:


  Common Stock                                       2,8^22,500 Shares
  Warrants (5)                                       2,300,000 Warrants



Securities Outstanding After the Offering:


  Common Stock                                       3,^902,500 Shares
  Warrants (5)                                       2,300,000 Warrants


  Use Of Proceeds                                    The net proceeds of this Offering, estimated at
                                                     $^3,488,000, will be used as follows: (i) $1,^857,250
                                                     to repay the notes issued in the December 1996 Private
                                                     Placement and (ii) $71,000 to repay the loan to the
                                                     Underwriter and (iii) $^1,559,750 to repay lines of
                                                     credit to the bank. See "Use of Proceeds."


  Risk Factors                                       An investment in the Securities offered hereby involves
                                                     a high degree of risk and immediate substantial dilution
                                                     to investors. Potential purchasers should not invest in
                                                     these securities unless they can afford the risk of losing their entire investment. See "Risk Factor" and
                                                     "Dilution."


  Symbols (4)

     Nasdaq                                          Common Stock .........LEAS
                                                     Warrants .................LEASW

     BSE                                             Common Stock..........LES
                                                     Warrants..................LESW








     (1) Unless otherwise indicated, no effect is given in this Prospectus to the exercise of (i) the Underwriters' Over-allotment Option to purchase up to an additional ^187,500 Shares; (ii) the Underwriters' Warrants to purchase 125,000 Shares; (iii) options exercisable on the issuance of restricted shares under the Company's Senior Management Incentive Plan in the aggregate of 300,000 shares, of which options to purchase 199,665 shares of Common Stock have been granted or
(iv) up to 1,250,000 shares which may be issued to Pride pursuant to the Special Warrant. See "Description of Securities.


     (2) The 95,000 shares of Common Stock and 200,000 Warrants being registered hereunder are not being underwritten and may be sold from time to time by the Selling Securityholders pursuant to a separate prospectus.


     (3) It is currently anticipated that the offering price will be $^4.00 per Share.


     (4) The Company's Common Stock and Warrants are currently listed on Nasdaq and the BSE and the Company has applied for additional listing of the Shares being offered hereby, on both Nasdaq and BSE. Quotation on Nasdaq and/or BSE does not imply that a meaningful, sustained market for the Company's Securities will develop or if developed that it will be sustained for any period of time. In addition, continued inclusion on Nasdaq and/or the BSE is subject to certain maintenance criteria. The failure to meet these criteria in the future may result in the discontinuance of the listing of the Company's Securities which in turn may have a material adverse effect on the market for the Company's Securities. See "Risk Factors".


     (5) Represents Warrants exercisable at $5.75 per share which were issued in the Company's 1996 initial public offering. The warrants expire on April 23, 2001.

                          SUMMARY FINANCIAL INFORMATION


         Set forth below is the historical summary financial information with respect to the Company and its subsidiaries for the years ended November 30, ^1997 and 1996 and the unaudited ^three month periods ended ^February 28, 1998 and February 28, 1997. The historical financial data for the years ended November 30, ^1996 and 1997 is derived from the audited consolidated financial statements of the Company and its subsidiaries which have been reported upon by Civvals, Chartered Accountants. The summary historical financial data presented below should be read in conjunction with the audited financial statements of the Company and its subsidiaries and related notes thereto included elsewhere in this Prospectus.


^Statement of Operations Data:

=================================================================================================================
                                         For the Year                           For the Three Months
                                            Ended                                       Ended
-----------------------------------------------------------------------------------------------------------------
                            November 30,           November 30,           February 28,        February 28,
                                1996                  1997                  1997                 1998

-----------------------------------------------------------------------------------------------------------------
Revenues                    $12,884,018            $17,459,275             $3,735,283         $3,580,971
-----------------------------------------------------------------------------------------------------------------
Net Income (Loss)           $ (600,622)            $(4,455,400)            $(569,345)         $(194,647)
-----------------------------------------------------------------------------------------------------------------
Earnings (loss) per
Common Share                $(.25)                 $(1.59)                 $(.21)             $(.07)
-----------------------------------------------------------------------------------------------------------------
Weighted Average
Shares Outstanding          2,405,760              2,801,075               2,759,167          2,822,500

=================================================================================================================


Balance Sheet Data:

-------------------------------------------------------------------------------------------------------------

                        November 30, 1997           February 28, 1998         February 28, 1998
-------------------------------------------------------------------------------------------------------------
                             Actual                  Actual                   As Adjusted (1)
-------------------------------------------------------------------------------------------------------------

Tangible Assets         $31,210,429                 $31,807,181               $31,807,181
-------------------------------------------------------------------------------------------------------------
Intangible Assets       $9,090,156                  $8,917,186                $8,971,186
-------------------------------------------------------------------------------------------------------------
Total Assets            $40,300,585                 $40,724,367               $40,724,367
-------------------------------------------------------------------------------------------------------------
Total Liabilities       $32,890,207                 $28,808,663               $25,320,663
-------------------------------------------------------------------------------------------------------------
Stockholders'           $7,410,378                  $11,915,704               $15,403,704
Equity
=============================================================================================================


(1) Gives effect to the sale by the Company of ^1,080,000 shares of Common Stock in this Offering, and the application of net proceeds therefrom. Does not give effect to the exercise of the Over-allotment Option ^the Underwriters' Warrants or the Special Warrant.

         See "Use of Proceeds" and "Description of Securities".

                                  RISK FACTORS

         The securities offered hereby are speculative and involve a high degree of risk. In addition to the other information contained in this Prospectus, the following factors should be carefully considered before purchasing the securities offered by this Prospectus. The purchase of these Securities should not be considered by anyone who cannot afford the risk of loss of his entire investment.

         Except for the historical information contained herein, the following discussion contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those projected in the forward-looking statements discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this section, as well as in the sections entitled "Plan of Operation" and "Business."


     1. Negative Cash Flow; Loss from Operations; Accumulated Deficit; Need for Capital. The proceeds raised in this Offering will be used primarily to repay existing indebtedness to private lenders and commercial banks. The Company's operations have historically been depicted by negative cash flow. In entering into a new lease agreement, the Company (i) purchases the automobile, which usually requires a 10% down payment, (ii) pays down the note on the purchase including principal and interest during the lease term and (iii) pays all maintenance costs during the term of the lease, all of which require the outlay of operating capital. The lease payments received from the customer, over the term of the lease, typically are sufficient to pay the Company's monthly obligations on the vehicle. However, due to the timing of the payment of expenses versus the receipt of lease payments, the Company has continuously experienced negative cash flow problems. This problem increases as the Company expands operations. Historically, the Company has financed its negative cash flow by borrowing from a secured line of credit through its bank, Midland Bank Plc. ^In February 1998, the Company entered into a new agreement with the bank. This new line of credit of $5,862,500, of which $5,297,687 had been drawn down as of February 28, 1998, is payable on demand and is secured by all assets of the Company other than the building and revenue producing vehicles which are already pledged (See Notes 6b and 7 to the Financial Statements). Interest is payable at rates between 2% and 4% in excess of the bank's base rate (7 1/2% as of November 30, 1997). The agreement is due for renewal November 1998. There can be no assurance that the line of credit will be renewed. See "Risk Factors". There can be no assurance that the Company will be able to secure the necessary financing if one of the aforementioned events comes to pass. The Company realizes most of its profit on the lease of a vehicle, if any, from the proceeds of the resale of the vehicle at the end of the lease term. Prior to November 1992, the Company's financing arrangements in the purchase of its vehicles required monthly payments of interest and a balloon payment of the principal amount borrowed being made at the end of the lease term. This financing strategy enabled the Company to have more cash available for operations during the term of the lease, but the higher financing fees and interest expense limited the profit margin over the lease term. In November 1995, the Company began to receive back the vehicles it first financed using its current financing method.

         Due to the nature of the Company's business, namely contract leasing of motor vehicles which are fixed long-term assets, the Company's balance sheet has been prepared on an unclassified basis. Accordingly, there is no classification of current assets, current liabilities or working capital. As vehicles are returned each month, they are sold by the Company and the cash received increases cash flow. However, in trying to increase the number of leases each month, the cash flow from the resale of returned vehicles has not been sufficient to enable the Company to purchase the number of additional vehicles needed. The Company incurred losses of ^$4,455,400 (of which $3,625,344 is related to AC Car Group Ltd.) and $194,647, after goodwill amortization, for the year ended November 30, ^1997 and the ^three months ended ^February 28, 1998, respectively. In addition, the Company had an accumulated deficit of ^$5,857,987 (of which $3,762,790 is related to AC Car Group Ltd.) and $2,289,844 as of November 30, ^1997 and February 28, 1998 respectively. In the event that the Company has continuous losses from operations, cannot meet its current capital needs, is unable to finance the purchase of new vehicles for its clients or defaults in the payment of any of its financing arrangements, all or any of the above could materially adversely affect the operations of the Company. In the event the Company is required to seek additional financing, there can be no assurance that such additional financing will be available to the Company in the future, or if available, at such times, or upon such terms and conditions acceptable to the Company. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business - Financing and Collections."

         2. Competition. The Company's business is highly competitive, with relatively insignificant barriers to entry and with numerous firms competing for the same customers. The Company is in direct competition with local (includes the ^county of Hertfordshire and the surrounding areas including Watford), regional (includes London and surrounding areas) and national (includes the entire United Kingdom inclusive of England, Wales, Scotland and Northern Ireland) automotive leasing companies, many of which have greater resources and more extensive distribution and marketing than the Company. The Company also competes in the automobile financing industry with providers of other forms of financing. The Company primarily competes on the basis of both pricing and service. Many of its competitors have significantly greater financial and marketing resources than the Company.


         The wholesale of used automobiles is highly competitive, with the Company's competition coming from individuals, other leasing companies, independent used automobile wholesalers and dealerships and rental car companies. In the event of a decrease in the demand for or market value of used automobiles or the models leased and resold by the Company, the Company may not be able to resell such vehicles at prices it had anticipated when entering into the lease agreements. Such conditions would have a material adverse affect on the business of the Company and its profitability. There can be no assurance that the Company will be able to compete successfully in this market. See "Risk Factor - Decrease in Automotive Resale Market; Decrease in Profitability" and "Business - Competition."


         3. Dependence on Suppliers and Service Centers. The Company purchases all of the automobiles that it leases to its clients from automotive dealerships, usually several at any one time. For the year ended November 30, ^1997 and the ^three months ended ^February 28, 1998, General Motors and Ford were the manufacturers of approximately ^15% and 16%, respectively and ^15% and 16%, respectively, of the vehicles which it leased. The Company does not depend on any one dealership for its purchase of automobiles and does not have any written agreements or arrangements with any of the dealerships it purchases vehicles from. The Company has servicing agreements with over 1,400 automotive dealerships and independent service centers in its areas of operations. The Company believes that there are a sufficient number of dealerships of the models its purchases, so that it will continue to be able to purchase automobiles at competitive prices and terms in the future. A portion of the Company's profit margin is based on discounts received on the purchase of vehicles from the dealerships as well as rebates received directly from the manufacturers. However, the Company has no assurances that it will be able to acquire automobiles at favorable prices or receive such rebates in the future. No assurance can be given that an uninterrupted and adequate supply of automobiles or service centers will be available to the Company in the future, although, the Company believes that there are a sufficient number of automobile dealerships and independent service centers so that in the event any individual or group of dealerships or service centers can no longer service the Company's needs, the Company will be able to find other dealerships and service centers at competitive prices. In the event the Company cannot obtain automobiles or maintenance of such vehicles on similar terms as is presently available to it or the production of automobiles ceases or is significantly reduced, the Company would be materially adversely affected. See "Business - Suppliers."


         4. Concentration of Lease Agreements; Lease Defaults; Economic Conditions in England. For the year ended November 30, ^1996 and 1997, the Company had two unaffiliated customers, Westbury Homes Plc. and Campbell Distillers Limited, which companies accounted for in the aggregate approximately ^29% and 24%, respectively, of the Company's total revenues. For the ^three months ended ^February 28, 1997 and February 28, 1998, revenues from these customers accounted for approximately ^ 27% and 20%, respectively of total revenues. The Company is dependent on client loyalty and the continued increase in the number of its leases. The Company's profitability is dependent on the number of leases entered into each year due to the small profit margin realized on each individual lease. The discontinuance or default by the above clients or of any group of leases or a continued or general economic downturn in England would have a material adverse affect on the Company's results of operations. See "Business - Leasing, Maintenance and Resale."


         5. Decrease in Automotive Resale Market; Decrease in Profitability. The automotive resale market is highly competitive, with model, mileage and condition being the basis for a vehicle's resale value. Recently, the market for used automobiles has increased due to the increase in the prices for new vehicles. The Company is dependent on its ability to resell the vehicles which are returned to it at the end of the lease term quickly and profitably. Pursuant to the Company's current financing arrangements, at the end of a lease term the Company owns the automobile. The Company does not currently do repairs on the returned vehicles and attempts to sell such vehicles immediately upon their return. In the event the market for used automobiles decreases, the models or conditions of the vehicles returned to the Company decrease their resale value or vehicles are returned pursuant to defaults in the lease agreements, such events may adversely affect the Company's business and profitability. See "Business - Leasing, Maintenance and Resale."

         6. Foreign Currency and Foreign Exchange Regulation. Fluctuations in exchange rates of the English Pound against foreign currencies could adversely affect the Company's results of operations. The Company intends to convert the net proceeds of this Offering (exclusive of funds being repaid to private U.S. investors) into pounds immediately upon consummation of the Offering. The Company will experience the risk of currency fluctuations with respect to the conversion of dollars into pounds. In the event that the conversion rate of dollars into pounds decreases, the Company will receive less proceeds than expected. Similarly, in the event that the Company issues cash dividends in the future, the proceeds of such dividend will be subject to the risk of currency fluctuations.

         7. Government Regulation. The Company is subject to regulation by the United Kingdom Department of Trade and Industry (the "Department of Trade"). The Department of Trade establishes general rules and regulations with respect to the operation of a business in the United Kingdom. The Department of Trade has not established any regulations or licensing requirements specifically regulating the leasing of automobiles to companies. There is no license required for a company to lease automobiles to a company. There can be no assurances that such will be the case in the future or that if licensing or other forms of regulation is required in order to engage in the Company's business that it will be successful in obtaining such licenses or in meeting the requirements of such regulations. In addition, the Company must comply with a wide range of national, regional and local rules and regulations applicable to its business, including regulations covering labor relations, safety standards, affirmative action and the protection of the environment. Continued compliance with the broad regulatory network of the United Kingdom is essential and costly and the failure to comply with such regulations may have an adverse effect on the Company's operations. See "Business - Government Regulations."


         8.  Control  by  Management  and  Alan  Lubinsky.  Upon the sale of the
Securities offered hereby, Mr. Lubinsky will have voting control of approximately ^36.8% of the outstanding shares of Common Stock by virtue of his family's trust ownership of approximately 65% of Pride, which prior to the Offering owned ^53.1% of the Company. The trustee is Elfin Trust Company Limited, located on the Island of Guernsey, Channel Islands. Although Mr. Lubinsky disclaims beneficial ownership of the shares of Pride owned by New World Finance, Limited, which company is wholly owned by New World Trust, the beneficiaries of which are members of Mr. Lubinsky's family, it may be expected that such entity will vote its respective shares in favor of proposals espoused by Mr. Lubinsky. Accordingly, Mr. Lubinsky through his family, will in all likelihood be able to elect the entire board of directors of the Company and to direct the affairs of the Company. In April 1998, a Special Warrant was issued to Pride under which Pride may acquire up to 1,250,000 shares of the Company's Common Stock at a purchase price of $4.40 per share. If fully exercised, Pride would own approximately 51% of the Company's issued and outstanding Common Stock. See "Management" and "Principal and Selling Securityholders."

         9. Conflicts of Interest. Mr. Lubinsky is an officer and director of the Company, Pride, AC, Automotive, PMS and each of PMS's subsidiaries. ^In addition, Mr. Lubinsky has been involved in transactions with the Company and its subsidiaries. Neither Mr. Lubinsky nor the Board of Directors sought outside advice as to the value or the fairness of such transactions and there can be no assurance that the Company and/or Mr. Lubinsky resolved the inherent conflicts of interest which exist under such circumstances. In addition, there may arise conflicts of interest with respect to matters concerning the ^Company, its subsidiaries and affiliates. Although no specific measures to resolve conflicts of interest have been formulated, the officers and directors of the Company have a fiduciary obligation to deal fairly and in good faith with the Company. The directors ^are required to exercise reasonable judgment and take such steps as they deem necessary under all of the circumstances in resolving any specific conflict of interest which may ^occur. There can be no assurance that the Company will employ any of such measures or that conflicts of interest will be resolved in the best interest of the stockholders of the Company. See "Management" and "Certain Relationships and Related Transactions."

         10. Dependence on Management. The Company is dependent upon the personal efforts and abilities of Alan Lubinsky, the President, Secretary and Chairman of the Board of Directors of the Company, Pride, ^AC, Automotive and PMS. Pursuant to the terms of his employment agreement, Mr. Lubinsky will devote all of his business time to the affairs of the Company and its subsidiaries. The loss of the services of Mr. Lubinsky would adversely affect the business of the Company. Although PMS has a key-man insurance policy of $750,000 on the life of Mr. Lubinsky, neither the Company nor AC currently have any such policy and have no current intent to obtain any such insurance. See "Management."

         11. Non-U.S. Resident Management May Result in Special Risks. Alan Lubinsky, Allan Edgar, Ian Satill and Ivan Averbuch, the officers and directors of the Company, are residents of England, Switzerland, Australia and England, respectively, and are not residents of the United States. Accordingly, the enforcement of civil liabilities against Mr. Lubinsky, Mr. Edgar, Mr. Satill or Mr. Averbuch by investors may be adversely affected. Investors may have difficulty effecting service of process within the United States and judgments against Mr. Lubinsky, Mr. Edgar or Mr. Averbuch in United States courts may be difficult or impossible to enforce. In addition, there can be no assurance that foreign courts would enforce such judgments, either predicated upon the civil liability provisions of the federal securities laws or otherwise.

         12. Immediate Substantial Dilution. The purchasers of the Securities offered hereby will incur immediate substantial dilution from their purchase price in the net tangible book value of each share of Common Stock of approximately ^$2.34 per share or ^58.5% of their initial investment. The present stockholders of the Company will own approximately ^72.3% of the Company's outstanding shares of Common Stock upon completion of this Offering and will realize an immediate increase in the net tangible book value of their shares of approximately ^$.60 per share. Accordingly, Pride will be the primary beneficiary of this Offering. If the Company's future operations are unsuccessful, the persons who purchased the Securities offered hereby will sustain the principal losses. See "Use of Proceeds," "Certain Relationships and Related Transactions," "Dilution" and Note 11 of Notes to the Financial Statements.

         13. Possible Future Dilution. The Company has authorized capital stock of 10,000,000 shares of Common Stock, par value $.001 per share and 2,000,000 shares of Preferred Stock, none of which have been issued. In addition, the Company has issued Pride a Special Warrant pursuant to which it may acquire up to 1,250,000 shares at a price of $4.40 per share. If fully exercised, Pride would own approximately 51% of the Company's issued and outstanding Common
Stock. Inasmuch as the Company may use authorized but unissued shares of Preferred Stock or issue shares of Preferred Stock which are convertible into shares of Common Stock, without stockholder approval, there may be further dilution of the stockholders' interests. See "Description of Securities."


     14. No Dividends and None Anticipated. To date, the Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash or other dividends in the foreseeable future. The Company anticipates that any profits from operations will be reinvested in the Company. See "Dividend Policy."

         15. Authorization of Preferred Stock. The Company's certificate of incorporation authorizes the issuance of 2,000,000 shares of preferred stock, $.01 par value, which shares may be issued in classes and series, pursuant to the rights, designations and preferences as determined by the board of directors. Accordingly, the board of directors is empowered, without obtaining stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in the control of the Company. See "Description of Securities - Common Stock."


         16. Arbitrary Determination of Offering Price. The offering price of the ^Shares has been determined by negotiations between the Company and the Underwriter on an arbitrary basis and bears no direct relationship to the assets, earnings or any other recognized criteria of value. Factors considered in determining such prices, in addition to prevailing market conditions and the current price of the Company's Common Stock, included the history of and the business prospects for the Company, an assessment of the net worth and financial condition of the Company, an evaluation of management and the general economic climate of the United Kingdom. The prices should in no event, however, be regarded as an indication of any future market price of the Common Stock. Prior to this Offering, there has been only a limited public market for the Common Stock. See "Dilution" and "Underwriting."


         17. Limited Public Market for the Securities. At present, only a limited public market exists for the Company's Common Stock and Warrants. There is no assurance that a regular trading market will develop for the Shares or Warrants at the conclusion of this Offering, or if one does develop, that it will be sustained. Therefore, purchasers of the Securities offered herein may be unable to resell said Securities at or near their original offering price or at any price. Furthermore, it is unlikely that a lending institution will accept the Company's securities as pledged collateral for loans even if a regular trading market develops.

         18. Restrictions on Exercise of Warrants; Necessity for Updating Registration Statement. So long as the Warrants or Underwriter's Warrants are exercisable, or in the event that the Company reduces the exercise price or exercise period of any of such warrants, the Company would be required to file one or more Post-Effective Amendments to its Registration Statement to update the general and financial information contained in this Prospectus. These obligations could result in substantial expense to the Company and could be a hindrance to any future financing. Warrants may not be exercised at any time in which the Company's Registration Statement is not current. Although the Company has not updated its Registration Statement, it intends to do so shortly after the completion of this Offering. Although the Company has undertaken and intends to keep its Registration Statement current, there is no assurance that the Company will keep its Registration Statement current, and if for any reason it does not do so, the Warrants will not be exercisable. See "Description of Securities-Warrants."

         19. Shares Available for Resale. Of the ^2,822,500 shares of the Company's Common Stock outstanding, 1,560,000 shares were issued in March 1995. All of such shares were issued as "restricted securities" which may be sold upon compliance with Rule 144 adopted under the Securities Act, or any other exemption from the registration requirements of the Securities Act. 500,000 shares of Common Stock were issued in the Company's Private Placement in December 1995, all of which were registered and sold in the Company's initial public offering in April 1996. ^170,000 shares of the Company's Common Stock were issued in the Company's Private Placement of December 1996. All ^170,000 shares issued in the December Private Placement are being registered and underwritten in this ^Offering. In addition, 95,000 shares of common stock and 200,000 Initial Warrants are being registered herein on behalf of the Selling Securityholders and may be sold from time to time by ^such Securityholders.


         Rule 144 provides, in essence, that a person holding "restricted securities" for a period of two years may sell every three months in brokerage transactions an amount equal to the greater of: (a) one percent of the Company's outstanding shares of Common Stock; (b) the average weekly reported volume of trading for the securities on all national exchanges and/or through the automated quotation system of a registered securities association during the four calendar week period preceding each transaction; or (c) the average weekly trading volume in the securities reported through the consolidated transaction reporting system during the four calendar week period. Rule 144 also requires that current information about the securities must be available to stockholders and brokers.


         Therefore, after taking into account the shares to be sold in this Offering (and without giving effect to any shares of Common Stock which may be issued upon exercise of the Warrants) in each three-month period commencing January 1998, at least ^39,025 (40,900 shares if the Underwriters' Over-allotment option is exercised in full) shares may be publicly sold under Rule 144 by each holder of "restricted securities" who has held such shares for at least one year.

         Persons who are not "affiliates" of the Company, as that term is defined under the Securities Act, who have been non-affiliates for the 90 days immediately preceding the sale, and who have owned their shares for a period of at least two years, may sell such shares without limitation. ^See "Shares Eligible for Future Sales."


         All officers, directors and owners of 5% or more of the Company's Common Stock, except the Selling Securityholders, have agreed to "lock-up" and not sell, publicly, privately or otherwise dispose of any shares of Common Stock for a period of two years from the date of this Prospectus, whereby these stockholders cannot sell, publicly, privately or otherwise dispose of any of their shares without the prior written consent of the Underwriter.


         ^20. Possible Delisting of Securities from Nasdaq System; Risks of Low Priced Stocks. The Commission has approved rules imposing more stringent criteria for listing of the Securities on the Nasdaq SmallCap Stock Market ("Nasdaq"). In order to continue to be listed on the Nasdaq the Company would be required to maintain (i) net tangible assets of at least $2,000,000, or market capitalization of $35,000,000 or $500,000 in net income for two of the last three years (ii) total stockholders' equity of $1,000,000, (iii) a minimum bid price of $1.00, (iv) two market makers, (v) 300 stockholders, (vi) at least 500,000 shares in the public float, (vii) a minimum market value for the public float of $1,000,000 and (viii) compliance with the Corporate Governance Standards. In the event the Company's Securities are delisted from the Nasdaq, and not traded on the Boston Stock Exchange ("BSE") or other exchange, trading, if any, in Securities would thereafter be conducted in the over-the-counter market on the OTC Bulletin Board. Consequently, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Company's Securities. The Company has applied for the additional listing of its Securities on Nasdaq and the BSE. Quotation on Nasdaq and/or the BSE does not imply that a meaningful, sustained market for the Company's Securities will develop or if developed that it will be sustained for any period of time.

         In December 1997, the Company was notified by Nasdaq that it was in danger of falling out of compliance with Nasdaq's continued listing requirements. Specifically, the Company was advised that its net tangible assets were below the minimum prescribed amount and that the Company needed to add an additional independent director. The Company was advised that it had until February 24, 1998 to correct these ^deficiencies, which deficiencies have been addressed and corrected. Additionally, the Company ^has added an additional independent director and ^it is now in compliance with Nasdaq's corporate governance requirements. There can be no assurance that the Company will remain in compliance with Nasdaq requirements or that Nasdaq will not change its listing and/or maintenance requirements in the future.

         If the Company's securities ^become subject to the existing or proposed regulations on penny stocks, the market liquidity for the Company's Securities could be severely and adversely affected by limiting the ability of broker/dealers to sell the Company's Securities and the ability of purchasers in this Offering to sell their securities in the secondary market. See "Certain Transactions".

         ^21. Penny Stock Regulation. Broker/dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker/dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their Securities.

         ^22. Underwriters' Warrants. The Underwriters will acquire, for nominal consideration, the Underwriters' Warrants to purchase ^125,000 Shares at price of ^$4.80 per Share during the four year period commencing one year from the date of this Prospectus. The Securities issuable upon exercise by the Underwriters of the Underwriters' Warrants are identical to the Securities being offered hereby. The Company has agreed to register the Underwriters' Warrants and the underlying securities at its expense, one time only, upon request of holders of a majority of the Underwriters' Warrants or underlying securities. In addition, the Company has agreed, for a period of seven years following the date of this Prospectus, to give advance notice to the holders of the Underwriters' Warrants or underlying securities of its intention to file a registration statement, and in such case the holders of the Underwriters' Warrants and underlying securities shall have the right to require the Company to include the Underwriters' Warrants and underlying securities in such registration statement at the Company's expense. These obligations could be a hindrance to any future financing of the Company. Furthermore, in the event the Underwriters exercise their registration rights to effect the distribution of the ^Securities underlying the Underwriters' Warrants, the Underwriters and any holder of such Warrants who is a market maker in the Company's Securities, prior to such distribution, will be unable to make a market in the Company's Securities for up to a period ^up to five days prior to the commencement of such distribution and until such distribution is completed. If the Underwriters cease to make a market, the market and market prices for the Securities may be adversely affected, and the holders thereof may be unable to sell such Securities. See "Underwriting."

     ^23. Underwriters' Possible Ability to Dominate or Influence the Market for the Securities. A significant number of the Securities offered in the Offering may be sold to customers of the Underwriters. Such customers subsequently may engage in transactions for the sale or purchase of the

     Securities through or with the Underwriters. Although they have no obligation to do so, all or any individual Underwriter may exert a dominating influence on the market, if one develops, for the Company's Securities. The price, liquidity and price volatility of the Company's Securities may be significantly affected by the degree, if any, of an Underwriter's participation in such market. See "Underwriting."


     ^24. Limited Experience of Underwriters. Mason Hill & Co., Inc., has previously managed and completed ^three public offerings inclusive of the Company's initial public offering. The Underwriter is a relatively small firm and there can be no assurance that it will be able to make a meaningful market in the Company's Securities or that another broker/dealer will make a meaningful market in the Company's Securities. See "Underwriting."

     ^25. Indemnification of Officers and Directors. The Certificate of Incorporation of the Company provides indemnification to the fullest extent permitted by Delaware law for any person whom the Company may indemnify thereunder, including directors, officers, employees and agents of the Company. In addition, the Certificate of Incorporation, as permitted under the Delaware General Corporation Law, eliminates the personal liability of the directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation, even though such action, if successful, might otherwise benefit the Company and its stockholders. See "Management."

     ^26. Potential Adverse Effect of Exercise of Special Warrant owned by Pride. Pride owns a special warrant under which it may acquire up to 1,250,000 common shares of the Company at a price of $4.40 per share during the twenty-four month period commencing on the date of this Prospectus (the "Special Warrant"). The Special Warrant allows Pride to purchase only such number of the Company's common shares to increase its percent ownership of the Company's common shares to no more than 51%.

     If the Special Warrant was to be exercised in full by Pride, it would result in Pride owning in excess of 50% of the issued and outstanding common stock of the Company and would enable Pride to control the Company. The exercise by Pride of the Special Warrant may result in dilution to the shareholders of the Company

     It may be expected that Pride will exercise the Special Warrant at such time, if any, as it deems the common stock to be worth in excess of $4.40. Such exercise would in all likelihood result in dilution to the Company's shareholders and result in a diminution in the value of the Shares and the Warrants. See "Description of Securities" and "Certain Relationships and Related Transactions."

     Risks related to the business of AC Car Group Limited - Although the Company's ownership of Automotive (and indirectly AC) has been reduced to 16%, the following risks have been described to give investors information relative to the risks associated with the Company's ownership of Automotive.

     ^27. Losses from Operations. When AC completed its acquisition of AC Cars and Autokraft in November 1997, AC Cars had been experiencing operating losses for several years and in fact had been placed in administrative receivership in March 1996. If AC continues to incur operating losses, the business of AC could be materially adversely affected. There can be no assurance that AC will ever be able to operate at a profit. See "Business - Acquisition of AC Car Group, Ltd.

     ^28. Dependence on Retention of AC Employees. Since its acquisition of AC Cars, AC has attempted to retain most if not all of the former employees of AC Cars, however, there can be no assurance that any or all of such employees will continue to work for AC. If some or all of the former employees of AC Cars refuse to work for AC, there can be no assurance that it will be able to locate or attract personnel with the requisite talent and skills necessary to build, manage, engineer and/or market AC automobiles. In addition, if the Company decides to move the current manufacturing facilities of AC, there can be no assurance that any employees of AC will relocate. See "Properties" and "Business."


     ^29. Limited Market for AC Automobiles; Low Production Manufacturer. The market for AC automobiles is limited to a select group of purchasers. AC automobiles are typically purchased by successful business and professional individuals. Accordingly, the Company is dependent on a small, affluent segment of the population to purchase its products. If this segment should alter its interests or spending habits, if the economy or tax laws are such that these persons or entities are negatively impacted, either financially or otherwise, the Company may be unable to sell a sufficient number of automobiles, if any, to continue in operation. See "Business."

     ^30. Product Liability Claims; Insurance. As a result of the purchase of AC, the Company will face the inherent business risk of exposure to product liability claims as a manufacturer of new automobiles. At present, AC maintains product liability insurance through Lloyds of London. The limit of the indemnity is (pound)2,000,000 ($3,350,000) for each instance. Although the Company has procured this insurance policy, there can be no assurance that it will be able to maintain such insurance, that such insurance will be sufficient to cover claims, if any, or that such insurance will continue to be available at commercially reasonable terms. If the Company is unable to maintain products liability insurance for the automobiles that it manufactures, it would adversely affect the business of the Company and could potentially cause it to discontinue operations. See "Business."

     ^31. Regulation. As a manufacturer of automobiles, AC is subject to regulation by the Vehicle Certification Agency (VCA). The VCA prescribes standards for the safe manufacturing of automobiles for sale in the United Kingdom. The costs of compliance with these requirements are significant. AC will be subject to inspections by the VCA and may be subjected to fines and other penalties (including orders to cease production) for noncompliance with VCA regulations. The failure of AC to adhere to the standards prescribed by the VCA could have a material adverse affect on AC's ability to continue its operations. See "Business - Governmental Regulation."

     ^32. Lack of Experience of Current Management in Operation of Automobile Manufacturing. Management of the Company and AC do not have any prior experience in the manufacturing of automobiles. Management will be dependent on employees and consultants to render advise on modifying, improving and manufacturing automobiles for AC. The lack of experience in manufacturing automobile could adversely affect AC and the Company.

     ^33. Competition. AC is a low volume, specialty manufacturer which ^manufactures a limited number of hand made, relatively expensive, sports cars. AC is in direct competition with other well financed manufacturers such as Mercedes Benz, BMW, Aston Martin, as well as others. All aspects of AC's business are and will continue to be highly competitive. AC will compete in a mature marketplace which is well established and heavily capitalized. Most of the entities with which AC will compete have substantially greater sales, personnel and financial resources than that of AC. Moreover, there can be no assurance that other companies will not enter the marketplace or that other companies will not produce products superior to AC's. See "Competition."

                                DIVIDEND POLICY

         The Company has not paid cash dividends on its Common Stock and intends to retain earnings, if any, for use in its activities. Payment of cash dividends in the future will be wholly dependent upon the Company's earnings, financial condition, capital requirements and other factors deemed relevant by the board of directors. It is not likely that cash dividends or other dividends will be paid in the foreseeable future.

                                    DILUTION


         As of ^May 25, 1998, there were outstanding ^2,822,500 shares of the Company's Common Stock. The Company's Common Stock ^as of ^February 28, 1998 had a net tangible book value per share of approximately ^$1.06, based upon a total of ^2,822,500 shares issued and outstanding. Net tangible book value per share represents the amount by which the Company's total tangible assets exceed its total liabilities, divided by the number of shares of its Common Stock outstanding.

         After giving effect to the sale of the ^1,080,000 Shares of Common Stock by the ^Company offered hereby and the application of the net proceeds therefrom (after deducting estimated underwriting discounts and commissions and other expenses of the Offering) there would be outstanding a total of ^3,902,500 shares of the Company's Common Stock with a net tangible book value per share of approximately ^$1.66. This would represent an immediate increase in net tangible book value of ^$0.60 per share to existing stockholders and an immediate dilution of ^$2.34 or 58.5% of the offering price per share to new investors. Dilution is determined by subtracting net tangible book value per share after the Offering from the amount paid by new investors per share of Common Stock.


         The following table illustrates the per share dilution:


Public offering price per share (1)                                                     $4.00(1)

         Net tangible book value per share prior to this offering      $1.06

         Increase attributable to new investors(2)                     $0.60

Net tangible book value per share after this Offering                                   $1.66

Dilution per share to new investors                                                     $2.34
                                                                                        =====



(1)      Assumes the offering price is ^$4.00 per share.

(2) Does not include funds which may be received upon exercise of the Underwriters' Warrants^, the Underwriters' Over-allotment Option, the Warrants or the Special Warrant.

         The following table sets forth at ^May 25, 1998 the difference between the existing stockholders and the new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the price per share paid.


                           Shares                     Total              Average
                         Purchased               Consideration Paid      Consideration Paid
                  Number            Percent      Amount        Percent   Per Share
Existing

Stockholders      2,822,500 (1)(2)  72.3%        $14,124,986    76.6%    $5.00


New

Investors         1,080,000 (2)     27.7%         $4,320,000    23.4%    $^4.00 (3)
                  ---------                       ----------    -----

                  3,902,500         100%          $18,444,988   100.0%
                  =========         ====          ===========   =======

(1) Includes 1,500,000 shares owned by Pride pursuant to the Reorganization, 60,000 shares of Common Stock issued in March 1995 and 500,000 shares of Common Stock issued in the December 1995 Private
         Placement and ^170,000 shares issued in the December 1996 Private Placement. See "Capitalization" and "Certain Relationships and Related Transactions."

(2) No effect is given to the possible exercise of (i) the Underwriters' Warrants to purchase ^125,000 Shares, ^ (ii) the Underwriters' Over-allotment Option, to purchase from the Company ^187,500 Shares, or
         (iii) up to 1,250,000 shares of Common Stock issuable upon the exercise by Pride of its Special Warrant.


^
                                 USE OF PROCEEDS


         The net proceeds to the Company from the sale of the Securities offered hereby after deducting underwriting discounts and estimated expenses of the Offering payable by the Company, which have been estimated at ^$400,000 ($422,500 if the Underwriters' Over-allotment Option is exercised in full) is ^$3,488,000 ($4,140,500 if the Underwriters' Over-allotment Option is exercised in full). The net proceeds of this Offering are intended to be used as follows:


                                                                                            Percent of
Use of Proceeds                                               Amount of Proceeds            Net Proceeds


Repayment of Notes (1)                                        $1,857,250                  53.2%

Repayment of Lines of Credit to Bank (1)(2)                   $1,559,750                    44.7%

Repayment of Loan to Underwriter (1)                          $71,000                        2.1%
                                                              ----------                     ----

Total                                                         $3,488,000                   100.0%
                                                              ==========                   ======

(Footnotes listed on the next page)
                                       21

     (1) See "Business - Financing and Collections."


     (2) The Company intends to use whatever proceeds are remaining after repayment of the Notes to pay down existing credit lines, which as ^of January 9, 1998 aggregated (pound)3,250,000 ($5,200,000) to the banks. Given this, the Company may need to draw upon its lines of credit for working capital in the future.


         The Company believes that the proceeds of this Offering will be sufficient to meet its anticipated cash requirements for the 12 months subsequent to the closing of this Offering. It is not anticipated that the Company will be required to raise any additional capital within the next twelve months. If for any reason such estimates prove inaccurate, the Company may be forced to seek additional financing. There can be no assurances that such financing will be available, and if available, that it will be on terms acceptable to the Company. None of the proceeds of this Offering will be paid to members of the National Association of Securities Dealers, Inc. (the "NASD") or associates or affiliates thereof, except for the proceeds being paid to the Underwriters as described in this Prospectus and the repayment of a $71,000 loan to Mason Hill. See "Underwriting" and "Certain Relationships and Related Transactions".

         Any additional proceeds received from the purchase of additional securities by the Underwriters to cover over-allotments, will be added to the Company's working capital. In the event the Underwriters exercise the Underwriters' Over-allotment Option in full, the net proceeds to the Company would be approximately ^$4,140,500. No proceeds from this Offering will be paid to any officer or director of the Company, or affiliates or associates for expenses of the Offering or for any type of fee or remuneration except. A portion of the proceeds may be used to pay salaries in the event the Company's income from operations does not meet its cash requirements. The Company will not make any loans to any officer, director, affiliate or associate with the proceeds of the Offering.

                                 CAPITALIZATION


         The following table sets forth (i) the capitalization of the Company at ^February 28, 1998 and (ii) such capitalization as adjusted to reflect the sale of ^1,250,000 Shares in this Offering and the application of the net proceeds thereof.



                                                               As
                                             Actual            Adjusted(1)



Bank Debt and Other Liabilities(2)           $2,363,900        $584,900


Bank Line of Credit (2)                       5,489,924         3,780,924

Stockholders' Equity:

  Preferred Stock, $.01 par value,
  2,000,000 shares authorized, none
  issued or outstanding                           --                --

Common  Stock,  $.001  par  value,
  10,000,000  shares  authorized;
  issued  and outstanding, 2,822,500
  shares at  February  28,  1998,
  3,902,500  shares as adjusted                 2,823             3,093



Additional Paid-In Capital                    14,122,165        17,609,085


Deferred Financing Costs                        (123,750)         (123,750)


Retained Earnings (deficit)                    (2,289,844)       (2,289,844)

Foreign Currency Translation                      204,310           204,310

Total Stockholders' Equity                     11,915,704        15,403,704

Total Capitalization                          $19,769,528       $19,769,528



     (1) Does not include (i) ^up to 1,250,000 shares issuable upon the exercise of the Special Warrant, (ii) ^187,500 shares of Common Stock issuable upon the exercise of the Underwriters' Over-allotment Option, (iii) ^125,000 shares of Common Stock reserved for issuance upon the exercise of the Underwriters' Warrants and (iv) 300,000 shares of Common Stock reserved for issuance under the Company's Senior Management Incentive Plan, of which an option to purchase ^199,665 shares have been granted by the Company.


     (2) Does not include additional liabilities reflected on the balance sheet of approximately $22,849,778 which consists of accounts payable, equipment financing, loans payable-directors, bank overdrafts and miscellaneous liabilities.

                            MARKET FOR COMMON EQUITY


         The Company's Common Stock is currently quoted on the Nasdaq SmallCap Stock Market and the Boston Stock Exchange. The following table sets forth representative high and low closing bid quotes as reported by ^the Nasdaq SmallCap Stock Market during the periods stated below. Bid quotations reflect prices between dealers, do not include resale mark-ups, mark-downs, or other fees or commissions, and do not necessarily represent transactions.



                                             Common Stock              Warrants
Calendar Period                              Low     High             Low       High

1996

4/24/96 to 5/31/96                           7 1/2   8 1/4            3         4 1/8
6/1/96  to 8/31/96                           8       8 1/8            2 7/8     4
9/1/95  to 11/30/96                          5       6 7/8            1 1/8     1 1/2
12/1/96  to 2/29/96                          1 3/4   4 11/16            5/16    1 1/2

1997


03/01/97 - 05/31/97                          2       2 1/2              5/16     5/8
06/01/97 - 08/31/97                          1 1/4   2 5/16             5/16     3/8
09/01/97 - 11/30/97                          2 1/4   3 1/2             13/32    13/32
12/01/97 - 02/28/98                          27/8    3 1/2              5/32     3/4

1998

03/01/98 - 5/15/98                           3 7/16  4 1/2              5/16     3/4




     (1) The Company effected an initial public offering of its Common Stock and Warrants on April 24, 1996.



         As of ^May 15, 1998, there were 32 holders of record of the Company's Common Stock, although the Company believes that there are approximately 1,000 additional beneficial owners of shares of Common Stock held in street name. As of ^May 15, 1998, the number of outstanding shares of the Company's Common Stock was ^2,822,500.

         As of ^May 15, 1998, there were 9 holders of the Company's Warrants, although the Company believes that there are approximately 400 additional beneficial owners of the Company's Warrants held in street name. As of ^May 15, 1998, the number of outstanding Warrants was 2,300,000.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     ^ The following is management's discussion and analysis of significant factors which have affected the Company's financial position and operations during the years ended November 30, 1997 and 1996.

     Pride Automotive Group, Inc. (the "Company") was incorporated in the State of Delaware in March 1995. Pursuant to the terms and conditions of a reorganization agreement entered into in March 1995, the Company issued 1,500,000 shares of its Common Stock to Pride, Inc. (an entity incorporated in the State of Delaware), in exchange for all the issued and outstanding shares of PMS, thereby making the Company a majority owned subsidiary of Pride and PMS a wholly-owned subsidiary of the Company. PMS is the holding company for six wholly-owned subsidiaries, operating as one unit, located in the United Kingdom. PMS and its wholly-owned subsidiaries are located in the United Kingdom and follow generally accepted accounting principles in the United Kingdom. For purposes of the consolidated financial statements of the Company, the statements have been converted to the generally accepted accounting principles in the United States.

     Pride, the Company's parent, is an entity reporting under the Exchange Act, and its reports may be obtained and reviewed by either contacting the Company or the Securities and Exchange Commission. Pride, Inc., on its own has virtually no operations. As such, its financial viability is represented by the financial statements of the Company. Pride was incorporated as L.H.M. Corp. in the State of Delaware on May 10, 1988 as a "blank check" company, for the purpose of seeking potential business ventures through acquisition or merger. In April 1990, L.H.M. Corp. entered into an Agreement and Plan of Reorganization with International Sportsfest, Inc. ("ISI"), a company formed to engage in and establish sports expositions in sports merchandise such as clothing and equipment. ISI never engaged in any business operations. In January 1994, ISI entered into an Agreement and Plan of Reorganization with PMS, whereby PMS became a wholly-owned subsidiary of ISI and ISI changed its name to Pride, Inc. Pride also owns 100% of the capital stock of Watford Investments, a South African company with minimal operations. This Company was formed in March 1995.

     The six wholly-owned subsidiaries of PMS are Pride Vehicle Contracts Limited, Baker Vehicle Contracts Limited, Pride Vehicle Contracts (UK) Limited, Pride Leasing Limited, Pride Vehicle Management Limited and Pride Vehicle Deliveries Limited, which comprise the majority of the operations of the Company. Unless the context otherwise requires, all references to the "Company" include its wholly-owned subsidiary, PMS, and PMS's wholly-owned subsidiaries. These companies jointly engage in the business of leasing new automobiles to businesses, servicing such automobiles during the lease term and remarketing the automobiles upon the expiration of the lease term, which arrangement is described as a "contract hire." The Company purchases each vehicle pursuant to its clients' specifications, finances its purchase and pays for all the maintenance on the vehicle during the lease term.

     The Company has servicing agreements with automobile dealers and service centers, which specify pricing schedules for maintenance and repair work to be performed, all of which require the prior consent of the Company. Typically, the term of the loan corresponds with the term of the lease, whereby, upon the completion of the lease term, the automobiles are fully paid and owned by the Company. Upon the expiration of the lease, the Company remarkets the automobiles through various distribution channels including, but not limited to, used car wholesalers or used car retailers. Each client's monthly lease payment is determined by a computer program which takes into account estimated service costs, new vehicle pricing, manufacturer bonuses, rebates and options, potential residual value at lease end, as well as other variable information including interest rates and other current and anticipated future economic variables. The monthly lease payments are usually sufficient to pay the financing and servicing on the vehicles during the lease term, with the bulk of the profits, if any, coming on the resale of the automobile.

     The Company's principal operations are conducted by PMS which reflects its financial statements in British pounds. As a result, most assets and liabilities of the foreign operations are translated into U.S. dollars using current exchange rates in effect at the balance sheet date. Fixed assets and intangible assets are translated at historical exchange rates. Revenue and expense accounts are translated using an average exchange rate during the period except for those expenses related to assets and liabilities which are translated at historical exchange rates. These expenses include depreciation and amortization which are translated at the rates existing at the time the asset was acquired. Any resulting gains or losses due to the translation are reflected as a separate item of stockholders' equity.

     In December 1995, the Company consummated a private placement offering of common stock of 500,000 shares, which reduced Pride's ownership interest to 72.8%. In April 1996, the Company completed an initial public offering of 592,500 shares of common stock at $5.00 per share and 2,000,000 redeemable common stock warrants at a price of $.10 each. The effort of the offering was to reduce Pride's ownership interest to 56.55%.

     On November 29, 1996, the Company, through its newly formed majority owned subsidiary, AC Automotive Group, Inc. and its wholly-owned subsidiary AC Car Group Limited (registered in the United Kingdom), acquired certain of the assets of AC Cars Limited and Autokraft Limited. These two companies were engaged in the manufacture and sale of specialty automobiles. The purchase price of approximately $6,000,000 was financed by the sale of common stock and by loans. The acquisition involved the purchase of plant and equipment, the brand name, inventories and an aircraft and was recorded using the purchase method of accounting (see also Note 1 - notes to financial statements).

     On February 12, 1998, the Board of Directors of AC Automotive Group, Inc. authorized the issuance of 6,130,000 shares of its common stock to Erwood Holdings, Inc., a company affiliated with Alan Lubinsky, the President and Chief Executive Officer and director of the Company and AC Automotive Group, Inc., for aggregate consideration of $6,130. In addition, 441,300 shares were issued to other unrelated parties for aggregate consideration of $443. Following further restructure and the foregoing issuance of shares, the ownership of AC Automotive Group, Inc. by the Company has been reduced to 16%.

Results of Operations - Years Ended November 30, 1997 and November 30, 1996:

Contract Hire/Fleet Management

     Revenues, including those from other group companies, for the year ended November 30, 1997 were approximately $17,294,000 compared to approximately $12,884,000 for the year ended November 30, 1996, an increase of $4,410,000 or 34%. The primary reason for this 34% increase was due to an increase in revenues from contract hire, sale of vehicles at lease maturity and the selling of vehicles at low margins to take advantage of dealer bonuses.

     For the year ended November 30, 1997, 550 new vehicles were acquired as against 385 in the year ended November 30, 1996. The average monthly rental of new contracts written was $541 per vehicle as against an average of $569 per vehicle for the previous year. The average monthly rental is dependent on the type of vehicle being rented and the terms of the contract.

     For the year ended November 30, 1997, 153 vehicles were disposed of on termination of contracts at an average profit of $1,529 per vehicle. For the year ended November 30, 1996, 157 vehicles were disposed of on termination of contracts at an average profit of $2,233 per vehicle. The average profit per disposal is dependent on the type of vehicle sold and current market value of vehicles.

     As of November 30, 1997, 1,740 vehicles were under lease and management compared to 1,409 vehicles as at November 30, 1996.

     Cost of sales increased in actual dollars but decreased as a percent of sales, when comparing the years ended November 30, 1997 and 1996. These costs increased by approximately $3,193,000 or 31%, which is less than the increase in revenues. As a percent of sales, cost of sales for 1997 was 77.7% versus 79.5% for 1996.

     General and administrative expenses increased from $1,802,000 for 1996 to $1,858,000 for 1997, an increase of $56,000 or 3%. As a percent of sales these expenses represented 11% of sales for 1997 and 14% for 1996. Management believes that they can continue to increase revenues while keeping general and administration costs under control.

     Interest expense increased from $860,000 in 1996 to $1,747,000 in 1997. Management attributes this increase to the large increase in new business written and the associated increase in funding of vehicles, providing financial support to AC Cars (see below) and the costs associated with the raising of finances to fund the acquisition of AC Cars.

     The loss on sale of fixed assets resulted from the sale of a property to the tenant who exercised their option to purchase. The loss amounted to approximately $455,000.

     Income (loss) before taxes for the years ended November 30, 1997 and 1996, prior to amortization of goodwill for the period ($632,000 and $635,000, respectively) aggregated $256,000 and ($20,000), respectively.

AC Cars

     The Company, on November 29, 1996, through its newly formed 70% owned subsidiary, AC Automotive Group, Inc. and its wholly-owned subsidiary AC Car Group Limited, completed the acquisition of certain assets of AC Cars Limited and Autokraft Limited. These two companies are engaged in the manufacture and sale of sports cars among which the famous AC Cobra sells for approximately $100,000 each.

     The Company acquired the business out of administrative receivership and for most of the year has devoted most of its resources to resurrecting operations. This has involved upgrading of production facilities, improving efficiency, appointing new dealerships, installing systems and controls and appointing new management where necessary. New dealerships have been appointed in the United Kingdom and a distributor has been appointed in Australia.

     Revenues, including those from other group companies, for the year ended November 30, 1997, were approximately $1,633,000. Other income of $701,000 resulted mainly from the sale of the option to purchase the property occupied by the operation.

     Cost of sales amounted to approximately $1,573,000 on the above revenues.

     General and administration expenses amounted to approximately $2,589,000. Rent and property taxes of approximately $865,000 and salaries of $282,000 accounted for 44% of the above costs.

     Depreciation of plant, machinery, tooling, equipment and fixtures amounted to approximately $400,000.

     Interest amounted to approximately $462,000 for the year. Interest was incurred on a bank line of credit of $195,000, on bank debt of $80,000 and on acquisition debt of $187,000.

     The Hurricane aircraft which was acquired as part of the assets at acquisition, was disposed of at a loss of approximately $299,000.

     AC Cars is in a developmental stage and certain specific expenses have been classified as research and development costs. These costs relate to research and development incurred on the manufacture and distribution of the AC Cobra and AC Ace and are separately disclosed. Management believes it is more prudent to write off these costs immediately as they occur. Research and development costs amounted to approximately $983,000 for the current year.

     (Loss) before tax for the year ended November 30, 1997 on the AC business aggregated $4,111,000.

     In February 1998, subsequent to the end of the Company's current fiscal year, AC Automotive issued additional shares to certain individuals and an entity affiliated with the Company's President for aggregate cash of $6,573, thereby diluting the Company's ownership in this subsidiary to 16%. See Note 1 of Notes to the Financial Statements for additional information.

Consolidated

     For the year ended November 30, 1997, the Company reported a net loss of $4,455,400 or $1.59 per share. For the year ended November 30, 1996, the Company reported a net loss of $600,622 or $.25 per share.

     Results of Operations - Contract Hire - Three Months Ended February 28, 1998 and 1997

     Contract hire and fleet management income increased by $1,004,955 when comparing the quarter ended February 28, 1998 to the quarter ended February 28, 1997. This 57% increase is due to the net growth in the fleet of 379 vehicles over the past year.

     Vehicle sales decreased by $914,704 when comparing the two quarters due to less contracts terminating and less sales of vehicles.

     During the quarter, 96 new contracts were written at an average rental of $695 per vehicle compared with 117 new contracts in the corresponding period in 1997 at an average rental of $525 per vehicle. The average monthly rental is dependent on the type of vehicle being rented and the terms of the contract.

         During the quarter, 37 vehicles were disposed on termination of contracts at an average profit of $734 per vehicle. During the corresponding quarter in 1997, 40 vehicles were disposed of at an average profit of $2,363 per vehicle. The average profit per vehicle on disposal is dependent on the type of vehicle sold and current market value of vehicles.

         As of February 28, 1998, 1,757 vehicles were under lease and management compared to 1,492 vehicles as at February 28, 1997.

         Costs of sales relating to sales of vehicles decreased from $1,614,633 to $789,954 when comparing the quarter ended February 28, 1998 with the quarter ended February 28, 1997. This decrease is due to less contracts terminating and a decrease in the sales of vehicles.

         Cost of sales, including depreciation, relating to contract hire and fleet management income increased from $1,228,579 to $1,762,589 or 43% when comparing the two quarters ended February 28, 1997 to 1998, respectively. This increase is in line with the 57% increase in contract hire and fleet management income. Cost of sales, including depreciation, as a percentage of contract hire and fleet management income decreased from 69.8% to 63.8%, when comparing the two quarters. This resulting increase in gross margin of approximately 6% has enabled the Company to absorb the increases in other overheads when comparing the results of the two quarters ended February 28, 1998 and 1997, respectively.

         General and administrative expenses increased by $113,559 when comparing the quarters ended February 28, 1998 and 1997, respectively. This increase of 30% is in line with the growth in contract hire income of 57% over the past year, and represents 13.67% of revenue as against 10.47% for the corresponding period.

         Interest expense increased by $296,498 when comparing the two quarters ending February 28, 1998 and 1997, respectively. The reason for this increase is due to the significant growth in new business which requires increased funding, the cost of the increase in the bank overdraft line of credit utilized to fund the AC Car operations and additional working capital requirements to fund the growth.

         For the three months ended February 28, 1998 and 1997, the Company reported, prior to amortization of goodwill ($157,680 for both periods) losses from operations of $36,967 and $7,829, respectively, for the contract hire operations.

Liquidity and Capital Resources

      Due to the nature of the Company's business, namely contract leasing of motor vehicles which are fixed long-term assets, the balance sheet has been prepared on an unclassified basis. Accordingly, there is no classification of current assets and current liabilities. At November 30, 1997 and February 28, 1998, the Company's balance sheet reflected cash of $77,000 and $14,000, respectively, accounts receivable of $2,002,000 and $4,243,000, respectively, and total assets of $40,301,000 and $40,724,000, respectively. The principal reason for the increase in total assets is an increase in contract hire vehicles available for lease.

      In December 1995, the Company completed a private placement offering selling 20 units, each unit consisting of 25,000 shares of Common Stock, at $6,000 per unit for aggregate gross proceeds of $120,000 ($.24 per share).

     In April 1996, the Company successfully completed an initial public offering of its common stock, which yielded net proceeds to the Company of approximately $2,166,000.

     The Company's total assets as of November 30, 1997 and 1996 include intangible assets of approximately $9,090,000 and $9,722,000, respectively. These intangible assets consist of the unamortized portion of the costs over net assets acquired in acquisitions, which are being amortized over periods ranging from 10 to 20 years. When adjusted for these intangible assets, the net tangible book value of the Company at November 30, 1997 and 1996 would be approximately ($1,680,000) and $2,235,000, respectively.

      During the years ended November 30, 1997 and 1996, the Company generated cash flows from operating activities aggregating approximately $1,572,000 and $489,000, respectively. Investing activities reflect uses of cash for the years ended November 30, 1997 and 1996 of $11,911,000 and $8,759,000, respectively.
These uses of cash are the result of the purchases of fixed assets (primarily revenue producing vehicles) net of the proceeds received from the sale of vehicles at lease expiration dates and the acquisition described above. In order to replenish its fleet of revenue producing vehicles, annually, the Company is required to purchase from 300 to 400 new vehicles at an average cost of approximately $25,000 each. At the time of purchase, the Company typically makes a cash deposit of approximately 10% and finances the balance. The Company has funding lines with several financing institutions for this purpose which aggregate approximately $23,677,500 at November 30, 1997. At November 30, 1997, there was approximately $18,342,000 outstanding under these lines. These lines are typically open for between 24 and 60 months depending on the terms, the most important term being the interest rate. Therefore, the principal amount of the Company's current credit lines is constantly changing. Since the Company's funding lines are asset based (secured by the vehicles purchased), there is generally no difficulty obtaining funding lines, however, the Company is continuously seeking to find the best terms and rates. Typically financing institutions authorize credit lines with a fixed interest rate, which line is to be open for a certain period of time. During the term of the line, the Company may draw down on such line in order to finance the purchase of vehicles to lease. When the time for drawing down on the line expires, the Company can no longer draw down on such line to finance additional vehicles, however, the amount drawn is repaid pursuant to the terms of such line.

      For the year ended November 30, 1997, the Company provided cash from financing activities ($10,208,000) primarily due to financing provided by bank lines of credit ($4,012,000) plus the increases in financing of new vehicles ($19,492,000) net of the amounts needed to reduce hire purchase contract financing ($12,185,000). For fiscal 1996, the Company provided cash from financing activities of approximately $9,240,000 primarily as a result of an IPO ($2,200,000) and the financing needed to acquire new vehicles ($11,500,000) net of the amounts utilized to pay hire purchase contract financing ($6,100,000).

      Other than the annual acquisitions of revenue producing vehicles as mentioned above, there are no material planned capital expenditures at the present time.

      The Company believes that its cash flow from operations, and its available funding lines for the acquisition of revenue producing vehicles will be sufficient for at least the ensuing 12 month period.

      This report contains forward-looking statements and information that is based on management's beliefs and assumptions, as well as information currently available to management. When used in this document, the words "anticipate, "estimate," "expect," "intend," and similar expressions are intended to identify forward- looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.

                                    BUSINESS

History

     Pride Automotive Group, Inc., a Delaware corporation (the "Company") was formed by Pride, Inc. ("Pride"), in March 1995 for the purpose of acquiring all of the outstanding shares of common stock of Pride Management Services, Plc., an English corporation ("PMS"), which has been accounted for as a "Reorganization." Prior to the Reorganization, PMS was a wholly owned subsidiary of Pride.

     Pride was incorporated as L.H.M. Corp. in the State of Delaware on May 10, 1988, as a "blank check" company for the purpose of seeking potential business ventures through acquisition or merger. In April 1990, L.H.M. Corp. entered into an Agreement and Plan of Reorganization with International Sportsfest, Inc. ("ISI"), a company formed to engage in and establish sports expositions in sports products such as clothing and sports related equipment. At such time L.H.M. Corp. changed its name to ISI. ISI never engaged in any business operations. In November 1992, the Company effected a 1 for 200 reverse split of its issued and outstanding shares of Common Stock. In January 1994, ISI entered into an Agreement and Plan of Reorganization with Pride Management Services, Plc. ("PMS"), an English corporation, whereby PMS became a wholly owned subsidiary of ISI and ISI changed its name to Pride, Inc.

     ^ Pursuant to the terms and conditions of the Reorganization in March 1995, between the Company, PMS and Pride, the Company issued 1,500,000 shares of its Common Stock to Pride in exchange for all of the issued and outstanding shares of PMS. In connection with the Reorganization and formation of the Company, PMS became a wholly owned subsidiary of the Company which, prior to the Company's initial public offering, was approximately 72.8% owned by Pride. PMS is a holding company which has six wholly owned subsidiaries which engage in the Company's operations. PMS's wholly-owned subsidiaries include; Pride Vehicle Contracts Limited, Baker Vehicle Contracts Limited, Pride Vehicle Contracts (UK) Limited, Pride Leasing Limited, Pride Vehicle Management Limited and Pride Vehicle Deliveries Limited. These companies operate as one unit, with the same management and facilities. Unless the context otherwise requires, all references to the "Company" are to its wholly owned subsidiary, PMS and PMS's six wholly owned subsidiaries. See "--Subsidiaries."

Public Offering of Pride Automotive Group, Inc.


     In April 1996, the Company completed an underwritten initial public offering of its securities. The securities were registered with the Securities and Exchange Commission ("SEC") pursuant to a registration statement on Form SB-2. The initial public offering was declared effective by the SEC on April 24, 1996. In the offering, the Company sold 592,500 shares of its common stock to the public at a price of $5.00 per share and 2,300,000 redeemable common stock purchase warrants at a price of $.10 per warrant. The warrants are exercisable at a price of $5.75 per share, subject to adjustment, beginning April 24, 1997 and expiring April 23, 2001. In connection therewith, the Company also granted to the underwriters of the offering, Mason Hill & Co., Inc.,^ the Thornwater Group, Inc., and J.W. Barclay warrants to purchase an aggregate of 95,000 shares of the Company's common stock at a purchase price of $7.50 and 200,000 redeemable common stock purchase warrants at a price of $0.15 per warrant, each warrant exercisable to purchase one share of common stock at a purchase price of $7.50 per share. Other than with respect to the exercise price, the terms of the warrants granted to the underwriter are identical to those described above. The securities underlying such warrants are being registered hereunder. The

Company's securities are currently traded on the Nasdaq SmallCap Stock Market and the Boston Stock Exchange, Inc. See "Principal and Selling Securityholders".


Business of Pride Management Services, Plc.

      The Company engages in the business of leasing new automobiles to businesses, servicing such automobiles during the lease term and remarketing the automobiles upon the expiration of the lease. The Company's business strategy is to (i) provide personal and attentive service to its clientele, (ii) lease primarily to high-quality credit applicants in order to continue to build a lease portfolio with low delinquency and credit loss rates, (iii) finance its lease portfolio with competitive credit terms and (iv) manage its residual risk relating to the Company's resale of automobiles after the expiration of the lease term. The leasing, financing and servicing of the vehicles is described as a "contract hire."

      The Company purchases each automobile pursuant to the specifications of its clients, finances the purchase and pays for all the maintenance and repairs on the vehicle during the term of lease. Typically, the Company pays off the purchase price of the vehicles during the term of the lease and then resells the automobile at the end of the lease term.

Acquisitions

      The Company has expanded its operations in the past several years through acquisition. In May 1990, the Company formed Baker Vehicle Contracts Limited ("Baker") to acquire certain assets, including the right to the name and contracts of Baker Hire Limited, an English company. At the time of its acquisition, Baker was a division of W.H. Baker Limited, which company had filed for bankruptcy protection. Baker's vehicle leasing is primarily in Wales and the southwest region of England. In December 1990, PMS was contracted to run the business of County Contract Hire Limited ("County"), which at that time comprised approximately 3,500 leased vehicles. In February 1992, the Company purchased County from Berisford International Plc., an English public company, pursuant to a stock purchase agreement, whereby PMS acquired all of the outstanding shares of County and changed County's name to Pride Vehicle Contracts (UK) Limited. In October 1994, the Company acquired certain assets of Master Vehicle Contracts Limited ("Master"), an English company, pursuant to the terms of an asset purchase agreement. The assets purchased included vehicles, vehicle lease agreements and customer lists. At the time of the sale, Master was in receivership, whereby the sale was entered into by PMS and the court appointed receivers. In connection with this purchase, the Company acquired the rights to use the name Master Vehicle Contracts Limited.

Industry Overview

      Companies have a variety of financing alternatives available to them in acquiring the use of a new automobile, either through the purchase or lease of such vehicle. In financing the purchase of a vehicle there are various loan alternatives including, fully amortizing, balloon payment, no money down, low down payment and business equity loans. In terms of leasing vehicles, there are various options including, payment schedules, term, maintenance and repurchase rights. The primary benefit of leasing over purchasing is that leasing typically provides a consumer with the opportunity to acquire the use of a new automobile at a lower monthly payment than financing the purchase of such vehicle, usually without a significant initial cash outlay, and enables the return of the automobile without any further liability at the end of the lease term. Companies which provide employees with automobile transportation typically lease such vehicles and expense the costs.

The increase in new vehicle prices in relation to annual median family income has been a contributing factor in the growth in the leasing and used automobile markets. This has provided the Company with a further opportunity for revenue growth through the resale of its vehicles after the term of the lease or in the event there are defaults of the leases.

Business Objectives

      The Company's primary goal is to expand its leasing and fleet management operations, increase and obtain better terms with respect to the financing of the vehicles it leases and to increase the profitability of its vehicle remarketing program. The Company's strategy for continued growth is to (i) increase lease origination by (a) increased name recognition, (b) acquisition of similar companies or their assets, (c) the development, expansion and retention of existing clients, and (d) the expansion into new geographic markets, (ii) further develop and market its fleet management services, (iii) increase and improve the terms of its financing arrangements, (iv) further develop and increase the profitability of its used automobile remarketing operations, and
(v) lease primarily to high quality credit applicants in order to continue to build a lease portfolio with low delinquency and credit loss rates.

Subsidiaries

      The following table lists all the wholly owned subsidiaries of PMS, the date of their formation and business operations. These companies operate as one unit in conducting the business affairs of the Company.


                                    Date of
      Name                          Formation        Business Operations

      Pride Vehicle Contracts
       Limited                      12/23/86         Conducts all administrative  functions for the Company,
                                                     including  paying salaries and all  operational  expenses of the Company.

      Baker Vehicle Contracts
       Limited                      02/22/89         Vehicle leasing,  primarily the business
                                                     operations  of  Baker  Hire  Contracts  Limited,
                                                     acquired  in May  1990,  which operations are primarily
                                                     in Wales and the south west region of England.

      Pride Vehicle Contracts       09/28/88         Vehicle leasing, acquired County Contract
                                                     Hire  Limited  and  Master  (UK)  Limited  Vehicle
                                                     Contracts  Limited in February 1992 and March 1994, respectively.


      Pride Leasing Limited         02/22/89         Vehicle leasing.  Owned property and a building in Croydon, England, which was sold in November 1997.


      Pride Vehicle Management      02/14/90         Operates the Company's fleet management services.
       Limited

      Pride  Vehicle  Deliveries    06/14/90         Provides  vehicle  distribution and collection services
                                                     for all the Limited Company's leasing operations.

                                       33

Leasing, Maintenance and Resale


      The Company purchases each vehicle pursuant to its client's specifications; finances its purchase and pays for all the maintenance on the vehicle during the term of the lease. The Company usually finances the purchase of each vehicle to correspond with the term of the lease, such that upon the completion of the lease term the automobiles are fully paid. As of January 1, 1998, the Company had approximately ^1,477 vehicles under lease.


      The term of the leases average generally between 24 and 48 months, with the average lease being 36 months. In addition to setting forth the lease term, the amount of the rental payments and the mileage allowance, each lease requires the lessee to pay all fees, taxes, fines and other costs relating to the use of the vehicle. Generally, the lessee pays the first and last two months lease payment in advance of the lease term. The lessee is required to maintain liability and casualty insurance on each vehicle at specified limits and to name the Company as an additional insured and loss payee. The Company will only approve policies which have a maximum deductible of $500.


      The Company's sales policy emphasizes leasing to financially sound clients and requires certain financial disclosures prior to executing any lease agreement. Customer accounts are targeted from profitable, growing, medium-sized corporate companies. For the years ended November 30, ^1996 and 1997, the Company had two unaffiliated customers, Westbury Homes Plc. and Campbell Distillers Limited, which companies accounted for in the aggregate approximately ^29% and 24%, respectively, of the Company's total revenues. For the ^three month period ended ^February 28, 1997 and February 28, 1998, revenues from these two unaffiliated customers aggregated ^27% and 20%, respectively, of total revenues. The Company also leases vehicles to the following local government agencies; Swansea Council in Wales, Brent Council in London and Mid Glarmorgan Council in Wales.

      Each lease applicant must provide information regarding, among other things, corporate history, length of time in business, ability to pay based both on income level and certain debt to income ratios developed by the Company and credit history, including comparable borrowing experience. Review of financial statements, audited where obtainable, allows for the independent verification of the Company's financial position and past history. The foregoing procedures provide the general basis for the Company's credit decisions, but the ultimate determination is in the discretion of the Company's credit analysts. Accordingly, certain of the leases entered into by the Company may not meet each of the Company's credit guidelines.

      The Company has servicing agreements with over 1,400 automotive dealerships and independent service centers in its areas of operations. Since all of the leased vehicles are new, there are warranties typically ranging from 12 to 36 months or 20,000 to 60,000 miles, which ever comes first, with the average being 24 months or 40,000 miles. ^Each lease has mileage limitation and additional fees for overages. Therefore, the Company does not incur significant expenses for repairs. Maintenance is regularly performed on all vehicles, pursuant to negotiated pricing schedules. No work is permitted to be performed on any vehicle, unless performed by one of the Company's contracted service centers with the prior consent of the Company.


      The monthly lease payment which the Company charges its clients is determined by a computer program which takes into account estimated service costs, new vehicle pricing, manufacturer bonuses, rebates and options, potential residual value at lease end as well as other variable information including interest rates and other current anticipated future economic variables. The client is responsible for maintaining its own insurance, of which the Company is the beneficiary, in the event the vehicle is damaged.

      The Company typically attempts to match the financing term with the lease term, whereby at the end of the lease term the Company owns the automobile. The Company does not currently perform repairs or refurbishing on the returned vehicles, rather, the Company attempts to resell such vehicles immediately upon their return in the same condition as they are returned in. This enables the Company to increase its cash flow, though the Company believes it could obtain higher prices for the used vehicles in the event minor repairs were performed prior to resale. The Company manages its residual risk by focusing on the leasing of vehicle models which it believes will have a broad appeal in the used automobile market at the end of the lease term and by utilizing multiple remarketing channels including, but not limited to used car wholesalers and used car retailers. The Company upon pricing the lease of a new vehicle reviews the listed wholesale price as listed in several pricing guides, predominantly the Current Auction Prices ("CAP") book, which gives the current wholesale price of the model being leased. The Company currently attempts to get at least 85% of the CAP listed wholesale price upon the resale of the vehicle. The Company believes that with increased working capital and cash flow from operations, the Company can make minor repairs and refurbishings on the automobiles performed and seek higher prices on resales of up to 110% of the wholesale price on popular models. The Company sells its used vehicles through used automobile wholesalers and retailers, automobile auctions, unaffiliated dealers and pursuant to sales to related parties of the lessees. In the event the market for used automobiles decreases the models or conditions of the vehicles returned to the Company decrease their resale value or vehicles are returned pursuant to defaults in the lease agreements, such events may adversely affect the Company's cash flow, profitability and business operations. See "-- Financing and Collections" and "-- Competition."

Fleet Management Services


      In 1994, the Company opened its fleet management division, which division manages the automobiles for certain of its corporate clients who choose to own the vehicle(s) directly. Customarily, these clients purchase the automobiles through the Company in order to take advantage of the Company's bulk purchase discounts. The Company maintains these vehicles on behalf of such clients pursuant to a monthly management fee, usually $15 per automobile and disposes of the vehicles thereafter on behalf of the client. The client pays all costs associated with the purchase, maintenance and resale of the automobiles. The Company estimates that for the year ended November 30, ^1997 less than 5% of the Company's revenues were from fleet management services.


Suppliers


      The Company purchases all of the automobiles that it leases to its clients from automotive dealerships, usually several at a time. For the ^years ended November 30, 1996 and ^November 30, 1997, General Motors and Ford were the manufacturers of approximately 17% and 16%, respectively and 15% and 16%, respectively, of the vehicles which it leased. The Company does not depend on any individual dealership for the purchase of any vehicle brand. The Company has no written agreements with any dealership it purchases vehicles from, though it does receive yearly rebates from manufacturers based on quantity of automobiles purchased. Management believes that the price it pays and the terms it receives for the automobiles it purchases are more favorable than it would receive if it was purchasing automobiles on an individual basis. The Company believes that it will continue to be able to purchase automobiles at competitive prices and terms into the future.

      A portion of the Company's profit margin is based on rebates received directly from the automobile manufacturers on a yearly basis. The Company receives a rebate on most vehicles purchased based upon the quantity of automobiles purchased from said manufacturer each year. This rebate is usually between $100 and $400 per vehicle. However, the Company has no assurances that it will be able to acquire automobiles at favorable prices in the future or receive such rebates in the future. No assurance can be given that an uninterrupted and adequate supply of automobiles will be available to the Company in the future, although ^ the Company believes that there are a sufficient number of automobile dealerships, so that in the event any individual or group of dealerships can no longer service the Company's needs, the Company will be able to find other dealerships at competitive prices. In the event the Company cannot obtain the automobiles of any specific manufacturer or automobiles in general or is not able to purchase such automobiles on similar terms as is presently available to it, the Company may be materially adversely affected.

Financing and Collections

      The Company provides new automobiles to its clients pursuant to each individual client's specifications, with personal and attentive service to include all of its clients needs. The Company's sales representatives have ^ experience in the automobile finance and leasing industry and work closely with the clients to meet their driving and financial needs.


      Since November 1992, when entering into new lease agreements, the Company purchases the automobile, which usually requires a 10% down payment and pays down the note on the purchase, including principal and interest, during the term of the lease. Prior to November 1992, the Company would finance the purchase of automobiles through promissory notes which required the payment of interest during the term of the loan and the repayment of the principal in a balloon payment at loan maturity, which is coincident with the end of the lease term. This financing strategy enabled the Company to increase its cash flow during the term of the lease, but the higher financing fees and interest expense reduced the Company's profit on the resale of the vehicles.

      The Company has asset funding lines to acquire revenue producing vehicles with several institutions in England in the aggregate amount of ^$23,667,500 of which the Company has borrowed approximately ^$18,341,778 as of November 30, 1997^. The ^ Company's asset funding line ^has increased as a result of ^ equity raised in the Company's initial public offering in April 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." Under the lease agreements, the lessees generally have no right to terminate their leases prior to the end of their scheduled term. In the event that any lease terminates prior to the end of its scheduled term (whether by way of default, the destruction or theft of the vehicle), the lessee is liable to the Company for the amount by which the lessee's default termination liability under the lease agreement exceeds the realized value of such vehicle, which may be obtained through the proceeds of the sale of the vehicle (including a sale following repossession) or the proceeds of any applicable insurance on the vehicle. Under the terms of the lease, the term "default termination liability" includes; (i) all payments due under the lease agreement up to the termination date, inclusive of interest,
(ii) future rental payments due from
termination date until the contracted lease termination date, less maintenance and a 5% discount and (iii) the difference between the amount received pursuant to the sale of the vehicle and the estimated residual value, if such sale price is less than the estimated residual value. Under its agreements with the lessee, the Company pays the sale or insurance proceeds to its lender up to the amount of the then remaining balance of the note payable related to the vehicle. Any shortfall is a credit loss and is borne by the lessee, and any excess is retained by the Company.


^ On August 31, 1997, the Company's line of credit with its bank under which it finances its general working capital requirements, expired. In February 1998, the Company entered into a new agreement with the bank. This new line of credit of $5,862,500, is payable on demand and is secured by all assets of the Company other than building and revenue-producing vehicles which are already pledged (see Notes 6b and 7 to the Notes to the Financial Statements). Interest is payable at rates between 2% and 4% in excess of the bank's base rate (7 1/2% as of November 30, 1997). The agreement is due for renewal November 1998. There can be no assurance that the line of credit will be renewed. See "Risk Factors".


      The Company attempts to enhance the performance of its leases and thereby minimize its financial risks by maintaining timely, consistent and direct customer contact. When a default does occur, collections and repossessions are handled by the Company's collection department. Upon a lease payment default and after the passage of three days, the Company mails a written notice to the defaulting customer and attempts to contact the customer directly by phone. Once contact is established, the collection department will work with the customer until the default is cured. If contact is not made or the default is not satisfactorily cured, the Company will proceed to repossess the vehicle. The Company will repossess the vehicle upon a determination that there is a risk of not recovering the vehicle. In the event repossession is required, it typically will take place within 20 days after the initial default. Pursuant to English law, a company can repossess a vehicle for non payment in the event payment is not received within two days of the due date, however, the Company's lease agreements provide for a seven day grace period. No notice is required and no demand for payment need be made prior to repossession. The Company, as the vehicles owner, has all key numbers with respect to the vehicles it leases. In the event the Company deems repossession necessary it sends an employee to physically drive the vehicle away from the lessee. Repossessed vehicles are offered by the Company at public sale, after the giving of notice, and sold by the Company in a commercially reasonable manner. There were no repossessions of vehicles in fiscal 1996. In 1997, there were eight repossessions, however six of those repossessions were re-leased. There have been none to date in 1998.^

Competition


      The Company's business is highly competitive, with relatively insignificant barriers to entry and with numerous firms competing for the same customers. The Company is in direct competition with local (includes the ^county of Hertfordshire and the surrounding areas), regional (includes London and the surrounding areas) and national (includes all of the United Kingdom, inclusive of England, Wales, Scotland and Northern Ireland) automotive leasing companies, many of which have greater resources and more extensive distribution and marketing than the Company. The largest leasing companies in direct competition with the Company are ^Arriva and Lex Vehicle Leasing Limited, each of which claim to have presently on lease approximately 65,000 vehicles. As of January 1, 1998, the Company had ^1,477 vehicles under lease. The Company also competes in the automobile financing industry with providers of other forms of financing. Other competitors include finance companies affiliated with automobile manufacturers, a variety of local, regional and national finance companies, commercial banks, savings and loans, and other consumer lenders such as industrial thrifts and credit unions. The automobile leasing business is highly competitive and the Company competes for business on the basis of both pricing and service. The Company believes that the main concern of the lessee or buyer of a new automobile is the amount of the monthly payment and of any down payment. Many of the Company's competitors have significantly greater financial, technical and marketing resources and market share than the Company. Automobile finance companies affiliated with automobile manufacturers, from time to time offer aggressive leasing and financing programs at below market pricing to promote the sale of certain vehicle models. Many of the national leasing companies have extensive advertising campaigns which develop and reinforce brand recognition. In addition, many of such manufacturers have agreements with vehicle leasing entities to jointly advertise and market their products and services.


      The used automobile sales business is highly fragmented and competitive, with competition coming from individuals, independent used automobile wholesalers and dealerships and used automobile lots operated by new automobile dealers and rental car companies.


Marketing and Sales

      The sales policies of the Company have emphasized quality of business rather than volume, both in its own new business contracts and its acquired contracts. This controlled and conservative approach to growth allows the Company to write what it considers to be good quality, profitable contract hires. Customer service and satisfaction is then emphasized as a high priority, to ensure that the group's premium pricing policies can be maintained for repeat business.


      Customer accounts are targeted from profitable, growing, medium-sized corporate companies together with public sector referrals. ^The Company attempts to take^ a balanced, portfolio approach to risk management with a variety of company sizes to balance credit risk against profit margin.


      The Company executes a finance company standard hire purchase agreement for each lease and the finance company takes a registered charge (security interest) over the underlying agreement between the Company and its customer. The security of the lender is further increased by the Company's down payment on the vehicles and the monthly payments of principal and interest during the term of the lease. The Company has all required liens and security interests appropriately filed and recorded.

      As part of its obligations, the Company performs all administrative functions in the acquisition, registration and leasing of the automobile and controls and pays for all required servicing of its vehicles. The Company obtains appropriate vehicle registrations and titles for all lease vehicles, tracks compliance with insurance requirements, negotiates and handles all claims with insurance companies and remits all appropriate sales taxes on lease payments to the taxing authority.

Government Regulations

      The Company is subject to regulation by the United Kingdom Department of Trade and Industry (the "Department of Trade"). The Department of trade establishes general rules and regulations with respect to the operation of a business in the United Kingdom. The Department of Trade has not established any regulations or licensing requirements specifically regulating the leasing of automobiles to companies.

There can be no assurances that such will be the case in the future or that if licensing or other form of regulation is required in order to engage in the Company's business that the Company will be successful in obtaining such licenses or in meeting the requirements of such regulations. The Department of Trade, in accordance with the credit agreement act, requires the issuance of a license in order to lease vehicles to individuals, which license the Company has obtained^. However, the Company never has nor does it presently intend to lease vehicles to individuals. In addition, the Company must also comply with a wide range of other state and local rules and regulations applicable to its business, including regulations covering labor relations, safety standards, affirmative action and the protection of the environment. Continued compliance with the broad regulatory network of the United Kingdom is essential and costly and the failure to comply with such regulations may have an adverse effect on the Company's operations.


      In August 1995, the British Government passed a law allowing leasing companies to be reimbursed by the Government for the value added tax "VAT" which is added to all consumer goods including automobiles. The VAT tax is currently at 17.5%. Reimbursement of the VAT tax will allow the Company to charge lower lease rates.

Employees


      As of May 25^, 1998, the Company employed 19 full-time persons, ^six of which are in management (three of which are officers), ^ nine administrative, ^two sales representative and two drivers. None of the employees are represented by a union, and the Company considers employee relations to be good.


Properties


      The Company maintains 6,000 square feet of executive office space in a modern, free standing building at Pride House, Watford Metro Centre, Tolpits Lane Watford Hertfordshire, WD1 8SB England. The building was purchased by PMS in December 1992 at a cost of approximately $895,000. The annual cost of servicing the building's mortgage and taxes is approximately $80,000 and $18,000, respectively. Pride Leasing Limited ^owned a building in Croydon, England, which it purchased in 1991 at a cost of approximately $825,000. The Company sold this ^property in ^November 1997 for ^$400,000.


Pending Litigation

      The Company is not a party to any material pending litigation which, if decided adversely to the Company, would have a significant negative impact on the business, income, assets or operation of the Company, and the Company is not aware of any material threatened litigation which might involve the Company. In England, the owner of the automobile is not considered liable for the acts of the driver where there is a lease arrangement.

      AC is not a party to any material litigation. ^Although the Company acquired the assets of AC Cars and Autokraft and does not believe that it will have any exposure to liability claims for automobiles built by AC Cars and Autokraft, there can be no assurance that the Company is correct in such belief. Any such claim relating to new automobiles built by AC or to automobiles built by AC Cars and Autokraft could have an adverse effect on the Company.

Acquisition of AC Car Group Limited


      In November 1996, the Company, through its ^subsidiary, AC Automotive Group, Inc. ("Automotive") and its England subsidiary, AC Car Group Limited, acquired all of the assets of AC Cars Limited ("AC Cars") and Autokraft Limited ("Autokraft"), two companies incorporated under the laws of England and Wales, respectively. AC Cars and Autokraft are specialty automobile manufacturers that had been in administrative receivership since March 1996.

      In March 1998, Automotive issued additional shares of its common stock to various parties, thereby reducing the Company's ownership to a minority interest (approximately 16% of the issued and outstanding common stock). Notwithstanding the foregoing and despite the fact that Automotive is not expected to have a material impact on the affairs or financial statements of the Company, a discussion has been included herein regarding the business of AC (the operating entity owned by Automotive) to give investors an understanding of such entity and the Company's investment therein.


Business of AC Car Group Limited


      AC Car Group Limited was incorporated in England and Wales on June 28, 1996, as Paradehaven Limited. The name was changed to AC Car Group Limited on August 30, 1996. Automotive was incorporated under the laws of the state of Delaware in January 1997 to act as a holding company for AC and to effect a private offering to raise capital to complete the acquisition of AC Cars and Autokraft. See "Certain Relationships and Related Transactions."

      AC Cars was formed in 1901 as ^Autocarriers Limited and has been in continuous operations ever since. AC Cars is Britain's oldest independent manufacturer. Today, Autokraft and AC Cars manufacture ^two automobiles on a limited basis, namely, the Superblower (a continuation of the AC Cobra) and the AC Ace.

      The AC Cobra is a high-powered, hand built sports car with an aluminum body. The automobile is manufactured today using the same traditional coach building methods and original Cobra tooling which were used on the original manufactured Cobras in the 1960s. Historically, in 1963 the AC Cobra caused a sensation by racing along the MI motorway (England's first motorway) at 196 miles per hour, and by 1964, the 427 AC Cobra was listed in the Guinness Book of Records as the fastest production car in the world. The ^Superblower sells for about (pound)69,000 ^($113,643).

      In 1994, the AC Ace prototype was first displayed at the London Motor show. In 1995, the AC Ace was shown to the North American public at the Detroit Motorshow. When the AC Ace comes into production, it will sell for approximately (pound)75,000 ^($123,525). As of January 1, 1998, AC has produced approximately fifty pre-production AC Aces. ^AC management expects the ^Ace to enter into its final production stage in ^the second quarter of 1998.

      ^In 1987, Ford Motor Company became a partner ^of Autokraft and AC Cars. The AC Cobra is equipped with a Ford V8 engine. Currently, Ford Motor Company owns the trademark to the name Cobra. However, Autokraft and AC Cars used the name "Cobra" under a license arrangement with Ford Motor Company. When ^Autokraft and AC Cars were placed in administrative receivership, the license arrangement with Ford Motor Company was voided. After the Asset Acquisition, ^AC negotiated a new licensing agreement with Ford Motor Company whereby ^it procured a three year license, commencing December 7, 1996, to continue to use the name "Cobra" on its AC Cobra model. Notwithstanding the foregoing, the "Cobra" has been recently updated and has been renamed the AC "Superblower."


Administrative Receivership

      AC Cars has incurred losses in recent years as a result of design and development costs incurred in bringing the AC Ace into production. Although most of the development work is now complete and approximately fifty AC Aces have been produced to date as pre-production vehicles, the expenses AC Cars and Autokraft incurred in connection with the development of the Ace forced Autokraft and AC Cars to seek additional capital investments so as to enable them to both meet current production needs and increase future production levels. Once it became clear to Autokraft and AC Cars' management that additional funds were unlikely to be forthcoming in time to allow the businesses to meet their financial obligations, coupled with their bankers indications that they no longer had confidence in the current ownership, the Directors of the businesses resolved to request their bankers to appoint Administrative Receivers. Administrative receivers were appointed on March 7, 1996.

Development Projects and Enhancements


      ^It is expected that AC will continue to evaluate ^and develop the Cobra and the Ace's chassis to be compatible with other engines.


Marketing and Sales; License Arrangement

      AC Cars has used very little, if any, print or other media advertising with respect to the AC Ace. However, both the Cobra and the Ace have been the subject of numerous magazine articles in automotive publications, and, as such, have received extensive exposure.


      As discussed above, AC Cars and Autokraft were using the name Cobra under a license arrangement with Ford Motor Company. Although the arrangement became void when the two companies were placed in receivership, ^AC has entered into a new licensing arrangement with the Ford Motor Company whereby ^it has procured a three year license to use the name "Cobra," terminating in December 1999.

      Whereas ^AC is pleased that it has been able to procure a licensing arrangement to continue to use the name "Cobra", ^it anticipates that a significantly larger portion of its future marketing efforts will concentrate on the venerable history and prestige associated with the name "AC", which name ^AC acquired outright as part of the Asset Acquisition.

      ^AC believes that the principal markets for sales of its automobiles are the United States, Australia, Germany and the United Kingdom.

      The ^AC Cobra (which is now known as the AC Superblower) and the AC Ace both have received low volume Type approval in the United Kingdom.

^
Trademarks


     Acquired as part of the Asset Acquisitions was the rights to utilize the "Ace" mark on sales of the Ace. The right to use the Cobra name was subject to a license arrangement which was in place with Ford Motor Company, the owner of the trademark just prior to the appointment of Receivers. As discussed above, ^AC has entered into a new license agreement with Ford Motor Company whereby ^it has procured a three year license to use the name "Cobra", which terminates on November 30, 1999. Former management of Autokraft and AC Cars has advised ^AC that it is not aware of any actions attempting to invalidate or challenge its use of such trademarks and that it has not received any notice or claims of infringement regarding its trademarks.


Products Liability Insurance


      At present, AC maintains product liability insurance through Lloyds of London. The limit of the indemnity is (pound)2,000,000 ($3,350,000) for each instance. Although AC has procured this insurance policy, there can be no assurance that it will be able to maintain such insurance, that such insurance will be sufficient to cover claims, if any, or that such insurance will continue to be available on^ commercially reasonable terms. If AC is unable to maintain products liability insurance for the automobiles that it manufactures, it would adversely affect the business of AC and could potentially cause it to discontinue operations. However, there can be no assurance that such insurance will be maintained^, that such insurance will be sufficient to cover claims, if any, or that such insurance will continue to be available at commercially reasonable terms. If ^AC is required to pay uninsured claims, it would adversely affect ^AC and could cause a discontinuation of its operations. ^AC does not carry business interruption or key man insurance. See "Risk Factors."


Legal Proceedings

      AC is not a party to any material litigation. Autokraft and AC Cars are involved in legal proceedings, all of which are related to their being placed in administrative receivership.

Properties


      AC ^formerly occupied premises on a four acre site at the Brooklands Industrial Park in Surrey, England. The property comprises a factory, workshop, showroom and office space. In all, the facility provides approximately 90,000 square feet of manufacturing area and 20,000 square feet of executive office area. ^AC exercised its option to purchase the premises for the purchase price of (pound)5,200,000 ^($8,715,200) in July 1997. AC then sold the property for ^$9,385,600 and entered into a 15 year lease for 39,000 square feet of the property at the rate of ^$30,200 per month.


Employees


      At the time of their acquisition, Autokraft and AC Cars together employed a total of 83 persons. ^AC retained approximately 31 of such employees upon completion of the Asset Acquisition and has hired 12 additional employees to oversee the manufacturing and marketing of the automobiles.

                                   MANAGEMENT

      The names, ages and positions of the Company's executive officers and directors are as follows:

      Name                               Age                        Position with the Company


      Alan Lubinsky                      40                         President, Secretary, and Chairman of the Board
                                                                    of Directors


      Ivan Averbuch                      42                         Chief Financial Officer

      Allan Edgar                        51                         Director

      Ian Satill                         39                         Director



     Alan Lubinsky. Mr. Lubinsky has been the President and a director of the Company since its inception in March 1995. Mr Lubinsky has been the President, Secretary and director of Pride, Inc since January 14, 1994. Mr. Lubinsky has been the Chairman and Managing Director of Pride Management Services, Plc ("PMS") since its inception in 1988. Mr. Lubinsky has been the Chairman and Managing Director of AC Car Group Limited since July 1996. Mr. Lubinsky has been the President, Chairman and director of AC Automotive Group, Inc. since its inception in 1996. Mr. Lubinsky has 19 years experience in the motor vehicle industry in positions of executive management.


     Ivan Averbuch. Mr. Averbuch ^was a director and the Chief Financial Officer of the Company since December 1995. Mr. Averbuch resigned as a Director of the Company in March 1998. Mr. Averbuch has been the Chief Financial Officer of ^Pride, Inc. since December 1995. Mr. Averbuch has been the Financial Director of AC Car Group Limited since July 1996. Mr. Averbuch has been the Chief Financial Officer and Director of AC Automotive Group, Inc. since its inception in 1996. From September 1987 to November 1995, Mr. Averbuch was employed at Kessel Feinstein, a member firm of Grant Thorton International, an accounting firm. In January 1989, Mr. Averbuch was promoted to audit manager and appointed as a partner in October 1992.


     Allan Edgar. Mr. Edgar has been a director of the Company since May 1997. Mr. Edgar has been a director of AC Automotive Group, Inc. since its inception in 1996. Mr. Edgar has been the Marketing Director of Hyatt Hotels & Resorts for Europe, Africa and the Middle East since 1990. Mr. Edgar has extensive experience in the automobile industry, including positions at Hertz Rent-a-Car, Volkswagen Interent, and Leyland Motor Corporation.


     Ian Satill. Ian Satill has been a director of the Company since February 1998. From June 1994 until present, Mr. Satill has been the Group Managing Director of Rustlers Food Group Pty. Ltd. From 1990 to present, Mr. Satill has been the sole shareholder, officer and director of Associated Planners Ltd., an independent financial services brokerage located in Sydney, Australia.

      The directors of the Company are elected annually by the stockholders and hold office until the next annual meeting of stockholders, or until their successors are elected and qualified. The executive officers are elected annually by the board of directors, serve at the discretion of the board of directors and hold office until their successors are elected and qualified. Vacancies on the board of directors may be filled by the remaining directors.

      As permitted under Delaware Corporation Law, the Company's Certificate of Incorporation eliminates the personal liability of the directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following provides certain information concerning all Plan and Non-Plan compensation awarded to, earned by the named executive officer (as designated in Item 402 (a)(2) of Regulation S-B), paid by Pride Vehicle Contracts Limited during the years ended November 30, 1997, 1996 and 1995. The Company did not incur any compensation expense during such periods.

                           Summary Compensation Table

                               Annual Compensation

      (a)                                (b)                 (c)             (d)                  (e)

Name and Principal                                                                        Other Annual
   Position  (1)                Year               Salary($)     Bonus($)                 Compensation($)(2)

Alan Lubinsky                   1997               $176,000           -                   $30,000 (3)(4)
  President, Secretary          1996               $160,000           -                   $30,000
  and Chairman of the Board     1995               $137,750           -                   $30,000

     ^ (1) All of the Company's administrative functions, including the payment of salaries, are performed by Pride Vehicle Contracts Limited, since the Company's operations run basically as one operation. The Company believes that it is easier and cost effective to operate in this manner. The Company plans on continuing this practice in the future.

     (2) Includes contributions to the Company's pension plan of $18,000 in each of 1997, 1996 and 1995, respectively, and the cost of an automobile and expenses of $12,000 annually.


     (3) Alan Lubinsky entered into an employment agreement with PAG in August 1995. The agreement is for a term of three years, and pays Mr. Lubinsky an annual salary of $160,000 per annum with 10% yearly escalations, subject to adjustment by PAG's board of directors. Pursuant to the agreement, Mr. Lubinsky received stock options under PAG's Senior Management Incentive Plan to purchase 100,000 shares at $5.50 per share. These options vest at the rate of 33 1/3% per annum commencing August 1996.

     (4) In May 1997, Mr. Lubinsky received stock options under PAG's Senior Management Incentive Plan to purchase 43,234 shares at $2.54 per share. These options vest at the rate of 33 1/3% per annum commencing May 1998.



Employment Agreements


      Alan Lubinsky entered into an employment agreement with the Company in August 1995. The agreement is for a term of three years, and pays Mr. Lubinsky an annual salary of $160,000 per annum with 10% yearly escalations, subject to adjustment by the Company's board of directors. Pursuant to the terms of his employment agreement, Mr. Lubinsky has agreed to ^devote all of his business time to the affairs of Pride and the Company. Pursuant to the agreement, Mr. Lubinsky received stock options under the Company's Senior Management Incentive Plan to purchase 100,000 shares at $5.50 per share. These options vest at the rate of 33 1/3% per annum commencing August 1996. The agreement restricts Mr. Lubinsky from competing with the Company for a period of one year after the termination of his employment.


      Ivan Averbuch entered into an employment agreement with the Company in September 1995, for a term of 24 months, commencing December 1, 1995. The agreement was automatically extended for an additional 24 months in December 1997. The agreement is subject to cancellation by either the Company or Mr. Averbuch on 90 days written notice. Pursuant to the terms of the agreement, Mr. Averbuch is to receive an annual salary of $55,000 per annum, with a 10% escalation in December 1996, subject to review by the board of directors.

Senior Management Incentive Plan

      In September 1995, the board of directors adopted the Senior Management Incentive Plan (the "Management Plan"), which was adopted by written stockholder consent. The Management Plan provides for the issuance of up to 300,000 shares of the Company's Common Stock in connection with the issuance of stock options and other stock purchase rights to executive officers, key employees and consultants.

      The adoption of the Management Plan was prompted by its desire to provide the board with sufficient flexibility regarding the forms of incentive compensation which the Company will have at its disposal in rewarding executive officers, key employees and consultants who render significant services to the Company and its subsidiaries. The board of directors intends to offer key personnel equity ownership in the Company through the grant of stock options and other rights pursuant to the Management Plan to enable the Company to attract and retain qualified personnel without unnecessarily depleting the Company's cash reserves. The Management Plan is designed to augment the Company's existing compensation programs and is intended to enable the Company to offer to its as well as its subsidiaries executives, key employees and consultants a personal interest in the Company's growth and success through awards of either shares of Common Stock or rights to acquire shares of Common Stock.

      The Management Plan is intended to attract and retain executive officers, key employees and consultants whose performance is expected to have a substantial impact on the Company's and its subsidiaries long-term profit and growth potential by encouraging and assisting those persons to acquire equity in the Company. It is contemplated that only those who perform services of special importance to the Company will be eligible to participate under the Management Plan. A total of 300,000 shares of Common Stock will be reserved for issuance under the Management Plan. It is anticipated that awards made under the Management Plan will be subject to three-year vesting periods, although the vesting periods are subject to the discretion of the Administrator.

      Unless otherwise indicated, the Management Plan is to be administered by the board of directors or a committee of the board, if one is appointed for this purpose (the board or such committee, as the case may be, shall be referred to in the following description as the "Administrator"). Subject to the specific provisions of the Management Plan, the Administrator will have the discretion to determine the recipients of the awards, the nature of the awards to be granted, the dates such awards will be granted, the terms and conditions of awards and the interpretation of the Management Plan, except that any award granted to any employee of the Company who is also a director of the Company shall also be subject, in the event the persons serving as members of the Administrator of such plan at the time such award is proposed to be granted do not satisfy the requirements regarding the participation of "disinterested persons" set forth in Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act, to the approval of an auxiliary committee consisting of not less than two individuals who are considered "disinterested persons" as defined under Rule 16b-3. As of the date hereof, the Company has not yet determined who will serve on such auxiliary committee, if one is required. The Management Plan generally provides that, unless the Administrator determines otherwise, each option or right granted under a plan shall become exercisable in full upon certain "change of control" events as described in the Management Plan. If any change is made in the stock subject to the Management Plan, or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Administrator will make appropriate adjustments to such plans and the classes, number of shares and price per share of stock subject to outstanding rights or options. Generally, the Management Plan may be amended by action of the board of directors, except that any amendment which would increase the total number of shares subject to such plan, extend the duration of such plan, materially increase the benefits accruing to participants under such plan, or would change the category of persons who can be eligible for awards under such plan must be approved by affirmative vote of a majority of stockholders entitled to vote. The Management Plan permits awards to be made thereunder until September 2005.

      Directors who are not otherwise employed by the Company will not be eligible for participation in the Management Plan. The Management Plan provides for four types of awards: stock options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights) and restricted stock purchase agreements, as described below.

Stock Options.

      Options granted under the Management Plan may be either incentive stock options ("ISOs") or options which do not qualify as ISOs ("non-ISOs"). ISOs may be granted at an option price of not less than 100% of the fair market value of the Common Stock on the date of grant, except that an ISO granted to any person who owns capital stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company ("10% stockholder") must be granted at an exercise price of at least 110% of the fair market value of the Common Stock on the date of the grant. The exercise price of the non-ISOs may not be less than 85% of the fair market value of the Common Stock on the date of grant. Unless the Administrator determines otherwise, no ISO or non-ISO may be exercisable earlier than one year from the date of grant. ISOs may not be granted to persons who are not employees of the Company. ISOs granted to persons other than 10% stockholders may be exercisable for a period of up to ten years from the date of grant; ISOs granted to 10% stockholders may be exercisable for a period of up to five years from the date of grant. No individual may be granted ISOs that become exercisable in any calendar year for Common Stock having a fair market value at the time of grant in excess of $100,000. Non-ISOs may be exercisable for a period of up to 13 years from the date of grant. In connection with the Company's entering into an employment agreement with its president, Alan Lubinsky, Mr. Lubinsky received 100,000 stock options to purchase shares of Common Stock. See "Management - Employment Agreement."

     In May 1997, Mr. Lubinsky, Mr. Averbuch and Mr. Edgar were issued 43,234, 8,647 and 8,647 options to purchase shares of the Company's Common Stock at the exercise price of $2.54, $2.31 and $2.31 per share respectively, pursuant to the Company's Senior Management Incentive Plan.



     In January 1998, Mr. Lubinsky, Mr. Averbuch and Mr. Edgar were issued 29,137, 5,000 and 5,000 options, respectively, to purchase shares of the Company's Common Stock at the exercise price of $3.43, $3.13 and $3.13 per share respectively, pursuant to the Company's Senior Management Incentive Plan.

      Payment for shares of Common Stock purchased pursuant to the exercise of stock options shall be paid in full in cash, by certified check or, at the discretion of the Administrator, (i) by promissory note combined with cash, (ii) by shares of Common Stock having a fair market value equal to the total exercise price or (iii) by a combination of (i) and (ii) above. The provision that permits the delivery of already owned shares of stock as payment for the exercise of an option may permit "pyramiding". In general, pyramiding enables a holder to start with as little as one share of common stock and, by using the shares of common stock acquired in successive, simultaneous exercises of the option, to exercise the entire option, regardless of the number of shares covered thereby, with no additional cash or investment other than the original share of Common Stock used to exercise the option.

      Upon termination of employment or consulting services, an optionee will be entitled to exercise the vested portion of an option for a period of up to three months after the date of termination, except that if the reason for termination was a discharge for cause, the option shall expire immediately, and if the reason for termination was for death or permanent disability of the optionee, the vested portion of the option shall remain exercisable for a period of twelve months thereafter.

      Incentive Stock Rights. Incentive stock rights consist of incentive stock units equivalent to one share of Common Stock in consideration for services performed for the Company. Each incentive stock unit shall entitle the holder thereof to receive, without payment of cash or property to the Company, one share of Common Stock in consideration for services performed for the Company or any subsidiary by the employee, subject to the lapse of the incentive periods, whereby the Company shall issue such number of shares upon the completion of each specified period. If the employment or consulting services of the holder with the Company terminate prior to the end of the incentive period relating to the units awarded, the rights shall thereupon be null and void, except that if termination is caused by death or permanent disability, the holder or his/her heirs, as the case may be, shall be entitled to receive a pro rata portion of the shares represented by the units, based upon that portion of the incentive period which shall have elapsed prior to the death or disability.

      Stock Appreciation Rights (SARs). SARs may be granted to recipients of options under the Management Plan. SARs may be granted simultaneously with, or subsequent to, the grant of a related option and may be exercised to the extent that the related option is exercisable, except that no general SAR (as hereinafter defined) may be exercised within a period of six months of the date of grant of such SAR and no SAR granted with respect to an ISO may be exercised unless the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the ISO. A holder may be granted general SARs ("general SARs") or limited SARs ("limited SARs"), or both. General SARs permit the holder thereof to receive an amount (in cash, shares of Common Stock or a combination of both) equal to the number of SARs exercised multiplied by the excess of the fair market value of the Common Stock on the exercise date over the exercise price of the related option. Limited SARs are similar to general SARs, except that, unless the Administrator determines otherwise, they may be exercised only during a prescribed period following the occurrence of one or more of the following "Change of Control" transactions: (i) the approval of the Board of Directors of a consolidation or merger in which the Company is not the surviving corporation, the sale of all or substantially all the assets of the Company, or the liquidation or dissolution of the Company; (ii) the commencement of a tender or exchange offer for the Company's Common Stock (or securities convertible into Common Stock) without the prior consent of the Board; (iii) the acquisition of beneficial ownership by any person or other entity (other than the Company or any employee benefit plan sponsored by the Company) of securities of the Company representing 25% or more of the voting power of the Company's outstanding securities; or (iv) if during any period of two years or less, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election, or the nomination for election, of each new director is approved by at least a majority of the directors then still in office.

      The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs, thus maintaining a balance between outstanding options and SARs.

      Restricted Stock Purchase Agreements. Restricted stock purchase agreements provide for the sale by the Company of shares of Common Stock at prices to be determined by the Board, which shares shall be subject to restrictions on disposition for a stated period during which the purchaser must continue employment with the Company in order to retain the shares. Payment can be made in cash, a promissory note or a combination of both. If termination of employment occurs for any reason within six months after the date of purchase, or for any reason other than death or by retirement with the consent of the Company after the six-month period but prior to the time that the restrictions on disposition lapse, the Company shall have the option to reacquire the shares at the original purchase price.

      Restricted shares awarded under the Management Plan will be subject to a period of time designated by the Administrator (the "restricted period") during which the recipient must continue to render services to the Company before the restricted shares will become vested. The Administrator may also impose other restrictions, terms and conditions that must be fulfilled before the restricted shares may vest.

      Upon the grant of restricted shares, stock certificates registered in the name of the recipient will be issued and such shares will constitute issued and outstanding shares of Common Stock for all corporate purposes. The holder will have the right to vote the restricted shares and to receive all regular cash dividends (and such other distributions as the Administrator may designate), if any, which are paid or distributed on the restricted shares, and generally to exercise all other rights as a holder of Common Stock, except that, until the end of the restricted period: (i) the holder will not be entitled to take possession of the stock certificates representing the restricted shares and (ii) the holder will not be entitled to sell, transfer or otherwise dispose of the restricted shares. A breach of any restrictions, terms or conditions established by the Administrator with respect to any restricted shares will cause a forfeiture of such restricted shares.

      Upon expiration of the applicable restricted period and the satisfaction of any other applicable conditions, all or part of the restricted shares and any dividends or other distributions not distributed to the holder (the "retained distributions") thereon will become vested. Any restricted shares and any retained distributions thereon which do not so vest will be forfeited to the Company. If prior to the expiration of the restricted period a holder is terminated without cause or because of a total disability (in each case as defined in the Management Plan), or dies, then, unless otherwise determined by the Administrator at the time of the grant, the restricted period applicable to each award of restricted shares will thereupon be deemed to have expired. Unless the Administrator determines otherwise, if a holder's employment terminates prior to the expiration of the applicable restricted period for any reason other than as set forth above, all restricted shares and any retained distributions thereon will be forfeited.

      Accelerating of the vesting of the restricted shares shall occur, under the provisions of the Management Plan, on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an "Approved Transaction"; (b) a "Control Purchase"; or (c) a "Board Change".

      An "Approved Transaction" is defined as (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

      A "Control Purchase" is defined as circumstances in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (B) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities).

      A "Board Change" is defined as circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

                      PRINCIPAL AND SELLING SECURITYHOLDERS


      The following table sets forth certain information at ^May 25, 1998, and as adjusted to reflect the sale of ^1,250,000 Shares by the Company and the Selling Shareholders, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the owner of 5% or more of the outstanding Common Stock; (ii) by each officer and director; and (iii) by all officers and directors as a group. Except as otherwise indicated below, each named beneficial owner has sole voting and investment power with respect to the shares of Common Stock listed.


                                    Shares of        Percent of        Shares of               Percent of
                                    Common Stock     Common Stock      Common Stock            Common Stock
                                    Owned Prior to   Owned Prior to    Owned After             Owned After
Name                                Offering         Offering          Offering Offering

Pride, Inc. (1)                     1,500,000               53.2%      1,500,000               39.3%
Pride House
Watford Metro Centre
Tolpits Lane
Watford Hertfordshire
WD1 8SB England

Alan Lubinsky (1)(2)                1,500,000               53.2%      1,500,000               39.3%
Pride House
Watford Metro Centre
Tolpits Lane
Watford Hertfordshire
WD1 8SB England

Allan Edgar                         (3)                      *                (3)               *
Pride House
Watford Metro Centre
Tolpits Lane
Watford Hertfordshire
WD1 8SB England

Ivan Averbuch                       (4)                       *               (4)               *
Pride House
Watford Metro Centre
Tolpits Lane
Watford Hertfordshire
WD1 8SB England

Arthur Kamian &
Jane Kamian
The Family Trust                   20,000                     *                 0                0

Don R. Howard &
Grace Howard                        5,000                     *                 0                0

Sierra Holdings Trust
Rachmat Martin, Trustee             15,000                    *                 0                0



                                       51





Jeffrey E. Levine                  10,000                     *                 0                0

Joseph Giovinazzo                   5,000                     *                 0                0

Robert Tormey                       5,000                     *                 0                0

Timothy M. Schlameuss               5,000                     *                 0                0

Seymour M. Wasserstrum              5,000                     *                 0                0

Mann O War Inc.                    20,000                     *                 0                0

Wayne Wiseman                       10,000                    *                 0                0

James Bastek                        20,000                    *                 0                0

Dan Easley                          15,000                    *                 0                0

Joe DiMauro                         10,000                    *                 0                0

Robert W. Bonnewell Trust            5,000                    *                 0                0

Edward Wilkins                       5,000                    *                 0                0

Charles Wilkins                      5,000                    *                 0                0

LeRoy Dukes                          5,000                    *                 0                0

Richard & Dorine Sasso               5,000                    *                 0                0

All officers and                    1,500,000               53.1%         1,500,000           39.3%
Directors of Pride as a Group
(3 persons) (2)



* less than 1%


     (1) Does not include shares of Common Stock issuable upon (i) the exercise of the Underwriters' Warrants, (ii) the exercise of the Underwriters' Over-allotment Option, (iii) the exercise of options or the grant of restricted shares under the Company's Senior Management Incentive Plan, or (iv) the exercise of the Special Warrant granted to Pride to purchase up to 1,250,000 shares of the Company's Common Stock. See "Description of Securities".

     (2) New World Finance, Limited, which is wholly owned by a trust of which family members of Mr. Lubinsky are the beneficiaries, owns approximately 65% of the outstanding shares of Pride, Inc. and may be considered the beneficial owner of the shares of the Company owned by Pride, Inc. The trustee is Elfin Trust Company Limited, located on the Island of Guernsey, Channel Islands. Although Mr. Lubinsky disclaims beneficial ownership of the shares owned by New World Finance, Limited, it may be expected that such entity will vote its respective shares in favor of proposals espoused by Mr. Lubinsky. Does not include 100,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Lubinsky in August 1995. Does not include 43,234 shares of Common Stock issuable upon the exercise of options granted to Mr. Lubinsky in May 1997. Does not include 29,137 shares of Common Stock issuable upon the exercise of option granted to Mr. Lubinsky in January 1998. See "Executive Compensation - Employment Agreement."

(Notes continued from previous page)


     (3) Does not include 8,647 shares of Common Stock issuable upon the exercise of options granted to Mr. Edgar in May 1997. Does not include 5,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Edgar in January 1998.

     (4) Does not include 8,647 shares of Common Stock issuable upon the exercise of options granted to Mr. Averbuch in May 1997. Does not include 5,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Averbuch in January 1998.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Pursuant to the terms of the acquisition of County in 1992, the Company paid $1 and assumed approximately $11,500,000 of net liabilities. These liabilities were purchased by New World Finance Limited within thirty days of the acquisition. New World Finance Limited ("New World") is a company which is wholly owned by New World Trust, the beneficiaries of which are members of Mr. Lubinsky's family. This debt accrued interest at 6% and was repayable five years from the date of issuance. This debt was converted in March 1992 into a convertible note, which was convertible into shares of common stock of PMS at $1.50 per share. In March 1992, New World converted approximately $5,250,0000 of the note into 3,500,000 shares of PMS. In March 1993, New World converted approximately $3,750,000 of the note into 2,500,000 shares of PMS. In January 1994, pursuant to the reorganization of Pride and PMS, Pride acquired all the shares of PMS from New World, and issued shares of common stock of Pride, in return. In September 1994, the right to convert the note into shares of PMS, was converted into the right to purchase shares of common stock of Pride, at a price to be determined by the board of directors of Pride, as of each conversion date. In addition, New World guaranteed to PMS that the sale proceeds of vehicles acquired from County would be at least equal to the residual value shown on the books of County as of the date of the acquisition. Mr. Lubinsky did not vote on the conversion price of any of the following conversions. In September 1994, New World converted $1,125,000 into 281,250 shares of common stock of Pride, Inc. In October 1994, New World converted $400,000 into 114,285 shares of common stock of Pride, Inc. In January 1995, New World converted $155,000 into 155,000 shares of common stock of Pride, Inc.

         In August 1995, the Company determined, with the agreement of New World, that the estimated ultimate sales values of the vehicles were less than expected and it was agreed that the note ($562,292) be written off and canceled against the New World guarantee.

         In March 1995, Pride formed the Company in the State of Delaware and reorganized its corporate structure by exchanging all of its shares of PMS for 1,500,000 shares of the Company's Common Stock, making PMS a wholly owned subsidiary of the Company.

         In March 1995, the Company issued 60,000 shares of its Common Stock to Lampert & Lampert, counsel to the Company for fees and expenses of $500.

         In July 1995, PMS entered into a loan agreement with the Company's president, whereby PMS borrowed approximately $232,500. The loan is payable on demand and accrues interest at the rate of

2.5% over the Midland Bank base rate. The principal balance of such loan was $117,034, which was paid in April 1996.

         In December 1995, the Company consummated a private placement offering, whereby the Company sold 20 units, each unit comprised 25,000 shares of Common Stock at a purchase price of $6,000 per unit.

         In April 1996, the Company consummated an initial public offering, whereby the Company sold 950,000 shares of its common stock at a purchase price of $5.00 per share and 2,000,000 redeemable common stock purchase warrants at a price of $0.10 per warrant. The warrants are exercisable at a price of $5.75 per share, subject to adjustment, beginning April 24, 1997 and expiring April 23, 2001. In connection therewith, the Company also granted to the underwriter of the offering a warrant to purchase 95,000 shares of the Company's common stock at a purchase price of $7.50 and 200,000 redeemable common stock purchase warrants at a purchase price of $0.15 per warrant, each warrant exercisable to purchase one share of common stock at a purchase price of $7.50 per share. Other than with respect to the exercise price, the terms of the warrants granted to the underwriter are identical to those described above. The Company's securities are currently traded on the Nasdaq SmallCap Stock Exchange and the Boston Exchange.

         In November 1996, the Company, through its subsidiary AC Automotive Group, Inc., purchased all the assets of AC Cars Limited and Autokraft Limited.


         In December 1996, the Company consummated a private placement offering, whereby the Company sold ^17 units, each unit comprised of a 10% promissory note in the amount of 10,000 shares of Common Stock at a purchase price of $100,000 per unit. In connection with such offering, AC sold an aggregate of 1,028,700 shares to three affiliates of the Underwriter for aggregate consideration of $1,030. Such persons currently own an aggregate of approximately ^5% of the capital stock of AC. In addition, the Underwriter loaned the Company the sum of $100,000, $71,000 of which remains outstanding.

         On February 17, 1998 the Company received a letter from NASDAQ informing the Company that it did not comply with recently amended NASDAQ continued listing criteria which required the Company to have minimum net tangible assets of at least $2,000,000, two independent directors and an audit committee, a majority of which are independent directors. The Company was granted until February 23, 1998 to comply with such requirements.

         On February 12, 1998, the Board of Directors of Automotive authorized the issuance of 6,130,000 shares of its common stock to Erwood Holdings, Inc., a company affiliated with Alan Lubinsky, the President, Chief Executive Officer and a Director of the Company and Automotive, for aggregate consideration of $6,130. Such shares have been subsequently transferred from Erwood Holdings, Inc. to Durnover, Ltd., another company with which Mr. Lubinsky is affiliated. In addition, on such date Automotive authorized the issuance of 176,520, 176,520 and 88,260 shares of its common stock to Beth-Anne Kinsley, Victor and Marion Durchhalter and Bridget Staff, respectively, for consideration of $177, $177 and $89, respectively. After the foregoing issuances, there was a total of 10,000,000 shares of Automotive authorized, issued and outstanding. See "Risk Factors" and "Certain Relationships and Related Transactions."

         On March 1998, the Board of Directors of Automotive authorized a one for four reverse split of its common stock and issued (1) 525,000 shares of its common stock to Durnover Ltd., an entity affiliated with Alan Lubinsky, for aggregate consideration of $526; (ii) 651,000 shares of its common stock to the Company for aggregate consideration of $2,248,460 which consideration was paid by the capitalization of debt of $2,248,460 owed by Automotive to the Company. On March 31, 1998, the Board of Directors of Automotive authorized the following issuance of its common stock (i) 2,352,000 shares of its common stock to Michael Hall for $2,352, (ii) 514,500 shares of its common stock to Kingsbury Company, Ltd. for $514.50, (iii) 367,500 shares of its common stock to ACL (1996) Ltd. and a further 367,500 shares of its common stock to Autokraft for a total consideration of $1,675,000, which consideration was paid by the capitalization of debt of $1,675,000 owed by Automotive to ACL and Autokraft. In connection with such share issuances, Michael Hall and Kingsbury Company, Ltd.
loaned the sum of (pound)1,000,000 and (pound)500,000 to AC respectively.

         In October 1997, Alan Lubinsky loaned AC the sum of (pound)100,000, which note is payable on demand and accrues interest at the rate of 2% over the base lending rate in England. During March and April 1998, Mr. Lubinsky further loaned AC (pound)21,750, interest-free, of which (pound)9,400 was repaid in May 1998.


     The foregoing issuance of shares reduced the ownership of AC Automotive Group, Inc. by the Company to under 50%. Accordingly, future financial statements of the Company will be issued on an unconsolidated basis. Footnote 1^ to the Company's Financial Statements has been prepared to show the effect of the share issuance described herein. See "Financial Statements."


     On February 25, 1998 Ivan Averbuch resigned as a Director of the Company and on the same date the board of directors elected Ian Satill, to fill such vacancy.

     On February 25, 1998, the Board of Directors resolved to form an audit committee in order to comply with current Nasdaq corporate governance requirements. The Audit Committee is comprised of the three directors of the Company, two of whom (Ian Satill and Allan Edgar) are believed by the Board of Directors to be independent.

     On April 1, 1998, the Company issued to Pride a Special Warrant which will entitle Pride to purchase up to 1,250,000 shares of the Company's common stock at an exercise price of $4.40 each during the twenty-four month period commencing with the date of this Prospectus. If the Special Warrant was to be exercised in full by Pride, it would result in Pride owning in excess of 50% of the issued and outstanding common stock of the Company and would enable Pride to control the Company. See "Risk Factors" and "Description of Securities".


     For a description of the Company's employment agreements, see "Executive Compensation - Employment Agreements."

         ^Transactions referenced herein between Management, the Company and/or its subsidiaries present conflicts of interest for Management. There can be no assurance that Management resolved such conflicts of interest in the past or that it will be able to avoid or resolve conflicts of interest in the future. There can further be no assurance that prior transactions between the Company, its subsidiaries and Management were on terms no less favorable than could be obtained from independent third parties, although Management represents herein that it will attempt to resolve future conflicts of interest, if any in a manner such that future transactions between the Company and any officer, director or 5% stockholder will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of the independent disinterested directors of the Company. See "Risk Factors."



                            DESCRIPTION OF SECURITIES


         The Company's authorized capitalization consists of 10,000,000 shares of Common Stock, par value $.001 per share and 2,000,000 shares of Preferred Stock, par value $.01 per share, which may be issued in one or more series at the discretion of the board of directors. As of ^May 25, 1998, there were ^2,822,500 shares of Common Stock outstanding, all of which were fully paid and non-assessable. The following summary description of the Common Stock, Warrants and Preferred Stock is qualified in its entirety by reference to the Company's Articles of Incorporation and all amendments thereto.


Common Stock

         Each share of Common Stock entitles its holder to one non-cumulative vote per share and, subject to the preferential rights of the preferred stockholders, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of Common Stock are entitled to receive such dividends as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders after the satisfaction of the liquidation preference of the preferred stockholders.

         Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

Preferred Stock

         The preferred stock may be issued in one or more series, to be determined and to bear such title or designation as may be fixed by resolution of the board of directors prior to the issuance of any shares thereof. Each series of the preferred stock will have such voting powers (including, if determined by the board of directors, no voting rights), preferences, and other rights as determined by the board of directors, with such qualifications, limitations or restrictions as may be stated in the resolutions of the board of directors adopted prior to the issuance of any shares of such series of preferred stock.

         Purchasers of the Securities offered hereby should be aware that the holders of any series of preferred stock, which may be issued in the future could have voting rights, rights to receive dividends or rights to distribution in liquidation, superior to those of holders of the Common Stock, thereby diluting or negating the voting rights, dividend rights or liquidation rights of the holders of the Common Stock.

         Because the terms of each series of preferred stock may be fixed by the Company's board of directors without stockholder action, the preferred stock could be issued with terms calculated to defeat a proposed takeover of the Company, or to make the removal of the Company's management more difficult. Under certain circumstances, this could have the effect of decreasing the market price of the Common Stock. Management of the Company is not aware of any such threatened transaction to obtain control of the Company.

Warrants

         Each warrant gives the holder the right to purchase one share of the Company's Common Stock, subject to adjustment in certain events at an initial price of $5.75 per share. The Warrants will be exercisable one year from the date of this Prospectus for a period of four years, until April 23, 2001. The Warrants are redeemable by the Company at any time commencing one year from the date of this Prospectus upon 30 days notice at a redemption price of $.05 per Warrant, provided that the closing bid quotation of the Common Stock for at least 20 trading consecutive days ending not more than 15 days prior to the date on which the Company gives notice has been at least 120% of the then effective exercise price of the Warrants. The Company may elect to redeem the Warrants at such time as the Company requires additional capital. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. The Company will not redeem the Warrants at any time in which its registration statement is not current, so that investors will be able to exercise their Warrants during the 30 day notice period in the event of a warrant redemption by the Company.

         The exercise price and the number of shares of Common Stock purchasable upon the exercise of each Warrant are subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common Stock, or a combination, subdivision or reclassification of Common Stock. No fractional shares will be issued upon exercise of Warrants, but the Company will pay the cash value of the fractional shares otherwise issuable.

         Notwithstanding the foregoing, in case of any consolidation, merger, sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the holder of each outstanding Warrant shall continue to have the right to exercise the Warrant for the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock for which such Warrants were exercisable immediately prior thereto.

         Holders of Warrants are not entitled, by virtue of being such holders, to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other mater, or to vote at any such meeting, or to exercise any rights whatsoever as stockholders of the Company.

         Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Warrants in those states in which the Securities are to be offered, i.e., Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Louisiana Maryland, Nevada, New Hampshire, New Jersey, New York, Rhode Island, Utah and Virginia, no assurance can be given that such qualification will occur. The Warrants may be deprived of any value and the market for the Warrants may be limited if a current prospectus covering the Common Stock issuable upon exercise of the Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants then reside.

         The Warrants may not exercised unless the Company has a current Prospectus. Prior to the exercise of any Warrants, the Company must file a post-effective amendment to this Registration Statement of which this Prospectus forms a part, and such post-effective amendment must be declared effective by the Commission. The Company will notify all Warrantholders and its transfer agent that the Warrants may not be exercised in the event that a post-effective amendment has not been declared effective on or before the one-year anniversary of this Prospectus, as to prevent the Warrants from being exercised in the absence of a current, effective Registration Statement.

         In the event the Company reduces the exercise price or extends the exercise period of the Warrants, the Company will undertake the notification filing provisions herein referred to with respect to notification of Warrantholders and the filing of a post-effective amendment. No such changes are currently contemplated by the Company.

Special Warrant

         The Special Warrant is a Warrant which the Company issued to Pride in connection with this Offering. The Special Warrant was issued to Pride to enable it to gain up to a majority interest in the Company provided that it pay the Company the exercise price for the Special Warrant. The Special Warrant is not transferrable by the Company and neither the Special Warrant nor the underlying shares of common stock will be in registered form. The following statements are summaries of certain provisions of the Special Warrant Agreement, copies of which may be examined at the principal corporate offices of the Company and a form of which is filed as an exhibit to the registration Statement of which this Prospectus forms a part.

         The Special Warrant will entitle Pride to purchase up to 1,250,000 shares of the Company's common stock at an exercise price of $4.40 each during the twenty-four month period commencing with the date of this Prospectus. If the Special Warrant was to be exercised in full by Pride, it would result in Pride owning in excess of 50% of the issued and outstanding common stock of the Company and would enable Pride to control the Company. See "Risk Factors."

         It may be expected that Pride will exercise the Special Warrant at such time, if any, as it deems the common stock to be worth in excess of $4.40. Such exercise would in all likelihood result in dilution to the Company's shareholders and result in a diminution in the value of the Shares and the Warrants.
See "Risk Factors."

Private Placements

         The Company consummated a private placement offering in December 1995 (the "Private Placement"), whereby the Company sold 20 units, each comprised of 25,000 shares of Common Stock at a purchase price of $6,000 per unit. 440,000 shares of Common Stock were sold by certain selling securityholders in the Company's initial public offering through the Underwriters on a firm commitment basis, with an additional 60,000 shares sold pursuant to the exercise of the Underwriters' Over-allotment Option granted by certain selling securityholders to the Underwriters. The proceeds of the Private Placement were used by the Company as working capital to finance its operations.


         In December 1996, the Company completed a private placement of ^17 units, each unit consisting of a 10% promissory note in the amount of $95,000 and 10,000 shares of the Company's common stock for an aggregate price of $100,000 per unit. The notes are payable on the earlier of 18 months from the date of issuance or the closing of an underwritten public offering of the Company' securities. The gross proceeds of the Private Placement were used by the Company's majority owned subsidiary to complete the acquisition of the assets of AC Cars Limited ("AC Cars") and Autokraft Limited ("Autokraft"), two companies incorporated under the laws of England and Wales, respectively.


Transfer Agent and Warrant Agent.

         The Company's Transfer Agent and Warrant Agent is Continental Stock Transfer and Trust Company, which Agent is responsible for all record keeping and administrative functions in connection with the Common Stock and Warrants.


                             REPORTS TO STOCKHOLDERS

         The Company has adopted November 30 as its fiscal year end. The Company will distribute annual reports to its stockholders, including financial statements examined and reported on by an independent certified public accountant, and will provide such other reports as management may deem necessary or appropriate to keep stockholders informed of the Company's operations.


                                               SHARES ELIGIBLE FOR FUTURE SALE


         Of the ^2,822,500 shares of the Company's Common Stock outstanding, 1,560,000 shares were issued in March 1995. All of such shares were issued as "restricted securities" which may be sold upon compliance with Rule 144 adopted under the Securities Act, or any other exemption from the registration requirements of the Securities Act. 500,000 shares of Common Stock were issued in the Company's Private Placement in December 1995, all of which were registered and sold in the Company's initial public offering in April 1996. ^170,000 shares of the Company's Common Stock were issued in the Company's Private Placement of December 1996. All ^170,000 shares issued in the December Private Placement are being registered and underwritten in this ^offering. In addition, the Company has registered 95,000 shares of common stock and 200,000 Warrants on behalf of certain Selling

Securityholders, inclusive of the Representative, which securities are issuable upon the exercise of an Underwriters' Warrant which was issued to the Selling Securityholders in April 1996. All of the Selling Shareholder securities may be sold from time to time by the Selling Securityholders.


         Rule 144 provides, in essence, that a person holding "restricted securities" for a period of two years may sell every three months in brokerage transactions an amount equal to the greater of: (a) one percent of the Company's outstanding shares of Common Stock; (b) the average weekly reported volume of trading for the securities on all national exchanges and/or through the automated quotation system of a registered securities association during the four calendar week period preceding each transaction; or (c) the average weekly trading volume in the securities reported through the consolidated transaction reporting system during the four calendar week period. Rule 144 also requires that current information about the securities must be available to stockholders and brokers.


         Therefore, after taking into account the shares to be sold in this Offering (and without giving effect to any shares of Common Stock which may be issued upon exercise of the Warrants) in each three-month period commencing January 1998, at least ^39,025 (40,900 shares if the Underwriters' Over-allotment option is exercised in full) shares may be publicly sold under Rule 144 by each holder of "restricted securities" who has held such shares for at least one year.

         Persons who are not "affiliates" of the Company, as that term is defined under the Securities Act, who have been non-affiliates for the 90 days immediately preceding the sale, and who have owned their shares for a period of at least two years, may sell such shares without limitation. Giving effect to the sale of ^1,080,000 shares of Common Stock by the Company, the Company will have issued and outstanding ^3,902,500 shares of its Common Stock, of which 1,500,000 shares will be "restricted securities." All 1,500,000 of said shares of Common Stock became eligible for resale under Rule 144 in March 1997. Investors should be aware that the possibility of such sales under Rule 144 will in all probability have a depressive effect on the price of the Company's Common Stock in any market which may develop. See "Shares Eligible for Future Sales."


         All officers, directors and owners of 5% or more of the Company's Common Stock, except the Selling Securityholders, have agreed to "lock-up" and not sell, publicly, privately or otherwise dispose of any shares of Common Stock for a period of two years from the date of this Prospectus, whereby these stockholders cannot sell, publicly, privately or otherwise dispose of any of their shares without the prior written consent of the Underwriter.


                                  UNDERWRITING

         The Company has entered into an Underwriting Agreement (the "Agreement") with the Underwriters. Mason Hill & Co., Inc. has previously completed two public offerings. Mason Hill is a relatively small firm and plans on making a market in the Company's securities, however, there can be no assurances that it will be able to make a meaningful market in the Company's Securities or that another broker/dealer will make a meaningful market in the Company's Securities. The Agreement has been filed as an exhibit to the Registration Statement filed with the Securities and Exchange Commission of which this Prospectus forms a part. The Underwriters severally and not jointly, have agreed to purchase, ^1,080,000 shares of Common Stock from the Company and 170,000 shares of Common Stock from the Selling Shareholders, as follows:


         Underwriter                                            Shares

         Mason Hill & Co., Inc.


         Total                                                1,250,000


Summary of Underwriting Agreement.

          The obligations of the several Underwriters are subject to the satisfaction of certain conditions precedent. Pursuant to the Agreement, the Underwriters are committed to purchase and pay for all of the Securities, on a "firm commitment" basis, if any Securities are purchased. The Underwriters have advised the Company that they propose to offer the Securities to the public at the public offering prices set forth on the cover page of this Prospectus. Investors will not be required to purchase shares of Common Stock and Warrants together or in any particular ratio. The Underwriters may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") concessions, not in excess of $.___ and $.____ per share and Warrant respectively.


         The Company ^has granted to the Underwriters an option, exercisable for 45 days from the date of this Prospectus, to purchase up to an additional ^187,500 shares of Common Stock at the public offering prices set forth on the cover page of this Prospectus, less the underwriting discounts and commissions. The Underwriters may exercise this option in whole or, from time to time, in part, solely for the purpose of covering over-allotments, if any, made in connection with the sale of the Securities offered hereby. To the extent that the Underwriters exercise this option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of such Securities which the number of Securities to be purchased by it shown in the foregoing table bears to the total number of Securities initially offered hereby.

         The Company has agreed to pay to the Underwriters 3% of the gross proceeds, or a total of ^$ , ($ , if the Over-allotment Option is exercised in full), for the Underwriters expenses on a non-accountable basis, of which none has been paid by the Company to date. The Company is required to pay the cost of qualifying and registering the Securities being sold under federal and certain state securities laws, together with any other legal and accounting fees, printing and other costs in connection with the Offering.


         In connection with this Offering, the Company has agreed to sell to the Underwriters, for $10, warrants (the "Underwriters' Warrants") to purchase from the Company an aggregate of ^125,000 shares of Common Stock at an exercise prices of 120% of the public offering prices of the Securities or ^$4.80 per share, subject to adjustment. The Underwriters' Warrants are exercisable for a period of four years commencing one year from the date of this Prospectus. The Underwriters' Warrants may not be sold, transferred, assigned or hypothecated for a period of one year, except to the officers of each of the Underwriters. The Underwriters' Warrants will contain anti-dilution provisions providing for appropriate adjustment under certain circumstances. The holders of the Underwriters' Warrants have no voting, dividend or other rights as stockholders of the Company with respect to Shares underlying the Underwriters' Warrants until the Underwriters' Warrants have been exercised.

         The Company has agreed, for a period of five years following the date of this Prospectus, to give advance notice to the holders of the Underwriters' Warrants or underlying shares of its intention to file a registration statement, and in such case the holders of the Underwriters' Warrants and underlying shares shall have the right to require the Company to include the Underwriters' Warrants and underlying shares in such registration statement at the Company's expense. In addition, at any time during the four year period following the first anniversary of the date of this Prospectus, holders of 50% of the Underwriters' Warrants or the underlying shares will have the right to require the Company to prepare and file, at the Company's expense, one registration statement so as to permit the public offering of the Underwriters' Warrants and the shares underlying such Warrants.

         In addition, the Company has agreed to enter into a consulting agreement with Mason Hill & Co., Inc. to provide financial consulting services to the Company for a period of three years at an aggregate monthly fee of $3,000 payable in full at the closing of the Offering. Pursuant to the terms of the consulting agreement, the Company has agreed, for a period of five years following the date of this Prospectus, to pay to Mason Hill & Co., Inc. a cash finder's fee of (i) five percent (5%) of the first $1,000,000; (ii) four percent (4%) of the second $1,000,000; (iii) three percent (3%) of the third $1,000,000;
(iv) two percent (2%) of the fourth $1,000,000; and (v) one percent (1%) of any consideration over $5,000,000 upon the completion of any transaction in which Mason Hill & Co., Inc. is responsible for introducing a merger or acquisition candidate to the Company.

         All officers, directors and owners of 5% or more of the Company's Common Stock, except the Selling Securityholders, have agreed to "lock-up" and not sell, publicly, privately or otherwise dispose of any shares of Common Stock for a period of two years from the date of this Prospectus, whereby these stockholders cannot sell, publicly, privately or otherwise dispose of any of their shares without the prior written consent of the Underwriters. 1,500,000 shares of Common Stock will not be eligible for resale under Rule 144 until January 2000.

         For a period of five years from the date hereof, the Company has agreed to nominate a designee of the Underwriters, to stand for election to the Company's board of directors. At present the Underwriters have advised the Company that they have no intention to select such individual in the immediate future. In the event such designee is not elected, or in lieu thereof, the Underwriters may designate an observer to be notified and attend all meetings of the board. No designee or observer shall be an associated person of any Underwriter.

     The Company has agreed to indemnify the Underwriters against liabilities incurred by the Underwriters by reason of misstatements or omissions to state material facts in connection with the statements made in this Prospectus and the Registration Statement of which it forms a part. The

Underwriters, in turn, has agreed to indemnify the Company against liabilities incurred by the Company by reason of misstatements or omissions to state material facts in connection with statements made in the Registration Statement and Prospectus based on information furnished by the Underwriters.

         The foregoing does not purport to be a complete statement of the terms and conditions of the Agreement, copies of which are filed at the offices of the Company and Underwriters and may be examined there during regular business hours.


                                 LEGAL OPINIONS

         Legal matters relating to the shares of Common Stock ^ offered hereby will be passed on for the Company by its counsel, Lampert & Lampert. Counsel for the Underwriter is Gersten Savage Kaplowitz & Fredericks, LLP. Lampert & Lampert has acted as counsel to the Underwriter on other matters unrelated to this Offering and may do so in the future.


                                     EXPERTS


         The financial statements of the Company as of ^the ^year ended November 30, ^1997 and for the years ended 1997 and 1996 included in the Prospectus and in the Registration Statement have been audited by Civvals, Chartered Accountants to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement and is included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION STATED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                                     --------------------

                                TABLE OF CONTENTS

ADDITIONAL INFORMATION...................................................................                     PRIDE AUTOMOTIVE
                                                                                                                  GROUP, INC.
PROSPECTUS SUMMARY.......................................................................

RISK FACTORS.............................................................................

DIVIDEND POLICY..........................................................................

DILUTION.................................................................................

USE OF PROCEEDS..........................................................................

CAPITALIZATION...........................................................................

BUSINESS.................................................................................

MANAGEMENT...............................................................................

PRINCIPAL STOCKHOLDERS...................................................................

DESCRIPTION OF
SECURITIES...............................................................................

                                                              ^                                  1,250,000 Shares of Common Stock

SHARES ELIGIBLE FOR
FUTURE SALE..............................................................................

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS.................................................................

UNDERWRITING.............................................................................

LEGAL OPINIONS...........................................................................       -----------------------

                                                                                                      PROSPECTUS
                                                                                                -----------------------
EXPERTS..................................................................................

INDEX TO FINANCIAL STATEMENTS............................................................F-1

UNTIL , 1998 (25 DAYS AFTER THE DATE OF THIS  PROSPECTUS) ALL DEALERS  EFFECTING
TRANSACTIONS IN THE REGISTERED SECURITIES,  WHETHER OR NOT PARTICIPATING IN THIS                        MASON HILL & CO., INC.
DISTRIBUTION,  MAY BE REQUIRED TO DELIVER A  PROSPECTUS.  THIS IS IN ADDITION TO
THE  OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS  WHEN ACTING AS  UNDERWRITERS

                                                  ^                                                            JUNE __, 1998

AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.













                 Preliminary prospectus subject to completion, dated June , 1998

PROSPECTUS
                          PRIDE AUTOMOTIVE GROUP, INC.


                        ^ 95,000 Shares of Common Stock,
                       200,000 Warrants and 200,000 shares
                     of Common Stock underlying the Warrants
                       which may be sold from time to time

                         by the Selling Securityholders



         This Prospectus relates to ^95,000 shares of Common Stock, 200,000 Warrants and 200,000 shares of Common Stock underlying the Warrants (the "Selling Securityholders' ^Securities")^, of Pride Automotive Group, Inc. (the "Company"), which are being offered for sale by certain selling securityholders (the "Selling Securityholders"). ^See "Selling Securityholders and Plan of Distribution."


         The Company will not receive any of the proceeds from the sales of the Selling Securityholders' Securities by the Selling Securityholders. The Selling Securityholders' Securities may be offered from time to time by the Selling
Securityholders, their transferees, pledgees and/or their donees, through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

         The Selling Securityholders, their pledgees and/or their donees, may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used by the Selling Securityholders, their pledgees and/or their donees, any commission paid to broker-dealers and, if broker-dealers purchase any Selling Securityholders' Securities as principals, any profits received by such broker-dealers on the resale of the Selling Securityholders' Securities, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Securityholders, their pledgees and/or their donees, may be deemed to be underwriting commissions. All costs, expenses and fees in connection with the registration of the Selling Securityholders' Securities will be borne by the Company except for any commission paid to broker-dealers.

         The Selling Securityholders' Securities offered by this Prospectus may be sold from time to time by the Selling Securityholders, their pledgees and/or their donees. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the Selling Securityholders' Securities by the Selling Securityholders, their pledgees and/or their donees, may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders, their pledgees and/or their donees, in connection with sales of the Selling Securityholders' Securities.


         On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering (the "Underwritten Offering") of ^1,250,000 shares of Common Stock (without giving effect to the Underwriters' Over-allotment Option granted to the Underwriters to purchase up to an additional ^187,500 shares of Common Stock), was declared effective by the Securities and Exchange Commission. In connection with the Underwritten Offering, the Company granted the Representative a warrant to purchase ^125,000 shares of Common Stock (the "Underwriter's Warrants").

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK
                          FACTORS" BEGINNING ON PAGE 7.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
              NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                  STATE SECURITIES COMMISSIONS PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  The Offering


Securities Registered                ^95,000 shares of Common ^Stock, 200,000 Warrants and 200,000 shares of Common
                                     Stock underlying the Warrants. See "Description of Securities", "Risk Factors" and
                                     "Selling Securityholders and Plan of Distribution."

Risk Factors                         This offering involves a high degree of risk and immediate substantial dilution. See "Risk
                                     Factors" and "Dilution."



                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION


         The Company has issued a warrant to certain NASD broker/dealers which acted as Underwriters in the Company's 1996 public offering (the "Underwriters' Warrant") which enables such parties to acquire from the Company an aggregate of ^95,000 shares of Common ^Stock and 200,000 Warrants at a price of $7.50 per share, $.15 per Warrant and $5.75 per share of Common Stock for the shares of Common Stock underlying the Warrants, respectively. See "Certain Transactions". The Selling Securityholders have advised the Company that sales of the Selling Securityholders' Securities may be effected from time to time by themselves, their pledgees and/or their donees, in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Selling Securityholders' Securities, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders, their pledgees and/or their donees, may effect such transactions by selling the Selling Securityholders' Securities directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of Selling Securityholders' Securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).


         The Selling Securityholders, their pledgees and/or their donees, and any broker-dealers that act in connection with the sale of the Selling Securityholders' Securities as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Selling Securityholders' Securities as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders' Securities being registered on behalf of the Selling Securityholders are restricted securities while held by the Selling Securityholders and the resale of such securities by the Selling

Securityholders is subject to the prospectus delivery and other requirements of the Act. The Selling Securityholders, their pledgees and/or their donees, may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Selling Securityholders' Securities against certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the sale of the Selling Securityholders' Securities by the Selling Securityholders. Sales of the Selling Securityholders' Securities by the Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Company's securities.

         At the time a particular offer of any securities is made by or on behalf of the Selling Securityholders, to the extent required, a prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the names or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.


         Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereto, any person engaged in distribution of Company securities offered by this Prospectus may not simultaneously engage in market-making activities with respect to Company securities during the applicable "cooling off" period prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, ^Regulation M and Rule 10b- 7, in connection with transactions in the securities, which provisions may limit the timing of purchases and sales of Company securities by the Selling Securityholders.


         The following table sets forth certain information with respect to persons for whom the Company is registering the Selling Securityholders' Securities for resale to the public. The Company will not receive any of the proceeds from the sale of the Selling Securityholders' Securities. Beneficial ownership of the Selling Securityholders' Securities by such Selling Securityholders after the Offering will depend on the number of Selling Securityholders' Securities sold by each Selling Securityholder. The securities held by the Selling Securityholders are restricted securities while held by such Selling Securityholders and the resale of such securities by the Selling Securityholders is subject to prospectus delivery and other requirements of the Act. The Selling Securityholders' Securities offered by the Selling Securityholders are not being underwritten by the Underwriter.

           [Alternative Page for Selling Securityholders' Prospectus]

                                    Beneficial                                                   Beneficial
                                    Ownership        Percentage                                  Ownership
                                    Prior            of                Amount of                 After Selling
                                    to Selling       Common            Shares/                   Securityholders
                                    Securityholders  Stock/Warrants    Warrants                  Offering if All
                                    Offering         Owned Before      Being                     Shares/Warrants
Selling Securityholder              Shares/Warrants  Offering          Registered                are Sold

Mason Hill & Co., Inc.

The Thornwater Company, L.P.

J.W. Barclay & Co., Inc.

^^
NO  DEALER,  SALESMAN  OR ANY  OTHER  PERSON  HAS  BEEN  AUTHORIZED  TO GIVE ANY
INFORMATION OR TO MAKE ANY  REPRESENTATIONS  OTHER THAN THOSE  CONTAINED IN THIS
PROSPECTUS IN CONNECTION  WITH THE OFFERING  CONTAINED  HEREIN,  AND IF GIVEN OR
MADE,  SUCH  INFORMATION  OR  REPRESENTATIONS  MUST  NOT BE  RELIED  UPON.  THIS                    PRIDE AUTOMOTIVE
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO                      GROUP, INC.
BUY ANY OF THE  SECURITIES  OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT

IS UNLAWFUL TO MAKE SUCH AN OFFER.  THE DELIVERY OF THIS  PROSPECTUS AT ANY TIME          ^95,000 Shares of Common Stock, 200,000
DOES NOT IMPLY THAT THE INFORMATION  STATED IS CORRECT AS OF ANY TIME SUBSEQUENT           Warrants and 200,000 shares of Common
TO THE DATE HEREOF.                                                                        Stock underlying the Warrants which

                                                                                           may be sold from time to time by the
                                                                                               Selling Securityholders
                              --------------------
                                TABLE OF CONTENTS

ADDITIONAL INFORMATION...................................................................

PROSPECTUS SUMMARY.......................................................................

RISK FACTORS.............................................................................

DIVIDEND POLICY..........................................................................

DILUTION.................................................................................

USE OF PROCEEDS..........................................................................

CAPITALIZATION...........................................................................

BUSINESS.................................................................................            -----------------------
                                                                                                                PROSPECTUS
                                                                                                     -----------------------
MANAGEMENT...............................................................................

PRINCIPAL STOCKHOLDERS...................................................................

DESCRIPTION OF
SECURITIES...............................................................................

SHARES ELIGIBLE FOR
FUTURE SALE..............................................................................

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS.................................................................

UNDERWRITING.............................................................................                MASON HILL & CO., INC.

LEGAL OPINIONS...........................................................................

EXPERTS..................................................................................


INDEX TO FINANCIAL STATEMENTS............................................................F-1                  JUNE  , 1998

UNTIL , 1998 (25 DAYS AFTER THE DATE OF THIS  PROSPECTUS) ALL DEALERS  EFFECTING
TRANSACTIONS IN THE REGISTERED SECURITIES,  WHETHER OR NOT PARTICIPATING IN THIS
DISTRIBUTION,  MAY BE REQUIRED TO DELIVER A  PROSPECTUS.  THIS IS IN ADDITION TO
THE  OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS  WHEN ACTING AS  UNDERWRITERS
AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         As permitted under the Delaware Corporation Law, the Company's Certificate of Incorporation and By-laws provide for indemnification of a director or officer under certain circumstances against reasonable expenses, including attorneys fees, actually and necessarily incurred in connection with the defense of an action brought against him by reason of his being a director or officer. In addition, the Company's charter documents provide for the elimination of directors' liability to the Company or its stockholders for monetary damages except in certain instances of bad faith, intentional misconduct, a knowing violation of law or illegal personal gain.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangement, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the Securities being registered pursuant to this Registration Statement, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication by such court of such issue.

Item 25.  Other Expenses of Issuance and Distribution.


         SEC Registration Fee                                          $   ^2,842.01
         NASD Filing Fee                                                ^1,360.15
         Nasdaq Filing Fee                                              ^7,500.00
         Boston Stock Exchange Fee                                      ^5,000.00
         Printing and Engraving                                         35,000.00(1)
         Legal Fees                                                     80,000.00(1)
         Accounting                                                     35,000.00(1)
         Transfer Agent and Warrant Agent Fees                           2,500.00(1)
         Blue Sky Fee Expenses                                          25,000.00(1)
         Underwriters non-accountable
           expense allowance                                           150,000.00(1)
         Consulting Fee                                                108,000.00
         Miscellaneous                                                           (1)


         Total                                                        $400,000.00

-----------------------
(1) Estimated.

Item 26.  Recent Sales of Unregistered Securities.

         The following issuance of shares of Common Stock were exempt from registration under the Securities Act, in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. All certificates evidencing such sales bear an appropriate restrictive legend.

         In March 1995, Pride caused the Company to be incorporated in the State of Delaware and reorganized its corporate structure by exchanging all of its shares of Pride Management Services, Plc., an English corporation ("PMS") with the Company in exchange for 1,500,000 newly issued shares of the Company's common stock, making PMS a wholly owned subsidiary of the Company.

         In March 1995, the Company issued 60,000 shares of its Common Stock to Lampert & Lampert, counsel to the Company for fees and expenses.

         The Company consummated a private placement offering in December 1995. The Company sold 20 units in the Private Placement. The units each comprised 25,000 shares of Common Stock at a purchase price of $6,000 per unit.

         The Company consummated a private placement offering in December 1996. The Company sold 17 units in the Private Placement to the Selling Shareholders. The units each comprised of a 10% promissory note in the amount of $95,000 and 10,000 shares of the Company's common stock for an aggregate price of $100,000 per unit. The notes are payable on the earlier of 18 months from the date of issuance or a closing of an underwritten public offering of the Company's securities. In connection with acting as the Placement Agent for this transaction, the Underwriter received $240,500 as commission.

Item 27.  Exhibits.

         The following exhibits marked with an asterisk are being filed with this Registration Statement on Form SB-2. All other Exhibits have been previously filed.

  1.1*            -        Form of Underwriting Agreement.
  3.1             -        Certificate of Incorporation of the Company. (Incorporated by reference from the
                           Registration Statement filed on January 12, 1996 SEC file number 333-296-NY)
  3.2             -        By-Laws of the Company. (Incorporated by reference from
                           the Registration Statement filed on January 12, 1996 SEC
                           file number 333-296-NY)
  4.1             -        Specimen Common Stock Certificate. (Incorporated by
                           reference from the Registration Statement filed on January
                           12, 1996 SEC file number 333-296-NY)
  4.2             -        Specimen Warrant Certificate. (Incorporated by reference
                           from the Registration Statement filed on January 12, 1996
                           SEC file number 333-296-NY)

                                      II-7

  4.3*            -        Form of Warrant Agreement between the Company and the
                           Underwriters.
  4.4             -        Form of Warrant Agreement between the Company and
                           Continental Stock Transfer & Trust Company. (Incorporated by reference from the
                           Registration Statement filed on January 12, 1996 SEC file number 333-296-NY)
  4.5*            -        Form of Lock-up Agreement.
  4.6*            -        Form of Special Warrant.
  5.0*            -        Opinion of Lampert & Lampert.
 10.1             -        The Company's Senior Management Incentive Plan. (Incorporated by reference from the Registration Statement filed on January 12, 1996 SEC file number 333-
                           296-NY)
 10.2             -        Employment Agreement with Alan Lubinsky. (Incorporated by reference from the
                           Registration Statement filed on January 12, 1996 SEC file number 333-296-NY)
 10.3             -        Employment Agreement with Ivan Averbuch. (Incorporated by reference from the
                           Registration Statement filed on January 12, 1996 SEC file number 333-296-NY)
 10.4             -        Consulting Agreement. (Incorporated by reference from the Registration Statement filed on January 12, 1996 SEC file number 333-296-NY)
 10.5             -        Loan Agreement between PMS and Alan Lubinsky. (Incorporated by reference from the Registration Statement filed on January 12, 1996 SEC file number 333-
                           296-NY)
 10.6             -        Form of Service Agreement. (Incorporated by reference from the Registration
                           Statement filed on January 12, 1996 SEC file number 333-296-NY)
 10.7             -        Asset purchase agreement between Pride Vehicle Contracts (UK) Limited and
                           Master Vehicle Contracts Limited. (Incorporated by reference from the Registration
                           Statement filed on January 12, 1996 SEC file number 333-296-NY)
 10.8             -        Form of Hire Purchase Agreement. (Incorporated by reference from the
                           Registration Statement filed on January 12, 1996 SEC file number 333-296-NY)
 10.9             -        Mortgage on Pride House, Watford Metro Center. (Incorporated by reference from the Registration Statement filed on January 12, 1996 SEC file number 333-296-NY)
 10.10            -        Mortgage  on Croydon,  England  property.  (Incorporated  by reference from the Registration Statement filed on January 12,
                           1996 SEC file number 333-296-NY)
 10.11            -        Lease agreement with respect to the Croydon England property. (Incorporated by reference from the Registration Statement filed on January 12, 1996 SEC file number 333-296-NY)

 10.12*           -        Lease agreement with respect to Land at Unit 1, Vickers Drive North, Brooklands
                           Industrial Park, Elmbridge, Surrey.
 10.13*           -        Financing Agreement with Midland Bank dated January 22, 1998.

 23.1*            -        Consent of Civvals Chartered Accountants.
 23.2             -        Consent of Lampert & Lampert, Esqs., is contained in their opinion filed as exhibit
                           5.0 to this Registration Statement.

Item 28.  Undertakings.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including but not limited to any addition or deletion of a managing Underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act, each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to provide to the Underwriters at the Closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. See Item 24.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on the ^2nd day of ^June, 1998.


                                                    PRIDE AUTOMOTIVE GROUP, INC.



                                            By:        /s/ Alan Lubinsky
                                                     ALAN LUBINSKY, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




/s/ Alan Lubinsky                                    President and Director

Alan Lubinsky                                        (Principal Executive                        06/02/98
                                                     Officer)                                    Date



/s/ Ivan Averbuch
Ivan Averbuch                                        Chief Financial Officer, Vice President,

                                                     Treasurer                                   06/02/98

                                                                                                 Date



/s/ Allan Edgar                                      Director                                    06/02/98

Allan Edgar                                                                                      Date



/s/ Ian Satill                                       Director                                    06/02/98
Ian Satill                                                                                       Date


INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                                    Page Nos

Independent Auditors' Report                                                                                      F - 2

Financial Statements:

    Consolidated Balance Sheets as of November 30, 1997 and February 28, 1998 (Unaudited)                         F - 3
    Consolidated Statements of Operations for the Years Ended November 30, 1997 and 1996
    and the Three Months Ended February 28, 1998 and 1997 (Unaudited)                                             F - 4

    Consolidated Statement of Changes in Shareholders' Equity for the Two Years in the Period
    Ended November 30, 1997 and the Three Months Ended February 28, 1998 (Unaudited)                              F - 5

    Consolidated Statements of Cash Flows for the Years Ended November 30, 1997 and 1996
    and the Three Months Ended February 28, 1998 and 1997 (Unaudited)                                             F - 6


Notes to Consolidated Financial Statements                                                                        F - 7

                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying consolidated balance sheets of Pride Automotive Group, Inc. and subsidiaries as of November 30, 1997 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended November 30, 1997. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the above mentioned consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Corporation as of November 30, 1997 and the results of their operations for the two years in the period ended November 30, 1997 in conformity with accounting principles generally accepted in the United States of America.

Our audits also include the translation of British pounds into United States dollars for amounts included in the consolidated financial statements. In our opinion, such translation has been made in conformity with the basis stated in
Note 2(h) of the notes to the consolidated financial statements.












MARBLE ARCH HOUSE
66-68 SEYMOUR STREET
LONDON W1H 5AH                                                                          CIVVALS
UNITED KINGDOM                                 FEBRUARY 20, 1998                        CHARTERED ACCOUNTANTS

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                              - ASSETS (Note 6a) -

                                                                                               November 30,        February 28,
                                                                                                1997               1998
                                                                                                                     (Unaudited)
ASSETS:
  Cash and cash equivalents                                                                  $       77,354      $       13,689
  Accounts receivable - net (Notes 2c and 3)                                                      2,002,365           4,243,377
  Inventories (Note 2d)                                                                           1,248,360             179,268
  Property, revenue producing vehicles and equipment - net
    (Notes 2e, 4, 6b and 7)                                                                      27,882,350          25,570,847
  Intangible assets - net (Note 2f)                                                              9,090,156            8,917,186
  Investment in affiliate (Note 1)                                                                  -                 1,800,000
                                                                                       --------------------      --------------
TOTAL ASSETS                                                                                    $40,300,585         $40,724,367
                                                                                                ===========         ===========

                                             - LIABILITIES AND SHAREHOLDERS' EQUITY -

LIABILITIES:
  Bank line of credit (Note 6a)                                                                $  6,976,699        $  5,489,924
  Accounts payable                                                                                1,758,764           1,567,040
  Accrued liabilities and expenses (Note 5)                                                         865,977             724,116
  Bank debt (Note 6b)                                                                               695,782             677,900
  Obligations under hire purchase contracts (Note 7)                                             18,341,778          18,441,373
  Other liabilities (Note 8)                                                                         52,707             222,310
  Acquisition debt payable (Note 9)                                                               4,198,500           1,686,000
                                                                                              -------------      --------------
TOTAL LIABILITIES                                                                                32,890,207          28,808,663
                                                                                               ------------        ------------

MINORITY INTEREST IN SUBSIDIARY (Note 16)                                                           -                   -
                                                                                       ----------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 13 and 15)

SHAREHOLDERS' EQUITY (Notes 10 and 11):
  Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued
    or outstanding                                                                                   -                  -
  Common stock, $.001 par value, 10,000,000 shares authorized 2,822,500
    shares issued and outstanding                                                                     2,823               2,823
    Additional paid-in capital                                                                   13,582,795          14,122,165
  Deferred financing costs (Note 10)                                                               (141,500)           (123,750)
  Retained earnings (deficit)                                                                    (5,857,987)         (2,289,844)
  Foreign currency translation (Note 2h)                                                           (175,753)            204,310
                                                                                             --------------      --------------
TOTAL SHAREHOLDERS' EQUITY                                                                        7,410,378          11,915,704
                                                                                              -------------       -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                      $40,300,585         $40,724,367
                                                                                                ===========         ===========



                 See notes to consolidated financial statements.

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 For the Year Ended            For the Three Months Ended
                                                                     November 30,                       February 28,
                                                               1997            1996              1998                1997
                                                        ---------------- ----------------   ----------------    ---------
                                                                                                  (Unaudited)       (Unaudited)
REVENUE (Note 2i):
  Contract hire income (Note 13)                            $  8,410,366     $  6,286,677         $2,441,865        $1,652,484
  Sale of contract hire vehicles                               6,762,323        5,839,080            817,112         1,731,816
  Sale of vehicles - AC Cars (Note 1)                            327,704          -                  -                 202,563
  Fleet management and other income - contract hire            1,076,650          758,261            321,994           106,420
  Service and spare parts revenue                                180,990          -                  -                  42,000
  Other income - AC Cars                                         701,242             -                 -                 -
                                                          ----------------------------------------------------------------
                                                              17,459,275       12,884,018          3,580,971         3,735,283
                                                            ------------     ------------        -----------       -----------

EXPENSES:
  Cost of sales - contract hire                                9,887,640        7,946,686          1,480,587         2,026,157
  Cost of sales - AC Cars                                        448,720          -                   -                172,178
  Depreciation - contract hire                                 3,546,807        2,295,164          1,071,956           817,054
  Depreciation - AC Cars                                         399,828          -                   -                109,269
  General and administrative expenses - contract hire          1,857,263        1,620,859            489,586           376,027
  General and administrative expenses - AC Cars                1,682,866          181,252             -                379,115
  Amortization of intangible assets - contract hire              630,718          634,813            157,680           157,680
  Amortization of intangible assets - AC Cars                      1,489          -                   -                    616
  Interest expense and other - contract hire                   1,747,114          860,242            575,809           279,311
  Interest expense and other - AC Cars                           462,036          -                   -                 78,382
  Research and development - AC Cars                             982,581          -                   -                 81,912
  Loss on sale of fixed assets - contract hire                   454,851          -                   -                -
  Loss on sale of fixed assets - AC Cars                         299,082            -                  -               -
                                                          --------------------------------------------------------------
                                                              22,400,995       13,539,016          3,775,618         4,477,701
                                                            ------------      -----------        -----------        ----------

LOSS BEFORE MINORITY INTERESTS                                (4,941,720)        (654,998)          (194,647)         (742,418)

  Minority interests in net loss of consolidated
    subsidiary (Note 1)                                          486,320           54,376             -                173,073
                                                          --------------   -------------- ------------------       -----------

LOSS BEFORE PROVISION FOR INCOME
  TAXES                                                       (4,455,400)        (600,622)          (194,647)         (569,345)

  Provision (credit) for income taxes (Notes 2g and 12)             -                  -                 -                 -
                                                       ---------------------------------------------------------------------

NET LOSS                                                    $ (4,455,400)    $   (600,622)       $  (194,647)      $  (569,345)
                                                            ============     ============        ===========       ===========

LOSS PER COMMON SHARE (Note 2j):
  Net loss before minority interest                               $(1.76)           $(.27)             $(.07)           $ (.27)
  Minority interest in net loss of subsidiary                        .17              .02               -                  .06
                                                                --------           ------           --------           -------
                                                                  $(1.59)           $(.25)             $(.07)            $(.21)
                                                                  ======            =====              ======            =====

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING (Note 2j)                                 2,801,075        2,405,760          2,822,500         2,759,167
                                                               =========        =========          =========         =========


                 See notes to consolidated financial statements.

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY


                                                         Additional     Deferred      Retained       Foreign        Total
                                            Common       Paid-in       Financing      Earnings      Currency      Shareholders'
                              Shares      Stock          Capital        Costs         (Deficit)    Translation       Equity
                           ----------- ------------ -------------------------------------------    ------------------------

Balance at December 1, 1995  1,560,000       $1,560     $11,741,922 $    -        $   (801,965)    $   609,349      $11,550,866

Private offering of common
stock (Note 10)                500,000          500         119,500      -             -               -                120,000

Shares and warrants sold in
initial public offering (Note 10) 592,500       593       2,165,336      -             -               -              2,165,929

Adjustment for minority interest
 (Note 16)                    -                -          (539,370)      -             -               -               (539,370)

Foreign currency translation
adjustment                     -            -                  -         -             -             (739,592)         (739,592)

Net loss for the year ended
November 30, 1996              -            -                  -         -           (600,622)         -               (600,622)
                      ----------------  ----------------------------------------------------------- ------------------------------

Balance at November 30, 1996 2,652,500        2,653      13,487,388     -           (1,402,587)       (130,243)      11,957,211

Private offering of common
stock (Note 10)                170,000          170          95,407     -              -               -                 95,577

Deferred financing costs
(Note 10)                     -             -                  -      (141,500)        -               -                (141,500)

Foreign currency translation
adjustment                     -             -             -              -             -              (45,510)         (45,510)

Net loss for year ended
November 30, 1997              -              -                -                -      (4,455,400)         -         (4,455,400)
                      ----------------  --------------------------------------------------------- ---------------- ------------

Balance at November 30, 1997 2,822,500        2,823      13,582,795     (141,500)   (5,857,987)       (175,753)       7,410,378

Deferred financing costs       -            -               -             17,750        -               -                17,750

Adjustment - AC Car
Group Ltd.                      -           -               539,370       -          3,762,790           -            4,302,160

Foreign currency translation
adjustment                       -          -               -             -             -              380,063          380,063

Net loss for the three months
ended February 28, 1998
(unaudited)                      -          -               -             -          (194,647)           -             (194,647)
                      ----------------  ----------------------------------------------------------- ----------------------------

BALANCE AT
FEBRUARY 28, 1998
(UNAUDITED)                  2,822,500       $2,823     $14,122,165    $(123,750)  $(2,289,844)       $204,310      $11,915,704
                             =========       ======     ===========    =========   ===========        ========      ===========

                 See notes to consolidated financial statements.

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      November 30,                        February 28,
                                                                   1997             1996              1998             1997
                                                            ----------------  ----------------   --------------    ---------
                                                                                                     (Unaudited)       (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss)                                                 $  (4,455,400)    $    (600,622)    $   (194,647)     $   (569,345)
    Adjustments to reconcile net (loss) to net cash provided
      by operating activities:
        Minority interest in net loss of subsidiary                 (486,320)          (54,376)         -                (173,073)
        Depreciation and amortization                              3,946,635         2,295,164        1,071,956           946,597
        Amortization of goodwill                                     632,207           634,813          157,680           148,683
        Deferred financing costs                                    (141,500)          -                 17,750           -
        Loss (gain) on disposal of fixed assets                      753,933          (119,030)          41,354           (28,470)
        Provision for maintenance costs                              -                 (18,524)          -                -
    Changes in assets and liabilities:
      Decrease (increase) in accounts receivable                      19,646          (599,753)         (43,342)          125,654
      (Increase) in inventories                                     (225,705)          (93,794)         (46,899)         (276,261)
      Increase (decrease) in accounts payable, accrued
        expenses and bank overdraft                                1,528,020          (955,172)         438,706           352,781
                                                             ---------------     -------------   --------------    --------------
      Net cash provided from operating activities                  1,571,516           488,706        1,442,558           526,566
                                                             ---------------    --------------    -------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of revenue producing assets                         (16,494,724)       (9,858,724)      (3,104,557)       (2,918,307)
    Acquisition of assets in new subsidiary                          -                (969,279)         -                 -
    Proceeds from sale of fixed assets                             4,583,660         2,068,601          909,207           517,139
                                                              --------------     -------------   --------------    --------------
    Net cash (utilized) by investing activities                  (11,911,064)       (8,759,402)      (2,195,350)       (2,401,168)
                                                               -------------     -------------     ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Bank lines of credit                                           4,012,234         1,870,785          192,237         1,501,618
    Net proceeds from sale of stock                                   95,577         2,285,929          -                  78,862
    Loans repaid to officers                                         -                (304,759)         -                 -
    Payment of acquisition debt                                     (899,970)          -                -                (810,800)
    Principal payments of long term debt                            (306,789)          (67,921)         (17,882)           (6,679)
    Proceeds from hire purchase contract funding                  19,491,763        11,530,175        3,154,590         3,701,474
    Principal repayments of hire purchase contract funding       (12,184,936)       (6,073,790)      (2,748,385)       (3,090,658)
                                                                ------------     -------------     ------------      ------------
    Net cash provided from financing activities                   10,207,879         9,240,419          580,560         1,373,817
                                                               -------------     -------------   --------------      ------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                              (41,676)         (722,401)         108,567           276,330
                                                             ---------------    --------------   --------------     -------------

NET (DECREASE) INCREASE IN CASH AND CASH
    EQUIVALENTS                                                     (173,345)          247,322          (63,665)         (224,455)

    Cash and cash equivalents, beginning of year                     250,699             3,377           77,354           250,699
                                                              --------------  ----------------  ---------------    --------------

CASH AND CASH EQUIVALENTS, END OF YEAR                        $       77,354     $     250,699   $       13,689    $       26,244
                                                              ==============     =============   ==============    ==============

SUPPLEMENTAL INFORMATION:

    (i) In November 1996, the Company acquired certain of the assets of AC Cars Limited aggregating $6,067,749 and incurred debt obligations aggregating $5,098,470.

    (ii) The loss on the disposal of fixed assets resulted from the sale of certain non-revenue producing assets whereby the proceeds were less than the carrying value.

                 See notes to consolidated financial statements.

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)



NOTE   1   -      DESCRIPTION OF COMPANY:

                 Pride Automotive Group, Inc. (the "Company") was incorporated in the State of Delaware in March 1995. Pursuant to the terms and conditions of a reorganization in March 1995, the Company issued 1,500,000 shares of its common stock to Pride, Inc. (an entity incorporated in the State of Delaware), thereby making the Company a majority owned subsidiary of Pride Inc., in exchange for all of the issued and outstanding shares held by Pride, Inc., of Pride Management Services Plc (PMS), a consolidated group of operating companies located in the United Kingdom which are engaged in the leasing of motor vehicles primarily on contract hire to local authorities and selected corporate customers throughout the United Kingdom. This exchange of stock resulted in PMS becoming a wholly owned subsidiary of the Company. The Company, its subsidiary PMS and PMS's subsidiaries are referred to as the "Company" unless the context otherwise requires.

                 On November 29, 1996, the Company, through a newly formed majority owned subsidiary, AC Automotive Group Inc. and its wholly owned subsidiary AC Car Group Limited (registered in the United Kingdom), completed the acquisition of certain assets of AC Cars Limited and Autokraft Limited. These two companies were engaged in the manufacture and sale of specialty automobiles. The purchase price of approximately $6,067,000 was financed with the proceeds of a private offering of the Company's common stock, and by loans. The acquisition was recorded using the purchase method of accounting.

                 On February 12, 1998, the Board of Directors of AC Automotive Group, Inc. authorized the issuance of 6,130,000 shares of its common stock to Erwood Holdings, Inc., a company affiliated with Alan Lubinsky, the President and Chief Executive Officer and director of the Company and AC Automotive Group, Inc., for aggregate consideration of $6,130. In addition, 441,300 shares were issued to other unrelated parties for aggregate consideration of $443. Following further restructure and the foregoing issuance of shares, the ownership of AC Automotive Group, Inc. by the Company has been reduced to 16%. Due to the change in ownership percentage, the Company does not believe that it still has the ability to exercise significant influence over AC Automotive Group, Inc. Accordingly, consolidation is not considered appropriate. The Company's investment in AC Automotive Group, Inc., is therefore being reported under the cost method of accounting (See also Note 16).

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)



NOTE   1   -      DESCRIPTION OF COMPANY (Continued):


                 The following condensed pro-forma balance sheet assumes this reduction in ownership occurred as of November 30, 1997:


                       Assets:
                            Cash                                                $       76,516
                            Accounts receivable - net                                4,200,035
                            Inventory                                                  132,369
                            Fixed assets - net                                      24,489,646
                            Intangible assets - net                                  9,074,865
                            Investment in affiliate                                  1,800,000
                                                                                 -------------

                                                                                   $39,773,431




                       Liabilities and Shareholder's Equity:
                            Bank line of credit                                   $  5,297,687
                            Accounts payable and accrued expenses                    2,022,057
                            Bank debt                                                  695,782
                            Obligations under hire purchase contracts               18,341,778
                            Loans payable                                            1,738,703
                            Shareholders' equity                                    11,677,424
                                                                                  ------------

                                                                                   $39,773,431

                 The following pro forma statement of operations assumes the reduction in ownership occurred at the beginning of the year ended November 30, 1997:

                            Revenue                                                $16,249,338
                            Expenses                                                17,079,394
                            Net loss                                                  (830,056)
                            Loss per share                                                (.30)

                 The pro-forma financial information is not necessarily indicative of the results that would have occurred had this reduction in ownership occurred as of the dates indicated above nor are they necessarily indicative of future operating results.

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)

NOTE   2   -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                 PMS, the operating group of companies, which is located in the United Kingdom, follows generally accepted accounting principles in the United Kingdom. For purposes of these consolidated financial statements, the Company has converted to the generally accepted accounting principles of the United States.

        (a)      Basis of Consolidation and Presentation:

                 The consolidated financial statements include the accounts of the Company (Pride Automotive Group, Inc.), its' wholly owned subsidiary Pride Management Services Plc and its' wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated.

                 Due to the nature of the majority of the Company's business, contract leasing of motor vehicles (revenue producing assets) which are treated as non-current fixed assets, the balance sheet is reflected on an unclassified basis. Accordingly, current assets and current liabilities are not reflected separately on the face of the balance sheet.

        (b)      Use of Estimates:

                 In preparing financial statements in accordance with generally accepted accounting principles, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

        (c)      Concentration of Credit Risk/Fair Value:

                 Financial instruments that potentially subject the Company to concentrations of credit risk in accordance with SFAS No 105 consist principally of accounts receivable. The Company believes however, that risks associated with accounts receivable are limited due to its large customer base and the fact that it leases vehicles to companies in many industries.

                 The  carrying  amounts  of cash  and  cash  equivalents,  trade
                 receivables,   other   assets,   accounts   payable   and  debt
                 obligations approximate fair value.

        (d)      Inventories:

                 Inventories include vehicles which are no longer being leased to customers and which are temporarily being held for resale at cost less accumulated depreciation, which approximates net realizable value. The inventories of AC Automotive Group, Inc. and its subsidiary consist of finished goods, work in progress and spare parts of specialty automobiles and are stated at the lower of cost, (first-in, first-out method) or market. Market is considered as net realizable value.

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)

NOTE   2   -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

        (d)      Inventories (continued):

                 Inventories consisted of the following:

                                                                                  November 30,     February 28,
                                                                                  1997              1998
                                                                                                     (Unaudited)

                       Cars held for resale                                        $   132,369         $179,268
                       Finished goods                                                   90,784          -
                       Work-in-progress                                                502,500          -
                       Spare parts                                                     522,707          -
                                                                                  ------------   --------
                                                                                    $1,248,360         $179,268

        (e)      Fixed Assets and Depreciation:

                 Fixed assets are stated at cost less depreciation. Depreciation is provided on all assets at rates calculated to write off the cost of each asset over its estimated useful life, as follows:

Building and improvements                  50 years straight-line basis
Revenue producing vehicles                 3-6 years straight-line basis
Furniture and fixtures                     4 years double declining basis
Machinery and equipment                    4 years double declining basis
Aircraft                                   4 years double declining basis

                 Maintenance and repairs are charged to operations and major improvements are capitalized. Upon retirement, sale of other disposal, the associated cost and accumulated depreciation of the asset are eliminated from the accounts and any resulting gain or loss is included in operations.

        (f)      Intangible Assets:

                 Intangible assets consist primarily of goodwill which arose in connection with the acquisition of certain subsidiaries of PMS. Goodwill is being amortized over a period of 10-20 years on a straight-line basis. Accumulated amortization as of November 30, 1997 aggregated $3,622,833. Accumulated amortization as of February 28, 1998 aggregated $3,780,512.

                 The Company periodically reviews the valuation and amortization of goodwill and other intangibles to determine possible impairment by evaluating events and circumstances that might indicate an inability to recover the carrying amount. Such evaluation is based on analysis, including profitability, projections and cash flows that incorporate the impact on existing Company business.

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)

NOTE   2   -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

        (g)      Income Taxes:

                 The Company conducts all of its operating activities in the United Kingdom (UK). As such, they are subject to taxation in the UK based upon that country's tax statutes. Under UK taxation rules, provision is made for taxation deferred as a result of material timing differences between the incidence of income and expenditures for taxation and accounting purposes, using the liability method, only to the extent that there is reasonable probability that a liability or asset will crystallize in the near future. See also Note 12 regarding SFAS No 109 - Accounting for Income Taxes.

        (h)      Foreign Currency Translation:

                 The Company's principal operations are conducted by PMS which reflects its financial statements in British pounds. As a result, most assets and liabilities of the foreign operations are translated into US dollars using current exchange rates in effect at the balance sheet date. Fixed assets and intangible assets are translated at historical exchange rates. Revenue and expense accounts are translated using an average exchange rate during the period except for those expenses related to assets and liabilities which are translated at historical exchange rates. These include depreciation and amortization which are translated at the rates existing at the time the asset was acquired. Any resulting gains or losses due to the translations are reflected as a separate item of shareholders' equity.

        (i)      Income Recognition:

                 Contract hire income of leased vehicles is recognized as operating leases over the period of the contract in accordance with SFAS No 13 - Accounting for Leases and the related amendments and interpretations. Income from the sale of previously leased vehicles is reflected at the time of sale of the vehicle. Fleet management revenues and miscellaneous income are reflected on the accrual basis over the term that the services are provided.

                 The Company leases vehicles with terms generally ranging from two to four years. The following table shows the future minimum lease payments of existing leases to be received, net of related costs as of November 30, 1997 (see also Note 7):

                                November 30, 1998                                               $ 7,504,475
                                November 30, 1999                                                 5,072,831
                                November 30, 2000                                                 2,152,957
                                November 30, 2001                                                   418,979
                                                                                              --------------
                 Total minimum lease payments receivable net of executory costs                 $15,149,242
                                                                                                ===========

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)

NOTE   2   -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

        (j)      Earnings (Loss) Per Share:

                 Earnings per share are computed based upon the weighted average shares and common equivalent shares outstanding. The shares sold during the year ended November 30, 1996 in a private offering (see Note 10), have been treated as outstanding for all periods presented, in accordance with the guidelines of the Securities and Exchange Commission. Common stock equivalents have been excluded from the computation since the results would be anti-dilutive.

                 In February 1997, the Financial Accounting Standards Board issued Statement No. 128 - Earnings Per Share ("SFAS 128"), which changes the method for calculating earnings per share. SFAS 128 requires the presentation of "basic" and "diluted" earnings per share on the face of the income statement. SFAS 128 is effective for financial statements for periods ending after December 15, 1997. The Company will adopt SFAS 128 for the year ending November 30, 1998, and accordingly restate prior periods, as early adoption is not permitted. SFAS 128 is not expected to materially differ from primary or fully diluted earnings per share as previously reported.

        (k)      Cash and Cash Equivalents:

                 For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

        (l)      Stock Based Compensation:

                 SFAS No. 123 "Accounting for Stock Based Compensation", effective December 1996, requires the Company to either record compensation expense or to provide additional disclosures with respect to stock awards and stock option grants made after December 31, 1994. The accompanying Notes to Consolidated Financial Statements include the disclosures required by SFAS No. 123. No compensation expense is recognized pursuant to the Company's stock option plans under SFAS No. 123 which is consistent with prior treatment under APB No. 25.

        (m)      New Accounting Pronouncements:

                 SFAS 130 "Reporting Comprehensive Income" is effective for years beginning after December 15, 1997 and early adoption is permitted. This statement prescribes standards for reporting comprehensive income and its components. The Company will adopt these standards effective for the year ending November 30, 1998.

                 See also Earnings (Loss) Per Share.

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)

NOTE   2   -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

        (n)      Impact of the Year 2000 Issue:

                 The year 2000 issue is the result of computer programs being written using two digits rather than four to designate the applicable year. Accordingly, any of the Company's computer programs that utilize date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000.
                 This could potentially result in a system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in other similar normal business activities.

                 The Company had already planned on upgrading its computer software to increase operational efficiencies and information analysis. In conjunction with this upgrade, the Company will ensure that the new systems properly utilize dates that go beyond December 31, 1999. The cost of this upgrade project, as it relates to the Year 2000 issue, is not expected to have a material effect on the operations of the Company and will be funded through operating cash flows.


NOTE   3   -     ACCOUNTS RECEIVABLE:

                 Accounts receivable consist of the following:
                                                                                  November 30,     February 28,
                                                                                   1997              1998
                                                                                                     (Unaudited)
Trade receivables -  net of allowance for doubtful
                     accounts of $80,486 for 1997 and 1998                         $   639,109     $    667,954
                 Lease maintenance receivables                                         943,261          968,284
                 Value added tax                                                       138,555           23,751
                 Due from related companies                                             83,219           90,263
                 Other debtors                                                         198,221        2,493,125
                                                                                  ------------      -----------
                                                                                    $2,002,365       $4,243,377

                 Included in other debtors at February 28, 1998 is an amount of $2,248,460 owing by AC Automotive Group, Inc. Subsequent to February 28, 1998, AC Automotive Group, Inc. was restructured and the Company was issued 651,000 shares in consideration for the amount owing.

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)

NOTE   4   -     FIXED ASSETS AND DEPRECIATION:

                 Fixed assets consist of the following:

                                                                                  November 30,     February 28,
                                                                                   1997              1998
                                                                                                     (Unaudited)

                 Buildings and improvements                                      $     820,160   $      784,599
                 Revenue producing vehicles                                         27,612,291       29,551,013
                 Furniture, fixtures, plant and equipment                            4,670,067          544,112
                                                                                 -------------   --------------
                                                                                    33,102,518       30,879,724
                 Less: accumulated depreciation (including
                       $4,263,115 and $4,764,963 of accumulated
                       depreciation on revenue producing vehicles,
                       for 1997 and 1998, respectively)                              5,220,168        5,308,877
                                                                                 -------------    -------------
                                                                                   $27,882,350      $25,570,847

                 Depreciation expense for the years ended November 30, 1997 and 1996 aggregated $3,946,635 and $2,295,164, respectively.
                 Depreciation expense for the three months ended February 28, 1998 and 1997 aggregated $1,071,956 and $926,323, respectively.

                 One of the buildings owned by Pride Management was being leased to an unrelated party at an annual rent of approximately $80,000 per annum. In November 1997, the tenant exercised an option to purchase the building for approximately $400,000.


NOTE   5   -     ACCRUED LIABILITIES AND EXPENSES:

                 Accrued liabilities and expenses consist of the following:

                                                                                  November 30,     February 28,
                                                                                    1997             1998
                                                                                                     (Unaudited)

                 Taxes other than income taxes                                        $438,289         $344,903
                 Miscellaneous accrued expenses                                        427,688          379,213
                                                                                     ---------        ---------
                                                                                      $865,977         $724,116

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)

NOTE   6   -     BANK LOANS/LINE OF CREDIT:

(a) As of August 31, 1997, the Company's line of credit with its bank expired. In February 1998, subsequent to the balance sheet date, the Company entered into a new agreement with the bank. This new line of credit of $5,862,500, after deconsolidating the AC Car Group, is payable on demand and is secured by all assets of the Company other than building and revenue-producing vehicles which are already pledged (see Notes 6b and 7). Interest is payable at 7 1/2% in excess of the bank's base rate. The agreement is due for review in November 1998.

        (b) At November 30, 1997, other bank loans consisted of $695,782 ($677,900 at February 28, 1998) payable at a rate of 3% in excess of the bank's base rate. This loan is secured by a freehold property (building) owned by Pride Management and its subsidiaries, and matures in 2017.

                 The scheduled principal payments of this bank debt as of November 30, 1997 are as follows:

                 For the Year Ended November 30,

                       1998                               $  84,058
                       1999                                  84,058
                       2000                                  84,058
                       2001                                  84,058
                       2002                                  84,058
                       Thereafter                           275,492
                                                           --------
                                                           $695,782

NOTE   7   -     HIRE PURCHASE CONTRACTS/EQUIPMENT FINANCING:

                 The Company has funding lines with several financing institutions in the United Kingdom in the aggregate amount of approximately $23,667,500 as of November 30, 1997. These funding lines are utilized to acquire revenue producing vehicles, which vehicles collateralize the outstanding obligations.

                 Assets (revenue producing vehicles) obtained under hire purchase contracts are capitalized as fixed assets and depreciated over their useful lives. The obligations under such agreements, which mature at various dates within five years from inception, are reflected separately on the balance sheet net of finance charges which are charged to the periods to which they apply. At November 30, 1997, obligations under hire purchase contracts are as follows:

                 For the Year Ended November 30,

                       1998                             $ 8,860,849
                       1999                               7,060,375
                       2000                               2,372,636
                       2001                                  47,918
                                                     --------------
                                                        $18,341,778

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)

NOTE   7   -     HIRE PURCHASE CONTRACTS/EQUIPMENT FINANCING (Continued):

                 The annual interest rates on these obligations range from 9% to 11%.

                 As of February 28, 1998, the aggregate funding lines had been decreased to $23,097,000 and obligations under hire purchase funding aggregated $18,441,373.


NOTE   8   -     OTHER LIABILITIES:

                 At November 30, 1997 and February 28, 1998 other liabilities consisted of $52,707 and $222,310, respectively, due to other creditors at interest rates approximating the current market rates and are repayable on a demand basis.


NOTE   9   -     ACQUISITION DEBT PAYABLE:

               Acquisition debt payable (see Note 1) consists of the following:

                                                                                  November 30,     February 28,
                                                                                  1997              1998
                                                                                                     (Unaudited)

                 Unsecured notes payable on demand after May 31, 1998;  interest payable quarterly at 2% above the
                 base rate (i)                                                     $   837,500$         -

                 Unsecured notes payable on demand after May 31,
                 1998; interest payable at 10% per annum (see Note 10)               1,615,000        1,615,000

                 Unsecured notes payable on demand after October 31,
                 1999; interest payable quarterly at 8% per annum (i)                1,675,000          -

                 Other short-term notes payable                                         71,000           71,000
                                                                                 -------------    -------------
                                                                                    $4,198,500       $1,686,000


                 (i) These notes were issued by AC Automotive  Group,  Inc., and are no longer owed by the Company.


NOTE  10  -      COMMON STOCK/RECAPITALIZATION:

                 In December 1995, the Company completed a private placement offering selling 20 units, each unit consisting of 25,000 shares of common stock, at $6,000 per unit for aggregate gross proceeds of $120,000.

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)

NOTE   10 -      COMMON STOCK/RECAPITALIZATION (Continued):

                 In April 1996, the Company successfully completed an initial public offering ("IPO") of its common stock whereby it sold 592,500 shares of common stock at a price of $5.00 per share and 2,300,000 common stock purchase warrants at a price of $.10 per warrant. This offering yielded net proceeds of approximately $2,166,000.

                 The warrants are exercisable at a price of $5.75 per share, subject to adjustment, one year from the date of the offering, for a period of four years. The warrants are redeemable by the Company at any time commencing one year from the date of its prospectus, upon 30 days notice, at a redemption price of $.05 per warrant.

                 In addition, the Company entered into a consulting agreement with one of the Underwriters as a financial consultant for a period of two years at a monthly fee of $2,500 payable in full at the closing of the offering. The Underwriters have also been granted warrants to acquire 95,000 shares of Common Stock and 200,000 warrants at 150% of the public offering prices or $7.50 per share and $.15 per Warrant, respectively.

                 In 1997, the Company completed a private placement of 17 units, each unit consisting of a 10% promissory note in the amount of $95,000 and 10,000 shares of the Company's common stock for an aggregate price of $100,000 per unit. The notes are payable on the earlier of 18 months from the date of issuance or a closing of an underwritten public offering of the Company's (or any of its subsidiaries) securities (see Note 18a). The promissory notes are classified as acquisition debt (see also Note 9).

                 The Company has reflected deferred financing costs based upon the difference between the deemed fair value of the shares and the market value at the time of issuance. These costs will be recognized as additional interest expense over the term of the notes.


NOTE  11  -      STOCK OPTION PLANS:

                 In September 1995, the board of directors adopted the 1995 Senior Management Incentive Plan (the "Management Plan") which was adopted by shareholder consent. The Plan provides for the issuance of up to 300,000 shares of the Company's common stock in connection with the issuance of stock options and other stock purchase rights to executive officers and other key employees.

                 During the year ended November 30, 1996, the Company granted options to purchase 100,000 shares of common stock at an exercise price of $5.50 per share (fair value of $2.60), none of which has been exercised to date. These options are exercisable over a five-year period pursuant to a three-year vesting schedule (331/3% per annum) beginning in August 1996.

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)

NOTE  11  -      STOCK OPTION PLANS (Continued):

                 In May 1997, the Company granted an aggregate of 60,528 options to three employees exercisable at $2.54 per share. These options vest at the rate of 331/3% per annum commencing May 1998.

                 The Company applies APB 25 and related Interpretations in accounting for the Management Plan. Accordingly, no compensation cost has been recognized for the Management Plan. Had compensation cost of the Management Plan been determined using the fair value-based method, as defined in SFAS 123 (see
                 Note 2l), the Company's net earnings (loss) and earnings (loss) per share would have been adjusted to the pro forma amounts indicated below:

                                                                                      1997             1996
                                                                               ---------------     --------
                       Net earnings (loss):
                          As reported                                              $(4,455,400)       $(600,622)
                          Pro forma                                                 (4,745,000)        (906,622)
                       Earnings (loss) per share:
                          As reported                                                    (1.59)            (.25)
                          Pro forma                                                      (1.69)            (.38)

                 The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions for 1997 and 1996; respectively; expected volatility of 1.2% and 1.1%, respectively; risk-free interest rate of 6.5%; and expected lives of 3 to 5 years.

                 The effects of applying SFAS 123 in the above pro forma disclosures are not necessarily indicative of future amounts. Additionally, future amounts are likely to be affected by the number of grants awarded since additional awards are generally expected to be made at varying amounts.


NOTE   12  -     INCOME TAXES:

                 The Company has available operating losses carryforwards for tax purposes aggregating approximately $5,028,000 as of November 30, 1997, which may result in a deferred tax asset. The Company has recognized this asset but has provided a valuation allowance for the full amount since there is no assurance that such losses will be utilized in the near future.

                    The  components of the deferred tax asset,  pursuant to SFAS
               No. 109, are as follows:

                                                                                  November 30,     February 28,
                                                                                   1997             1998
                                                                                                     (Unaudited)

                     Operating loss carryforward                                    $1,709,000         $688,000
                     Valuation allowance                                            (1,709,000)        (688,000)
                                                                                   -----------         ---------
                                                                             $         -         $     -
                                                                             =================   =======


                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)

NOTE   13  -     ECONOMIC DEPENDENCY:

                 For the years ended November 30, 1997 and 1996, the Company had two unaffiliated customers, which accounted for an aggregate of approximately 17% (1996 - 17%) and 7% (1996 - 12%)
                 respectively, of the Company's total revenues.

                 The Company purchases all of the automobiles that it leases to its clients from automotive dealerships, usually several at a time. The Company does not depend on any one dealership for its purchase of automobiles and does not have any written agreements with any of the dealerships it purchases vehicles from. The Company believes that it will continue to be able to purchase automobiles at competitive prices and terms into the future.


NOTE   14  -     PENSION PLAN:

                 PMS and its' subsidiaries have a fully insured defined contribution plan for all of its eligible employees. Contributions to the plan, which are discretionary, for the years ended November 30, 1997 and 1996 amounted to $65,726 and $33,264, respectively. Contributions to the plan for the three month periods ended February 28, 1998 and 1997 amounted to $22,690 and $11,874, respectively.


NOTE   15  -     COMMITMENTS:

        (a)      Leases:

                 In November 1996, the Company entered into a one-year lease agreement for the manufacturing facility being utilized for its new subsidiary at a cost of approximately $54,000 per month, with an option to purchase this facility at a cost of $8,700,000, through August 1997. In August 1997, the Company sold this option to purchase for $673,750 and negotiated a new lease for a smaller portion of this facility at an approximate cost of $31,000 per month.

        (b)      Employment Agreements:

                 In  August  1995,  the  Company   entered  into  an  employment
                 agreement   with  its   President/Chairman   of  the  Board  of
                 Directors. This three-year agreement provides for an annual salary of $160,000 with annual escalations of 10% and also contains certain non-compete restrictions. This employee was also granted 100,000 stock options (see Note 11).

                 In September 1995, the Company entered into an employment agreement with an officer/director for a period of twenty-four months commencing December 1, 1995. This agreement is automatically extendable for a further twenty four-month period subject to review by the Board of Directors. For the year ended November 30, 1997, the annual salary amounted to $71,000

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)



NOTE   15  -     COMMITMENTS (Continued):

        (c)      Rental Income:

                 The Company leased one of its owned facilities to an unaffiliated company for an annual rental of approximately $80,000 per annum. The annual cost of servicing the mortgage and real estate taxes on this building was approximately $70,000. In November 1997, this property was sold for $400,000 (see Note 4).



NOTE   16   -    MINORITY INTEREST IN SUBSIDIARIES:

                 As of November 30, 1997, the Company owned 70% of AC Automotive Group, Inc. ("AC Group") - see Note 1. As of November 30, 1996, the Company reflected a charge of $539,370 to additional paid-in capital in order to properly reflect the minority interest liability at $482,486. For the year ended November 30, 1997, losses applicable to the minority shareholder exceeded its interest, accordingly, such losses were charged against the operations of the Company. See Note 1 - re carrying value of this investment.



NOTE  17  -      BUSINESS SEGMENT INFORMATION:

                 The Company's operations have been classified into two business segments; Contract Hire and Leasing and Automobile Manufacture. The Contract Hire and Leasing is the business of Pride Management Services Plc and its subsidiaries and utilizes the resale of automobiles at the end of the contracts. The Automobile manufacturer is the business of AC Car Group Limited. This segment began operations in December 1996.

                  PRIDE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 1997 AND 1996
                  (Information as of and for the Periods Ended
                    February 28, 1998 and 1997 is Unaudited)

NOTE  17  -      BUSINESS SEGMENT INFORMATION (Continued):

                 Summarized financial information by business segment for the years ended November 30, 1997 and 1996 is as follows:

                                                                                     1997              1996
                                                                              ----------------  -----------

                       Revenue:
                          Pride Management Services Plc                            $16,249,338      $12,884,018
                          AC Car Group Limited                                       1,209,937            -
                                                                                 --------------------------
                                                                                   $17,459,275      $12,884,018
                       Income (Loss) Before Minority Interests:
                          Pride Management Services Plc                          $    (830,056)   $    (654,998)
                          AC Car Group Limited                                      (4,111,664)            -
                                                                                 ------------- -------------
                                                                                  $ (4,941,720)   $    (654,998)
                                                                                  ============    =============
                       Total Assets:
                          Pride Management Services Plc                            $35,686,989      $27,680,689
                          AC Car Group Limited                                       4,613,596        6,008,893
                                                                                 -------------   --------------
                                                                                   $40,300,585      $33,689,582
                       Depreciation and Amortization:
                          Pride Management Services Plc                           $  4,155,846     $  2,929,977
                          AC Car Group Limited                                         422,996             -
                                                                                ----------------------------
                                                                                  $  4,578,842      $ 2,929,977
                                                                                  ============      ===========
                       Capital Expenditures:
                          Pride Management Services Plc                            $15,298,608      $ 8,002,360
                          AC Car Group Limited                                       1,196,116        1,856,364
                                                                                 -------------    -------------
                                                                                   $16,494,724     $  9,858,724
                                                                                   ===========     ============

                 Segment  information  is not  reflected  for the  period  ended
                 February 28, 1998 due to the  ownership  change as described in
                 Note 1.


NOTE  18  -      SUBSEQUENT EVENTS:

                 The Company has filed a Form SB-2 with the Securities and Exchange Commission, registering for the sale of 1,250,000 shares of common stock, which includes 170,000 shares being sold by certain selling shareholders. The estimated net proceeds from this offering, to the Company, is expected to be $3,488,000. The Company intends to use these proceeds to repay existing debt.